Exhibit 10.4

EXECUTION COPY

Published CUSIP Number:  14162FAA9

CREDIT AND GUARANTY AGREEMENT

Dated as of August 17, 2015

among

CARE CAPITAL PROPERTIES, LP,

as Borrower,

CARE CAPITAL PROPERTIES, INC.,

CARE CAPITAL PROPERTIES GP, LLC,

and

CERTAIN SUBSIDIARIES OF

CARE CAPITAL PROPERTIES, LP

FROM TIME TO TIME PARTY HERETO,

as Guarantors,

THE LENDERS PARTY HERETO FROM TIME TO TIME,

BANK OF AMERICA, N.A.,

as Administrative Agent,

JPMORGAN CHASE BANK, N.A.,

BARCLAYS BANK PLC and

CITIZENS BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

CITIBANK, N.A.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

ROYAL BANK OF CANADA and

WELLS FARGO BANK, N.A.,

as Co-Documentation Agents

and

BANK OF AMERICA, N.A.,

JPMORGAN CHASE BANK, N.A.,

BARCLAYS BANK PLC and

CITIZENS BANK, NATIONAL ASSOCIATION,

as Swing Line Lenders and L/C Issuers

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and

J.P. MORGAN SECURITIES LLC,

as Joint Bookrunners

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

J.P. MORGAN SECURITIES LLC,

BARCLAYS BANK PLC and

CITIZENS BANK, NATIONAL ASSOCIATION,

as Joint Lead Arrangers

i

5.04	Binding Effect	90
5.05	Financial Statements; No Material Adverse Effect	90
5.06	Litigation	91
5.07	No Default	91
5.08	Ownership of Property and Valid Leasehold Interests; Liens	92
5.09	Environmental Compliance	92
5.10	Insurance	92
5.11	Taxes	92
5.12	ERISA Compliance	92
5.13	Margin Regulations; Investment Company Act; REIT Status	93
5.14	Disclosure	93
5.15	Compliance with Laws	93
5.16	Sanctions Concerns	94
5.17	Use of Proceeds	94
5.18	Solvency	94
5.19	Subsidiaries; Taxpayer Identification Number	94
5.20	Anti-Money Laundering; Anti-Corruption Laws	94
5.21	Unencumbered Properties	95

Article VI. AFFIRMATIVE COVENANTS		95
6.01	Financial Statements	95
6.02	Certificates; Other Information	96
6.03	Notices	97
6.04	Payment of Taxes	98
6.05	Preservation of Existence, Etc.	98
6.06	Maintenance of Properties	98
6.07	Maintenance of Insurance	98
6.08	Compliance with Laws	99
6.09	Books and Records	99
6.10	Inspection Rights	99
6.11	Use of Proceeds	99
6.12	REIT Status; Stock Exchange Status	99
6.13	Employee Benefits	100
6.14	Additional Guarantors	100
6.15	Environmental Matters	102
6.16	Further Assurances	102
6.17	Anti-Corruption	102

Article VII. NEGATIVE COVENANTS		102
7.01	Liens	102
7.02	Investments	103
7.03	Indebtedness	104
7.04	Fundamental Changes	104
7.05	Dispositions	105
7.06	Restricted Payments	105
7.07	Change in Nature of Business	105
7.08	Transactions with Affiliates	105
7.09	Sanctions; Anti-Money Laundering; Anti-Corruption	105
7.10	Financial Covenants	106
7.11	Burdensome Agreements	107
7.12	Use of Proceeds	107
7.13	Amendments of Organization Documents	107

7.14	Accounting Changes	108
7.15	Compliance with Environmental Laws	108

Article VIII. EVENTS OF DEFAULT AND REMEDIES		108
8.01	Events of Default	108
8.02	Remedies Upon Event of Default	110
8.03	Application of Funds	111

Article IX. ADMINISTRATIVE AGENT		112
9.01	Appointment and Authority	112
9.02	Rights as a Lender	112
9.03	Exculpatory Provisions	113
9.04	Reliance by Administrative Agent	113
9.05	Delegation of Duties	114
9.06	Resignation of Administrative Agent	114
9.07	Non-Reliance on Administrative Agent and Other Lenders	115
9.08	No Other Duties, Etc.	115
9.09	Administrative Agent May File Proofs of Claim	116
9.10	Collateral and Guaranty Matters	116

Article X. MISCELLANEOUS		117
10.01	Amendments, Etc.	117
10.02	Notices; Effectiveness; Electronic Communication	120
10.03	No Waiver; Cumulative Remedies	122
10.04	Expenses; Indemnity; Damage Waiver	122
10.05	Payments Set Aside	124
10.06	Successors and Assigns	125
10.07	Treatment of Certain Information; Confidentiality	131
10.08	Right of Setoff	132
10.09	Interest Rate Limitation	132
10.10	Counterparts; Integration; Effectiveness	132
10.11	Survival of Representations and Warranties	133
10.12	Severability	133
10.13	Replacement of Lenders	133
10.14	Governing Law; Jurisdiction; Etc.	134
10.15	Waiver of Jury Trial	135
10.16	No Advisory or Fiduciary Responsibility	135
10.17	USA Patriot Act Notice	135
10.18	Delivery of Signature Page	136
10.19	Judgment Currency	136
10.20	Electronic Execution of Assignments and Certain Other Documents	136
10.21	ENTIRE AGREEMENT	137

Article XI. GUARANTY		137
11.01	The Guaranty	137
11.02	Obligations Unconditional	137
11.03	Reinstatement	138
11.04	Certain Waivers	139
11.05	Remedies	139
11.06	Guaranty of Payment; Continuing Guaranty	139
11.07	Contribution	139
11.08	Investment Grade Release	140
11.09	Keepwell	141

SCHEDULES

1.01(a)	Acquired Properties
1.01(b)	Excluded Subsidiaries
2.01	Commitments and Applicable Percentages
5.19	Subsidiaries; Taxpayer Identification Numbers
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

A	Form of Committed Loan Notice
B	Form of Swing Line Loan Notice
C	Form of Negotiated Rate Loan Notice
D-1	Form of Revolving Note
D-2	Form of Term A-1 Note
D-3	Form of Term A-2 Note
E	Form of Compliance Certificate
F	Form of Assignment and Assumption
G	Form of Joinder Agreement
H	Forms of U.S. Tax Compliance Certificates
I	Form of Notice of Term A-1 Prepayment and Conversion

CREDIT AND GUARANTY AGREEMENT

This CREDIT AND GUARANTY AGREEMENT, dated as of August 17, 2015 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among, CARE CAPITAL PROPERTIES, LP, a Delaware limited partnership (the “Borrower”), CARE CAPITAL PROPERTIES, INC., a Delaware corporation (the “Parent”), CARE CAPITAL PROPERTIES GP, LLC, a Delaware limited liability company (“Care GP”), and certain subsidiaries of the Borrower from time to time party hereto as guarantors, the lending institutions party hereto from time to time (each, a “Lender” and collectively, the “Lenders”), BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent, and BANK OF AMERICA, JPMORGAN CHASE BANK, N.A. (“JPMorgan”), BARCLAYS BANK PLC (“Barclays”) and CITIZENS BANK, NATIONAL ASSOCIATION (“Citizens”), as Swing Line Lenders and L/C Issuers.

WHEREAS, the Borrower has requested that the Lenders provide revolving credit and term loan facilities pursuant to the terms of this Agreement, and the Lenders are willing to do so on the terms and conditions set forth herein; and

WHEREAS, to provide assurance for the repayment of the Obligations hereunder, the Borrower will, among other things, provide or cause to be provided to the Administrative Agent, for the benefit of the holders of the Obligations so guaranteed, a guaranty of the Obligations by Parent, Care GP and the other Guarantors pursuant to Article XI hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01                        Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  For the avoidance of doubt, prior to the effectiveness of the Spin-Off, Ventas, Inc. and its Subsidiaries (other than the Parent and its Subsidiaries) shall not be Affiliates of the Parent and its Subsidiaries.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Agents” means the Administrative Agent, the Arrangers, the Syndication Agents, the Swing Line Lenders and the L/C Issuers.

“Aggregate Revolving Commitments” means the Revolving Commitments of all Revolving Lenders (inclusive of the Alternative Currency Commitments), which as of the Closing Date are $600,000,000 and which may be increased pursuant to Section 2.16 or Section 2.19 or decreased pursuant to Section 2.07.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Agreement Currency” has the meaning specified in Section 10.19.

“Alternative Currency” means each of Euro, Sterling, Canadian Dollars, Swiss Franc and each other currency (other than Dollars) that is approved in accordance with Section 1.06.

“Alternative Currency Commitment” means, as to each Lender, its obligation to make Committed Revolving Loans to the Borrower pursuant to Section 2.01(a)(ii), in Dollars and Alternative Currencies, in an aggregate principal amount at any one time outstanding the Dollar Equivalent of which does not exceed the Dollar amount set forth opposite such Lender’s name in the column entitled “Alternative Currency Commitment” on Schedule 2.01 or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Revolving Commitments and $250,000,000.  The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Alternative Currency Tranche Lender” means a Lender with an Alternative Currency Commitment or an outstanding Alternative Currency Tranche Loan.

“Alternative Currency Tranche Loan” has the meaning specified in Section 2.01(a)(ii).

“Applicable Fee Rate” means, with respect to any day, the per annum fee rate set forth opposite the Revolver Usage for such day in the following pricing grid:

Revolver Usage	Applicable Fee Rate
> 50%	0.25%
< 50%	0.30%

For purposes hereof, “Revolver Usage” means, with respect to any day, the ratio (expressed as a percentage) of (a) the sum of (i) the Outstanding Amount of Committed Revolving Loans on such day and (ii) the Outstanding Amount of L/C Obligations on such day to (b) the Aggregate Revolving Commitments in effect on such day.  For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Revolving Credit Facility for purposes of determining “Revolver Usage”.

“Applicable Percentage” means (a) with respect to Revolving Loans (other than Negotiated Rate Loans), L/C Obligations and Swing Line Loans, for each Revolving Lender at any time, subject to adjustment as provided in Section 2.18, (i) a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of such Revolving Lender’s Revolving Commitment and the denominator of which is the amount of the Aggregate Revolving Commitments at such time, (ii) with respect to matters relating to Alternative Currency Commitments and Alternative Currency Tranche Loans only, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of such Revolving Lender’s Alternative Currency Commitment and the denominator of which is the aggregate amount of all Lenders’ Alternative Currency Commitments at such time and (iii) with respect to matters relating to Dollar Tranche Commitments (including L/C Obligations and Swing Line Loans) and Dollar Tranche Loans only, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of such Revolving Lender’s Dollar Tranche Commitment and the denominator of which is the aggregate amount of all Lenders’ Dollar Tranche Commitments at such time; provided that, if the Revolving Commitment of each Revolving Lender has been terminated in full or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Revolving Lender shall be determined based on the Applicable Percentage of such Revolving Lender in effect immediately prior to such termination or expiration, giving effect to any subsequent assignments; (b) with respect to Negotiated Rate Loans, for each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the Outstanding Amount of such Negotiated Rate Loan held by such Lender at such time and the denominator of which is the aggregate Outstanding Amount of such Negotiated Rate Loan at such time; (c) with respect to the Term A-1 Facility, with respect to any Term A-1 Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A-1 Facility represented by (i) on or prior to the Closing Date, such Term A-1 Lender’s Term A-1 Commitment at such time and (ii) thereafter, the principal amount of such Term A-1 Lender’s Term A-1 Loans at such time; and (d) with respect to the Term A-2 Facility, with respect to any Term A-2 Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A-2 Facility represented by (i) on or prior to the Closing Date, such Term A-2 Lender’s Term A-2 Commitment at such time and (ii) thereafter, the principal amount of such Term A-2 Lender’s Term A-2 Loans at such time.  The initial Applicable Percentages of each Lender are set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means (a) at any time prior to the Investment Grade Pricing Effective Date, the Leverage-Based Applicable Rate in effect at such time and (b) at any time on and after the Investment Grade Pricing Effective Date, the Ratings-Based Applicable Rate in effect at such time.

“Applicable Swing Line Percentage” means with respect to Swing Line Loans, for each Swing Line Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the Outstanding Amount of the Swing Line Loans held by such Swing Line Lender at such time and the denominator of which is the Outstanding Amount of all Swing Line Loans at such time.

“Applicable Time” means, with respect to any borrowings and payments in any currency other than Dollars, the local time in the place of settlement for such currency as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means (x) Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, each in its capacity as a joint bookrunner and (y) Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Barclays and Citizens, each in its capacity as a joint lead arranger.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited combined consolidated balance sheets of Care Capital Properties, Inc.’s Predecessors as of December 31, 2014 and 2013 and the related combined consolidated statements of income, equity, and cash flows for each of the years in the three-year period ended December 31, 2014, in each case as set forth in the Form 10.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Business Day preceding the Revolving Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.07, and (c) the date of termination of the commitment of each Revolving Lender to make Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” has the meaning specified in the introductory paragraph hereto.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, as codified at 11 U.S.C. § 101 et seq., and the rules and regulations promulgated thereunder, or any successor provision thereto.

“Bankruptcy Plan” has the meaning specified in Section 10.06(g)(iv).

“Barclays” has the meaning specified in the introductory paragraph hereto.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus ½ of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurocurrency Rate (as defined in clause (b) of the definition thereof) plus 1%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Committed Revolving Loan” means a Committed Revolving Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.  All Base Rate Loans shall be denominated in Dollars.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Committed Borrowing, a Term A-1 Borrowing, a Term A-2 Borrowing, a Swing Line Borrowing or a Negotiated Rate Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York or where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a)                                 if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Banking Day;

(b)                                 if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

(c)                                  if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d)                                 if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Dollar” and “CAD” mean the lawful currency of Canada.

“Capitalization Rate” means 10.0% for all Government Reimbursed Properties and 7.5% for all Non-Government Reimbursed Properties.

“Care GP” has the meaning specified in the introductory paragraph hereto.

“Cash Collateral” has the meaning specified in the definition of “Cash Collateralize.”

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers or the Swing Line Lenders (as applicable) and the Revolving Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Revolving Lenders to fund participations in respect thereof (as the context may require), cash or deposit account balances or, if the L/C Issuers or the Swing Line Lenders benefitting from such collateral shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the L/C Issuers or the Swing Line Lenders (as applicable).  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Change in Law” means the occurrence, after the date of this Agreement, and with respect to any Person in particular, after the date such Person becomes a party to this Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or a United States Governmental Authority, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) and the Borrower shall not have repaid all of the outstanding Obligations in full in cash, Cash Collateralized all outstanding Letters of Credit in an amount equal to one hundred percent (100%) of the then current L/C Obligations and terminated the Revolving Commitments within forty-five (45) days after such Person or Affiliated Group shall have acquired such percentage of such equity securities; or

(b)                                 Care GP ceases to be the sole general partner of the Borrower; or

(c)                                  the Parent ceases to own directly one hundred percent (100%) of the Equity Interests of Care GP or ceases to own, directly or indirectly, seventy-five percent (75%) or more of the equity interests in the Borrower; or

(d)                                 during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Citizens” has the meaning specified in the introductory paragraph hereto.

“Class” when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Committed Revolving Loans, Swing Line Loans, Negotiated Rate Loans, Term A-1 Loans or Term A-2 Loans.

“Closing Date” means the first date on which all conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Revolving Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Dollar Tranche Lenders or each of the Alternative Currency Tranche Lenders, as the case may be, pursuant to Section 2.01.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a Term Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurocurrency Rate Loans, in each case provided to the Administrative Agent pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Committed Revolving Loan” means a Dollar Tranche Loan and/or an Alternative Currency Tranche Loan, as the context may require, and includes Committed Revolving Loans pursuant to Section 2.03.

“Commitments” means, collectively, the Revolving Commitments, Term A-1 Commitments and Term A-2 Commitments.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Competitor” means Ventas, Inc., Sabra Health Care REIT , Inc., Omega Healthcare Investors, Inc. and any other healthcare REIT or similar Person in the healthcare industry, and any Affiliate of any of the foregoing.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E or another form reasonably satisfactory to the Administrative Agent.

“Connection Income Taxes” has the meaning specified in the definition of “Excluded Taxes.”

“Consolidated Adjusted Net Worth” means, as of any day for the Consolidated Group, the sum of (a) total shareholders’ equity or net worth plus (b) accumulated depreciation and accumulated amortization, in each case, determined on a consolidated basis in accordance with GAAP minus (c) assets that are considered to be intangible assets under GAAP, excluding lease intangibles; but excluding, in any event, for purposes hereof, unrealized gains and losses on Swap Contracts reported on a consolidated balance sheet as accumulated other comprehensive income or loss.

“Consolidated EBITDA” means, for any period for the Consolidated Group, the sum of Consolidated Net Income plus, without duplication, to the extent deducted in computing Consolidated Net Income, (a) amortization and depreciation expense, (b) other non-cash charges, (c) Consolidated Interest Expense, (d) provision for taxes, and (e) minority interest expense attributable to non-wholly owned Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP; but excluding, in any event, (i) extraordinary gains and losses and related tax effects thereon, (ii) non-cash impairment charges, (iii) non-cash stock or option based compensation, (iv) other non-cash gains and losses and related tax effects thereon, and (v) merger-related expenses and deal costs, including transition and integration expenses related to consummated transactions and costs related to acquisitions and investments not permitted to be capitalized pursuant to GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, on the last day of any fiscal quarter, the ratio of (a) Consolidated EBITDA for the four (4) consecutive fiscal quarters ending on such date to (b) Consolidated Fixed Charges for the four (4) consecutive fiscal quarters ending on such date.

“Consolidated Fixed Charges” means, for any period for the Consolidated Group, the sum of, without duplication, (a) Consolidated Interest Expense, plus (b) scheduled principal payments on Consolidated Total Indebtedness (excluding any balloon or final payment) during the applicable period, plus (c) cash dividends and distributions on preferred stock of the Parent, if any, in each case determined on a consolidated basis in accordance with GAAP; but excluding, in any event, (i) gains and losses from unwinding or break-funding of Swap Contracts, (ii) write-offs of unamortized deferred financing fees, (iii) prepayment fees, premiums and penalties, and (iv) other unusual or non-recurring items as are reasonably acceptable to the Administrative Agent and the Required Lenders.

“Consolidated Group” means the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period for the Consolidated Group, interest expense determined in accordance with GAAP, but including, in any event, the interest component under capital leases and the implied interest component under securitization transactions and excluding, in any event, amortization of deferred financing fees, amortization of debt discounts and swap breakage costs.

“Consolidated Net Income” means, for any period for the Consolidated Group, net income or loss determined on a consolidated basis in accordance with GAAP; but excluding, in any event, (a) the income or loss of any Person that is not a Consolidated Party in which any Consolidated Party has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to Consolidated Parties by such Person during such period, (b) the income or loss of any Person accrued prior to the date that it became a Consolidated Party or that such Person’s assets were acquired by a Consolidated Party (except as otherwise required in connection with Section 1.03), and (c)

any net after tax gains or losses attributable to sales of non-current assets out of the ordinary course of business and write-downs of non-current assets in anticipation of losses to the extent they have decreased net income.

“Consolidated Party” means a member of the Consolidated Group.

“Consolidated Secured Debt” means the aggregate principal amount of Consolidated Total Indebtedness that is Secured Debt.

“Consolidated Secured Debt Leverage Ratio” means, on the last day of any fiscal quarter, the ratio of (a) Consolidated Secured Debt outstanding on such date to (b) Consolidated Total Asset Value as of such date.  Notwithstanding anything to the contrary contained herein, for the purposes of this ratio, (i) Consolidated Secured Debt on any date shall be adjusted by deducting therefrom an amount equal to the lesser of (x) the aggregate amount of Consolidated Secured Debt outstanding on such date that by its terms is scheduled to mature on or before the date that is twenty-four (24) months following such date and (y) the aggregate amount of all unrestricted cash and cash equivalents on such date and escrow and other deposits (excluding unrestricted cash and cash equivalents and escrow and other deposits deducted from the calculation of Consolidated Unsecured Debt to determine the Consolidated Unencumbered Debt Yield as of the last day of such fiscal quarter) to the extent available for the repayment of Consolidated Secured Debt of the type described in clause (x) and (ii) Consolidated Total Asset Value shall be adjusted by deducting therefrom the amount by which Consolidated Secured Debt is adjusted under clause (i).

“Consolidated Total Asset Value” means, with respect to the Consolidated Group at any time, the sum (without duplication) of the following: (a) an amount equal to (i) NOI derived from each Property for the fiscal quarter most recently ended on or prior to such date of determination (for Properties owned or ground leased for all of the four (4) fiscal quarter period then ended (it being understood and agreed that all Properties owned or leased as of the Closing Date (other than the Properties set forth on Schedule 1.01(a)) shall be subject to this clause (a))), multiplied by four, divided by (ii) the Capitalization Rate for each such Property, (b) the acquisition price paid for each Property acquired during the four (4) fiscal quarter period most recently ended (it being understood and agreed that all Properties identified on Schedule 1.01(a) shall be subject to this clause (b) as of the Closing Date), (c) the aggregate amount of unrestricted cash and cash equivalents as of the end of the fiscal quarter most recently ended on or prior to such date of determination, (d) the undepreciated GAAP book value of the Consolidated Group’s interest in real property assets that are under construction or development (other than Properties under renovation) but not yet substantially complete such that occupancy is not viable, (e) the GAAP book value of the Consolidated Group’s interest in unimproved land holdings, (f) the GAAP book value of the Consolidated Group’s interest in all mortgages, mezzanine loans and notes receivable, and (g) the Consolidated Parties’ pro rata share of the foregoing items and components attributable to interests in Unconsolidated Affiliates.

“Consolidated Total Indebtedness” means, as of any day for the Consolidated Group, the sum (without duplication) of (i) the Indebtedness of the Consolidated Group and (ii) the Consolidated Parties’ pro rata share of Indebtedness of Unconsolidated Affiliates attributable to the Consolidated Parties’ interests in Unconsolidated Affiliates; provided that Consolidated Total Indebtedness shall not include security deposits, accounts payable, accrued liabilities and prepaid rents, any intracompany debt, or dividends and distributions declared but not payable, each as defined in accordance with GAAP.

“Consolidated Total Leverage Ratio” means the ratio (expressed as a percentage) of Consolidated Total Indebtedness to Consolidated Total Asset Value.

“Consolidated Unencumbered Debt Yield” means, as of any date of determination, the ratio of (a) Unencumbered NOI for the then most recently completed period of four (4) consecutive fiscal quarters plus interest income from unencumbered Qualified Mortgage Loan Receivables (provided, however, the aggregate amount of Qualified Mortgage Loan Receivables attributable to second mortgages or second deeds of trust shall not exceed $150,000,000) for the then most recently completed period of four (4) consecutive fiscal quarters to (b) the Consolidated Unsecured Debt as of the last day of the then most recently completed fiscal quarter.  Notwithstanding anything to the contrary contained herein, for the purposes of this ratio, Consolidated Unsecured Debt on any date shall be adjusted by deducting therefrom an amount equal to the lesser of (x) the aggregate amount of Consolidated Unsecured Debt outstanding on such date that by its terms is scheduled to mature on or before the date that is twenty-four (24) months following such date and (y) the aggregate amount of all unrestricted cash and cash equivalents (excluding unrestricted cash and cash equivalents and escrow and other deposits deducted from the calculation of Consolidated Secured Debt to determine the Consolidated Secured Debt Leverage Ratio as of the last day of such fiscal quarter) to the extent available for the repayment of Consolidated Unsecured Debt of the type described in clause (x).

“Consolidated Unsecured Debt” means, at any time, the portion of Consolidated Total Indebtedness that is not Consolidated Secured Debt.

“Consolidated Unsecured Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Unencumbered NOI for the four consecutive fiscal quarters most recently ended to (b) Consolidated Unsecured Interest Expense for the four consecutive fiscal quarters most recently ended (calculated as of the last day of each of the first four fiscal quarters ending after the Closing Date on an annualized basis reasonably acceptable to the Administrative Agent for the four quarter period then ended).

“Consolidated Unsecured Interest Expense” means, for any period, the portion of Consolidated Interest Expense for such period attributable to Consolidated Unsecured Debt.

“Consolidated Unsecured Leverage Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of Consolidated Unsecured Debt to Unencumbered Total Asset Value.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Party” means, collectively, (a) the Borrower, (b) the Parent, (c) Care GP, (d) at all times prior to the Investment Grade Release, each Subsidiary Guarantor and (e) upon and at all times following the Investment Grade Release, each Direct Owner of an Unencumbered Property and each Indirect Owner of a Direct Owner of an Unencumbered Property.

“Customary Recourse Carveouts” means, with respect to any Non-Recourse Indebtedness, exclusions from the exculpation provisions with respect to such Non-Recourse Indebtedness for fraud, misrepresentation, misapplication of funds, waste, environmental claims, voluntary bankruptcy, collusive involuntary bankruptcy, prohibited transfers, violations of single purpose entity covenants and other circumstances customarily excluded from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of commercial real estate.

“Debt Rating” and “Debt Ratings” have the meanings specified in the definition of “Ratings-Based Applicable Rate.”

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of (i) its Loans or (ii) participations in respect of L/C Obligations or Swing Line Loans, in each case within two (2) Business Days of the date required to be funded by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more condition precedents to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower, the Administrative Agent, any L/C Issuer or any Swing Line Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such notice or public statement states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such notice or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) upon delivery of written notice of such determination to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lenders.

“deemed year” has the meaning specified in Section 2.09(d).

“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory is the subject of any Sanction.

“Direct Owner” has the meaning specified in the definition of “Unencumbered Property Criteria.”

“Disbursement Request” has the meaning specified in the Escrow Agreement.

“Disposition” or “Dispose” means the sale, transfer or assignment (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, in any case other than sales or other dispositions of assets in the ordinary course of business.

“Disqualified Institution” has the meaning specified in the definition of “Eligible Assignee.”

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any other currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such currency.

“Dollar Tranche Commitment” means, as to each Lender, its obligation to (a) make Dollar Tranche Loans to the Borrower pursuant to Section 2.01(a)(i), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding the Dollar Equivalent of which does not exceed the Dollar amount set forth opposite such Lender’s name in the columns entitled “Dollar Tranche Commitment” on Schedule 2.01 or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be increased by such Lender pursuant to Section 2.16 or otherwise adjusted from time to time in accordance with this Agreement.

“Dollar Tranche Lender” means a Lender with a Dollar Tranche Commitment or an outstanding Dollar Tranche Loan.

“Dollar Tranche Loan” has the meaning specified in Section 2.01(a)(i).

“Domestic Subsidiary” means a Subsidiary that is organized under the laws of any state within the United States (other than any Subsidiary of any other Subsidiary that is organized under the laws of any jurisdiction other than a state within the United States).

“DQ List” has the meaning specified in Section 10.06(g)(v).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v), (vi) and (vii) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include

(a) any prospective assignee or successor administrative agent (other than a Lender or an Affiliate of a Lender) which (1) is or has been an adverse party in litigation or other legal proceedings with, or has threatened, litigation or other legal proceedings against, any Credit Party or (2) is a REIT investing primarily in healthcare and/or seniors housing properties, (b) an Affiliate of any of the foregoing entities listed in clause (a) hereof, (c) any Competitor, (d) any tenant under a lease in which any Consolidated Party is the landlord, (e) any manager of a property owned or leased by a Consolidated Party or (f) any other Person designated by the Borrower as a “Disqualified Institution” by written notice to the Administrative Agent (for distribution to the Lenders (including by posting such notice to the Platform)) (any such Person under any of the foregoing clauses (a) through (f) being a “Disqualified Institution”); provided further that “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time.

“Eligible Ground Lease” means a ground lease as to which no payment default or other material default or event of default has occurred or with the passage of time or the giving of notice would occur and containing the following terms and conditions: (a) a remaining term (inclusive of any unexercised extension options) of thirty (30) years or more from the date the Property is included as an Unencumbered Property; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosure, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including the ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Credit Parties or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person and all of the warrants or options for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person (but excluding any debt security that is convertible into or exchangeable for capital stock).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Parent within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and

(o) of the Code for purposes of provisions relating to Section 412 of the Code).  For the avoidance of doubt, prior to the effectiveness of the Spin-Off, Ventas, Inc. and its Subsidiaries (other than the Parent and its Subsidiaries) shall not be ERISA Affiliates of the Parent and its Subsidiaries.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Parent or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of an amendment to a Pension Plan or Multiemployer Plan as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which is reasonably expected to result, under Section 4042 of ERISA, in the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent or any ERISA Affiliate in excess of $50,000,000.

“Escrow Agent” has the meaning specified in the definition of “Escrow Agreement.”

“Escrow Agreement” means that certain Escrow Agreement, dated as of August 17, 2015, among Bank of America, N.A. in its capacity as Escrow Agent thereunder (the “Escrow Agent”), Ventas, Inc., the Parent, the Borrower and the Administrative Agent.

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Rate” means:

(a)                                 with respect to any Credit Extension (other than a Base Rate Loan) for any Interest Period:

(i) denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of the applicable Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(ii) denominated in Canadian dollars, the rate per annum equal to the Canadian Dealer Offered Rate, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to the applicable Interest Period; and

(iii) denominated in any other non-LIBOR Quoted Currency, the rate per annum as reasonably designated by the Administrative Agent with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders; and

(b)                                 for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of the Eurocurrency Rate.  Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency.  All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Subsidiary” means any Domestic Subsidiary that:

(a)                                 is not the Direct Owner of an Unencumbered Property, or an Indirect Owner of the Direct Owner of an Unencumbered Property, and

(b)                                 is either (i) an Immaterial Subsidiary, (ii) a non-wholly owned Subsidiary set forth on Schedule 1.01(b) or (iii) a borrower or guarantor of Secured Debt owed to a non-affiliate, or a direct or indirect parent of such borrower or guarantor (other than the Borrower), and the terms of such Secured Debt prohibit such Domestic Subsidiary from becoming a Guarantor.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Obligation under any Swap Contract if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant under a Loan Document by such Guarantor of a security interest to secure, such Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 11.09 and any and all guarantees of such Guarantor’s Obligations under any Swap Contract by other Credit Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a security interest, becomes effective with respect to such Obligation.  If an Obligation under any Swap Contract arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply to only the portion of such Obligation that is attributable to Swap Contracts for which such Guaranty or security interest becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Credit Parties hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), (i) by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or (ii) as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document) (such taxes described in this subsection (ii) hereinafter referred to as “Connection Income Taxes”), (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which a Credit Party is located, (c) any backup withholding tax that is required to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any U.S. withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Credit Parties with respect to such withholding tax pursuant to Section 3.01(a), and (e) any withholding Taxes imposed under FATCA.

“Existing Revolving Maturity Date” has the meaning specified in Section 2.15(a).

“Extended Letter of Credit” means any Letter of Credit with an expiration date occurring up to one year beyond the Letter of Credit Expiration Date pursuant to the terms of Section 2.03(a)(ii)(B).

“Facility” means the Term A-1 Facility, the Term A-2 Facility or the Revolving Credit Facility, as the context may require.

“Facility Fee” has the meaning specified in Section 2.10(a).

“Facility Fee Rate” means, from time to time, the rate per annum set forth in the following table, with reference to the Pricing Levels set forth in the definition of “Ratings-Based Applicable Rate”:

Pricing Level	Facility Fee
1	0.125%
2	0.150%
3	0.200%
4	0.250%
5	0.300%

“Facility Lease” means a lease or sublease (including any master lease) with respect to any Property owned or ground leased by any of the Consolidated Parties as lessor, to a third party Tenant, which is a triple-net lease such that such Tenant is required to pay all taxes, utilities, insurance (including casualty insurance), maintenance and other customary expenses with respect to the subject Property (whether in the form of reimbursements, additional rent or otherwise) in addition to the base rental payments required thereunder such that net operating income to the applicable Consolidated Party for such Property (before non-cash items) equals the base rent paid thereunder.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any legislation implementing an intergovernmental approach thereto.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means, collectively, the fee letters entered into from time to time among the Borrower and one or more of the Agents and/or their Affiliates in respect of the Facilities.

“Fitch” means Fitch Ratings, Inc. and any successor thereto.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower to which such Lender has made any Loan or L/C Advance hereunder is a resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Form 10” means the Registration Statement on Form 10 filed by the Parent, as amended as of July 30, 2015.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuers, an amount equal to such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations, less the amount of such L/C Obligations as to which such Defaulting Lender has funded its participation obligation or as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lenders, an amount equal to such Defaulting Lender’s Applicable Percentage of Swing Line Loans, less the amount of such Swing Line Loans as to which such Defaulting Lender has funded its participation obligation or as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or

such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Government Reimbursed Properties” means Healthcare Facilities in respect of which 51% or more of revenues are generated from reimbursements under Medicare, Medicaid and other government programs for payment of services rendered by healthcare providers (i.e. skilled nursing facilities, hospitals, etc.).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any payment obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in Section 11.01.

“Guarantors” means, collectively, the Parent, Care GP and each Subsidiary Guarantor.

“Guaranty” means the guaranty of the Obligations by the Guarantors pursuant to Article XI hereof.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Healthcare Facility” means any skilled nursing facilities, hospitals, long term acute care facilities, inpatient rehabilitation facility, medical office buildings, assisted living facilities, independent living facilities or memory care or other personal care facilities and ancillary businesses that are supplemental or incidental to the foregoing.

“Honor Date” has the meaning set forth in Section 2.03(b)(v).

“Immaterial Subsidiary” means each Subsidiary (i) which, as of the later of the date of the financial statements referenced in Section 5.05(b) or the most recent fiscal quarter of the Parent for which financial statements have been delivered pursuant to Section 6.01, contributed less than $15,000,000 of Consolidated EBITDA for the period of four consecutive fiscal quarters then ended, which calculations shall be made on a Pro Forma Basis giving effect to any transactions permitted under Section 7.04 or 7.05 with respect to such Subsidiary, or (ii) which contributed less than $75,000,000 of Consolidated Total Asset Value as of such date, giving pro forma effect to any subsequent transactions permitted under Section 7.04 or 7.05 with respect to such Subsidiary as if such transactions occurred on the last day of such fiscal quarter.

“Increase Effective Date” has the meaning set forth in Section 2.16(d).

“Incremental Facilities” has the meaning set forth in Section 2.16(a).

“Incremental Revolving Increase” has the meaning set forth in Section 2.16(a).

“Incremental Term A-1 Increase” has the meaning set forth in Section 2.16(a).

“Incremental Term A-2 Increase” has the meaning set forth in Section 2.16(a).

“Incremental Term Loan Facility” has the meaning set forth in Section 2.16(a).

“Indebtedness” means (without duplication), at any time and with respect to any Person, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                                 all obligations of such Person for borrowed money, whether secured or unsecured, and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments including, without limitation, recourse and non-recourse mortgage debt;

(b)                                 all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)                                  aggregate net obligations of such Person under Swap Contracts;

(d)                                 all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)                                  indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, to the extent of the value of the property encumbered by such Lien;

(f)                                   capital leases and Synthetic Lease Obligations;

(g)                                  all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person at any time prior to the date that is six months after the latest Maturity Date hereunder (other than obligations that can solely be satisfied by delivery of Equity Interests of such Person), valued, in the case of a redeemable preferred interest, at the liquidation preference thereof, and

(h)                                 all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, (i) the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date (which shall be a positive number if such amount would be owed by a Consolidated Party and a negative number if such amount would be owed to a Consolidated Party) and the net obligations under Swap Contracts shall not be less than zero and (ii) the amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Any liability will be excluded so long as it is (1) secured by a letter of credit issued for the benefit of a Credit Party or other Consolidated Party in form and substance and from a financial institution reasonably acceptable to the Administrative Agent, but only to the extent no Credit Party or other Consolidated Party has liability therefor, (2) any obligation (including obligations under so called “sandwich leases”) against which a third party indemnified any Credit Party or other Consolidated Party, or guarantees all loss suffered by any Credit Party or other Consolidated Party on account thereof, to the extent the indemnitor or guarantor has the financial wherewithal to satisfy its obligation, or (3) is otherwise acceptable as a “Covered Liability” in the reasonable discretion of the Administrative Agent and the Required Lenders.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Indirect Owner” has the meaning specified in the definition of “Unencumbered Property Criteria.”

“Initial Conversion Amount” has the meaning specified in Section 2.19(a)(i).

“Initial Conversion Date” has the meaning specified in Section 2.19(a)(i).

“Initial Revolving Maturity Date” has the meaning set forth in the definition of Revolving Maturity Date.

“Initial Term A-1 Conversion” has the meaning specified in Section 2.19(a)(i).

“Intangible Assets” means assets of a Person and its Subsidiaries that are classified as intangible assets under GAAP, but excluding interests in real estate that are classified as intangible assets in accordance with GAAP.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan or a Negotiated Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each calendar quarter and the applicable Maturity Date.

“Interest Period” means, (x) as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months or, solely with respect to a Eurocurrency Rate Loan denominated in Dollars, one week thereafter (in each case, subject to availability), as selected by the Borrower in the applicable Committed Loan Notice, or such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders providing such Eurocurrency Rate Loan and (y) as to each Negotiated Rate Loan, the period commencing on the date such Negotiated Rate Loan is disbursed and ending on the date not more than one hundred eighty (180) days thereafter as selected by the Borrower in the applicable Negotiated Rate Loan Notice; provided that:

(i)                                     any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)                                  any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)                               with respect to any Interest Period of one month or greater, the Borrower may specify in the applicable Committed Loan Notice an alternative date as the last day of such Interest Period, which date shall be a Business Day not more than three (3) Business Days prior to or following the date that such Interest Period would otherwise end pursuant to the preceding clauses (i) and (ii) (but in no event shall such alternative date be a date in a later calendar month); and

(iv)                              no Interest Period shall, with respect to any Loan, extend beyond the applicable Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Pricing Effective Date” means the first Business Day following the date on which (a) the Investment Grade Ratings Criteria have been satisfied and (b) the Borrower has delivered to the Administrative Agent a certificate signed by a Responsible Officer (i) certifying that the Investment Grade Ratings Criteria have been satisfied (which certification shall also set forth the Debt Rating(s) as in effect, if any, from each of S&P and Moody’s as of such date) and (ii) notifying the Administrative Agent that the Borrower has irrevocably elected to have the Ratings-Based Applicable Rate apply to the pricing of the Facilities.

“Investment Grade Ratings Criteria” means receipt by the Parent or the Borrower of a Debt Rating of BBB- or better from S&P or Baa3 or better from Moody’s.

“Investment Grade Release” has the meaning specified in Section 11.08.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to any such Letter of Credit.

“JPMorgan” has the meaning specified in the introductory paragraph hereto.

“Judgment Currency” has the meaning specified in Section 10.19.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Dollar Tranche Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.  All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.  All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Draw Notice” has the meaning specified in Section 2.03(b)(v).

“L/C Issuers” means, collectively, (i) Bank of America, (ii) JPMorgan, (iii) Barclays and (iv) Citizens, in each case in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Reimbursement Date” has the meaning specified in Section 2.03(b)(v).

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lenders. The term “Lender” may also be used to refer to a Revolving Lender, a Term A-1 Lender or a Term A-2 Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any standby letter of credit issued hereunder.  Letters of Credit shall be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application, agreement or request, as applicable, for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means the date that is the fifth (5th) day prior to the Revolving Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(g).

“Letter of Credit Sublimit” means $50,000,000; provided that the L/C Obligations with respect to Letters of Credit issued by any L/C Issuer shall not exceed 25% of the Letter of Credit Sublimit at any time, unless (a) such L/C Issuer, in its sole discretion, agrees to issue Letters of Credit in excess thereof and (b) after giving effect to any such Letter of Credit, the aggregate face amount of all outstanding Letters of Credit does not exceed $50,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Leverage-Based Applicable Rate” means, for Revolving Loans, Term Loans and Letters of Credit, from time to time, the applicable percentages per annum set forth in the following table based upon the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

		Revolving Loans		Term Loans
Pricing Level	Consolidated Total Leverage Ratio	Applicable Rate for Eurocurrency Rate Loans and Letter of Credit Fees	Applicable Rate for Base Rate Loans	Applicable Rate for Eurocurrency Rate Loans	Applicable Rate for Base Rate Loans
1	< 40%	1.700%	0.700%	1.600%	0.600%

2	≥40% but < 45%	1.800%	0.800%	1.700%	0.700%

3	≥45% but < 50%	1.900%	0.900%	1.800%	0.800%

4	≥50% but < 55%	2.000%	1.000%	1.900%	0.900%

5	≥55%	2.250%	1.250%	2.150%	1.150%

Any increase or decrease in the Leverage-Based Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section and such failure continues for ten (10) Business Days, then Pricing Level 5 shall apply as of the eleventh (11th) Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.  The Leverage-Based Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a) for the fiscal quarter ending September 30, 2015 shall be determined based upon the Consolidated Total Leverage Ratio as set forth in the Pro Forma Closing Date Compliance Certificate.

Notwithstanding anything to the contrary contained in this definition, the determination of the Leverage-Based Applicable Rate for any period shall be subject to the provisions of Section 2.11(b).

“LIBOR Quoted Currency” means Dollars, Euro, Sterling and Swiss Franc, in each case as long as there is a published LIBOR rate with respect thereto.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Revolving Loan, a Term A-1 Loan, a Term A-2 Loan, a Swing Line Loan or a Negotiated Rate Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17 and the Fee Letters.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Adverse Effect” means any event or condition that (a) results in a material adverse change in, or has a material adverse effect on, the business, assets, properties, operations or financial condition of the Parent and its Subsidiaries, taken as a whole, (b) materially impairs the ability of the Credit Parties, taken as a whole, to perform their payment and other material obligations under the Loan Documents, taken as a whole, or (c) has a material adverse effect upon the legality, validity, binding effect or enforceability against the Credit Parties, taken as a whole, of any payment or other material provision of any Loan Document; provided, however, that any event or condition will be deemed to have a “Material Adverse Effect” if such event or condition when taken together with all other events and conditions occurring or in existence at such time (including all other events and conditions which, but for the fact that a representation, warranty or covenant is subject to a “Material Adverse Effect” exception, would cause such representation or warranty contained herein to be untrue or such covenant to be breached) would result in a “Material Adverse Effect”, even though, individually, such event or condition would not do so.  It is understood and agreed that the occurrence of the Spin-Off shall not constitute a Material Adverse Effect.

“Material Group” has the meaning specified in the definition of “Material Subsidiary.”

“Material Recourse Indebtedness” means any Indebtedness of a Credit Party and/or any Subsidiary (other than Indebtedness hereunder and Indebtedness under Swap Contracts) that (a) does not constitute Non-Recourse Indebtedness, and (b) individually or in the aggregate, has a principal amount (including, without duplication, undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount.

“Material Non-Recourse Indebtedness” means any Indebtedness of a Credit Party and/or any Subsidiary that (a) constitutes Non-Recourse Indebtedness, and (b) individually or in the aggregate, has a principal amount (including, without duplication, undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount.

“Material Subsidiary” means each Subsidiary that is not an Immaterial Subsidiary as of the later of the date of the financial statements referenced in Section 5.05(b) or the most recent fiscal quarter of the Parent for which financial statements have been delivered pursuant to Section 6.01.  A group of Subsidiaries (a “Material Group”) each of which is not otherwise a Material Subsidiary (defined in the foregoing sentence) shall constitute a Material Subsidiary if the group taken as a single entity would not constitute an Immaterial Subsidiary.

“Maturity Date” means, as applicable, the Revolving Maturity Date, the Term A-1 Maturity Date and/or the Term A-2 Maturity Date.

“Maximum Rate” has the meaning specified in Section 10.09.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Loan Receivable” means any loan or other note receivable owned by or held by any of the Consolidated Parties, in each case, secured by a mortgage or deed of trust on Property.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Negative Pledge” means any agreement (other than this Agreement and any other Loan Document) that in whole or in part prohibits the creation of any Lien on, or any transfer of, any assets of a Person; provided, however, that an agreement that establishes a maximum ratio of unsecured debt to unencumbered assets, or of secured debt to total assets, or that otherwise conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a “Negative Pledge” for purposes of this Agreement.

“Negotiated Rate Borrowing” means one or more Negotiated Rate Loans made to the Borrower by one or more of the Revolving Lenders and of which the Administrative Agent is given notice by a Negotiated Rate Loan Notice.

“Negotiated Rate Funding Date” has the meaning specified in Section 2.05(b).

“Negotiated Rate Loan” has the meaning specified in Section 2.05(a).

“Negotiated Rate Loan Notice” means a notice of a Negotiated Rate Loan made pursuant to Section 2.05, which shall be substantially in the form of Exhibit C, or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Negotiated Rate Sublimit” means an amount equal to fifty percent (50%) of the Aggregate Revolving Commitments, which shall be available for negotiated rate advances.  The Negotiated Rate Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“New Lender Joinder Agreement” has the meaning specified in Section 2.16(c).

“New Subsidiary” has the meaning specified in Section 6.14(a).

“New Subsidiary Guarantor” has the meaning specified in Section 6.14(b).

“NOI” means, with respect to any Property for the applicable period, (a) rental payments and other revenues received in cash by the applicable Consolidated Party (whether in the nature of base rent, minimum rent, percentage rent, additional rent, proceeds of rent loss or business interruption insurance or otherwise, but exclusive of (x) security deposits, earnest money deposits, advance rentals, reserves for capital expenditures, impounds, escrows, charges, expenses or items required to be paid or reimbursed by the Tenant thereunder, except, with respect to any of the foregoing in this clause (x), to the extent applied in satisfaction of any tenant’s obligations for rent, and (y) proceeds from a sale of such Property) pursuant to the Facility Leases applicable to such Property, minus (b) all expenses paid by a Consolidated Party and not reimbursed by a Person that is not a Consolidated Party (excluding interest but including an appropriate accrual for property taxes and insurance net of cash reserves therefor held by a Consolidated Party) related to the ownership, operation or maintenance of such Property, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses, depreciation and income taxes of the Parent and its Subsidiaries and any property management fees).

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Non-Government Reimbursed Properties” means Healthcare Facilities that are not Government Reimbursed Properties (e.g., assisted living facilities, independent living facilities, memory care facilities, medical office buildings, etc.).

“Non-Recourse Indebtedness” means, with respect to any Person, (a) any Indebtedness of such Person in which the holder of such Indebtedness may not look to such Person for repayment, other than to the extent of any security therefor or pursuant to Customary Recourse Carveouts, (b) if such Person is a single asset entity, any Indebtedness of such Person (other than Indebtedness described in the immediately following clause (c)), or (c) if such Person is a single asset holding company, any Indebtedness of such single asset holding company resulting from a guarantee of, or lien securing, Indebtedness of a single asset entity that is a subsidiary of such single asset holding company, so long as, in each case, either (i) the holder of such Indebtedness has no recourse to such single asset holding company for repayment, other than to the Equity Interests held by such single asset holding company in such single asset entity or pursuant to Customary Recourse Carveouts or (ii) such single asset holding company has no assets other than Equity Interests in such single asset entity and cash or cash equivalents and other assets of nominal value incidental to the ownership of such single asset entity.

“Notes” means, collectively, the Revolving Notes, Term A-1 Notes and Term A-2 Notes, and “Note” means any of them individually.

“Notice of Term A-1 Prepayment and Conversion” has the meaning specified in Section 2.19(b).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of the Credit Parties arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including (i) interest and fees that accrue after the commencement by or against the Credit Parties or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (ii) obligations of the Credit Parties under any Swap Contract to which a Lender or any Affiliate of a Lender is a party and (iii) obligations of the Credit Parties under any Treasury Management Agreement with a Treasury Management Lender; provided, however, that the “Obligations” of a Credit Party shall exclude any Excluded Swap Obligations with respect to such Credit Party.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document except any such Taxes imposed with respect to an assignment and that are imposed as a result of a present or former connection between the assignor and the jurisdiction imposing such tax and otherwise unrelated to the Loans or any such taxes imposed in respect of an assignment made pursuant to Section 3.06(a).

“Outstanding Amount” means (a) with respect to Committed Revolving Loans, Swing Line Loans and Negotiated Rate Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Revolving Loans, Swing Line Loans and Negotiated Rate Loans, as the case may be, occurring on such date; (b) with respect to any L/C Obligations on any date, the Dollar Equivalent of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by or on behalf of the Borrower of Unreimbursed Amounts or any refinancings thereof; (c) with respect to the Term A-1 Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof; and (d) with respect to the Term A-2 Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable L/C Issuer, or the applicable Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in a currency other than Dollars, the rate of interest per annum at which overnight deposits in the applicable currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Parent” has the meaning specified in the introductory paragraph hereto.

“Pari Passu Obligations” means Unsecured Debt (exclusive of the Obligations) of the Borrower or any Guarantor owing to a Person that is not the Borrower or an Affiliate thereof.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Participating Member State” means each state so described in any EMU Legislation.

“Patriot Act” has the meaning specified in Section 10.17.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Parent or any ERISA Affiliate or to which the Parent or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Businesses” means owning, managing, developing, acquiring and leasing, and providing valuation services in respect of, Healthcare Facilities in the United States and Specified Jurisdictions, and activities and Investments substantially related, ancillary or incidental to the foregoing.

“Permitted Pari Passu Provisions” means provisions that are contained in documentation evidencing or governing Pari Passu Obligations which provisions are the result of (a) limitations on the ability of the Borrower or a Subsidiary to make Restricted Payments or transfer property which limitations are not, taken as a whole, materially more restrictive than those contained in this Agreement, (b) limitations on the creation of any Lien on any assets of a Person that are not, taken as a whole, materially more restrictive than those contained in this Agreement or any other Loan Document, (c) any requirement that Pari Passu Obligations be secured on an “equal and ratable” (or otherwise equivalent) basis to the extent that the Obligations are secured or (d) provisions establishing a maximum ratio of unsecured debt to unencumbered assets, or of secured debt to total assets, or that otherwise condition a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Parent or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Pro Forma Basis” means, for purposes of determining Consolidated EBITDA, Consolidated Fixed Charges, Consolidated Interest Expense, Consolidated Net Income and any financial covenant hereunder, that the subject transaction shall be deemed to have occurred as of the first day of the period of four (4) consecutive fiscal quarters ending as of the end of the most recent fiscal quarter for which annual or quarterly financial statements shall have been delivered in accordance with the provisions of this Agreement.  Further, for purposes of making calculations on a “Pro Forma Basis” hereunder, (a) in the case of a Disposition, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Disposition shall be excluded to the extent relating to any period prior to the date of the subject transaction, and (ii) Indebtedness paid or retired in connection with the subject transaction shall be deemed to have been paid and retired as of the first day of the applicable period; (b) in the case of an acquisition, development or redevelopment, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such acquisition, development or redevelopment shall be included to the extent relating to any period prior to the date of the subject transaction, and (ii) Indebtedness incurred in connection with the subject transaction shall be deemed to have been incurred as of the first day of the applicable period (and interest expense shall be imputed for the applicable period utilizing the actual interest rates thereunder or, if actual rates are not ascertainable, assuming prevailing interest rates hereunder) and (c) in the case of the issuance or exercise of Equity Interests, Indebtedness paid or retired in connection therewith shall be deemed to have been paid and retired as of the first day of the applicable period.

“Pro Forma Closing Date Compliance Certificate” has the meaning specified in Section 4.01(a)(vii).

“Property” as to any Person means all of the right, title and interest of such Person in and to land, improvements and fixtures.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified ECP Guarantor” means, at any time, each Credit Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Mortgage Loan Receivable” means any Mortgage Loan Receivable that is secured by a first or second mortgage or a first or second deed of trust on Property so long as the mortgagor or grantor with respect to such Mortgage Loan Receivable is not delinquent sixty (60) days or more in interest or principal payments due thereunder.

“Rate Determination Date” means two (2) Business Days prior to the commencement of the applicable Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent); provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent.

“Ratings-Based Applicable Rate” means, for Revolving Loans, Term Loans and Letters of Credit, from time to time, the applicable percentages per annum set forth in the following table based upon the Debt Ratings as set forth below:

		Revolving Loans		Term Loans
Pricing Level	Debt Ratings	Applicable Rate for Eurocurrency Rate Loans and Letter of Credit Fees	Applicable Rate for Base Rate Loans	Applicable Rate for Eurocurrency Rate Loans	Applicable Rate for Base Rate Loans
1	≥A- / A3 / A-	0.925%	0.000%	1.000%	0.000%

2	BBB+ / Baa1 / BBB+	1.000%	0.000%	1.100%	0.100%

3	BBB / Baa2 / BBB	1.100%	0.100%	1.250%	0.250%

4	BBB- / Baa3 / BBB-	1.300%	0.300%	1.500%	0.500%

5	< BBB- / Baa3 / BBB- (or unrated)	1.700%	0.700%	1.950%	0.950%

For purposes hereof, “Debt Rating” means, as of any date of determination, the rating as determined by any of S&P, Moody’s and/or Fitch (Fitch, S&P and Moody’s, referred to collectively as the “Rating Agencies”) (collectively, the “Debt Ratings”) of the Parent’s and/or the Borrower’s non-credit enhanced, senior unsecured long-term debt.  If at any time when the Parent and/or the Borrower has only two (2) Debt Ratings, such Debt Ratings are not equivalent, then: (A) if the difference between such Debt Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Ratings-Based Applicable Rate shall be determined based on the higher of the Debt Ratings, and (B) if the difference between such Debt Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the Ratings-Based Applicable Rate shall be determined based on the Debt Rating that is one higher than the lower of the applicable Debt Ratings.  If at any time when the Parent and/or the Borrower has three (3) Debt Ratings, such Debt Ratings are not equivalent, then (A) if the difference between the highest and the lowest of such Debt Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Ratings-Based Applicable Rate shall be determined based on the highest of the Debt Ratings, and (B) if the difference between such Debt Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the Ratings-Based Applicable Rate shall be determined based on the average of the two (2) highest Debt Ratings, provided that if such average is not a recognized rating category, then the Ratings-Based Applicable Rate shall be determined based on the second highest Debt Rating of the three Rating Agencies.  If at any time the Parent and the Borrower has only one Debt Rating or no Debt Ratings, then the Ratings-Based Applicable Rate shall be determined based on Pricing Level 5.

Initially, the Ratings-Based Applicable Rate shall be determined based upon the Debt Rating(s) specified in the certificate delivered pursuant to clause (ii) of the definition of “Investment Grade Pricing Effective Date”.  Thereafter, each change in the Ratings-Based Applicable Rate resulting from a publicly announced change in a Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

“Register” has the meaning specified in Section 10.06(c).

“REIT” means a real estate investment trust as defined in Sections 856-860 of the Code.

“REIT Election Effective Date” means the date upon which the election by the Parent to qualify as a REIT is effective.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Committed Borrowing, a Term A-1 Borrowing, a Term A-2 Borrowing or a conversion or continuation of Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, (c) with respect to a Swing Line Loan, a Swing Line Loan Notice and (d) with respect to a Negotiated Rate Loan, a Negotiated Rate Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Lender for purposes of this definition) and (b) aggregate unused Revolving Commitments; provided that the unused Revolving Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, (a) Revolving Lenders having more than fifty percent (50%) of the Aggregate Revolving Commitments or (b) if the commitment of each Revolving Lender to make Revolving Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Revolving Lenders holding in the aggregate more than fifty percent (50%) of the Total Revolving Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Lender for purposes of this definition); provided that any Revolving Commitment of, and the portion of the Total Revolving Outstandings (including risk participations in Letters of Credit and Swing Line Loans) held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Revolving Lenders.

“Required Term A-1 Lenders” means, as of any date of determination, Term A-1 Lenders holding more than 50% of the Outstanding Amount of the Term A-1 Facility on such date; provided that the portion of the Term A-1 Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A-1 Lenders.

“Required Term A-2 Lenders” means, as of any date of determination, Term A-2 Lenders holding more than 50% of the Outstanding Amount of the Term A-2 Facility on such date; provided that the portion of the Term A-2 Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A-2 Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, any executive vice president, any senior vice president, and the treasurer of any Credit Party or any entity authorized to act on behalf of a Credit Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Credit Party or entity authorized to act on behalf of a Credit Party and, solely for purposes of notices given pursuant to

Article II, any other officer or employee of the applicable Credit Party or entity authorized to act on behalf of such Credit Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Credit Party or entity authorized to act on behalf of such Credit Party designated in or pursuant to an agreement between the applicable Credit Party or entity authorized to act on behalf of such Credit Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.  Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Parent or the Borrower or, solely for the purposes of Section 7.11, any Subsidiary thereof, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the stockholders, partners or members (or the equivalent Person thereof) of the Parent or the Borrower, in each case, except for a dividend or distribution payable or other payment made solely in (i) shares of that class of Equity Interests, (ii) shares in any other class of Equity Interests with terms that are not materially more favorable, taken as a whole and in the good faith determination of the Borrower, than the Equity Interests with respect to which such dividend, distribution or other payment was made, (iii) shares of any class of common Equity Interests or (iv) any of the foregoing Equity Interests of any direct or indirect parent of such Person or in rights to subscribe for the purchase of such Equity Interests.

“Revaluation Date” means (a) with respect to any Revolving Loan, each of the following:  (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; (b) with respect to any Negotiated Rate Loan denominated in a currency other than Dollars, each of the following:  (i) each date of a Borrowing of a Negotiated Rate Loan denominated in a currency other than Dollars, (ii) each date of a continuation of a Negotiated Rate Loan denominated in a currency other than Dollars, and (iii) such additional dates as the Administrative Agent shall determine or the applicable Revolving Lenders shall require; and (c) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following:  (i) each date of issuance of such Letter of Credit, (ii) each date of an amendment of such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable L/C Issuer under such Letter of Credit and (iv) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Lenders shall require.

“Revolving Commitment” means, as to each Lender, its obligation to (a) make Committed Revolving Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding the Dollar Equivalent of which does not exceed the sum of the Dollar amounts set forth opposite such Lender’s name in the columns entitled “Dollar Tranche Commitment” and “Alternative Currency Commitment” on Schedule 2.01 or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Facility” means, at any time, the Aggregate Revolving Commitments (inclusive of the Alternative Currency Commitments) at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or an outstanding Committed Revolving Loan or an outstanding Negotiated Rate Loan and, as the context requires, includes the L/C Issuers and the Swing Line Lenders.

“Revolving Loan” means any extension of credit by a Revolving Lender to the Borrower under the Revolving Credit Facility.

“Revolving Maturity Date” means August 17, 2019 (the “Initial Revolving Maturity Date”), subject to extension in accordance with Section 2.15.

“Revolving Note” means a promissory note made by the Borrower in favor of a Revolving Lender evidencing Committed Revolving Loans made by such Lender, substantially in the form of Exhibit D-1.

“S&P” means Standard & Poor’s Ratings Services, a business of Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in any other currency, same day or other funds as may be determined by the Administrative Agent or an L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant currency.

“Sanction(s)” means, with respect to any Person, any economic sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority, in each case to the extent applicable to such Person.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Debt” means, as to any Person, Indebtedness of such Person that is secured by a Lien on assets owned or leased by such Person; provided, that in no event shall the Obligations constitute “Secured Debt” as a result of any security interest granted to the Administrative Agent, any L/C Issuer or any Swing Line Lender, solely in any Cash Collateral or any account or other property, including proceeds thereof, established for the purpose of securing obligations in respect of Letters of Credit, Swing Line Loans, exchange rate fluctuations or otherwise to the extent required pursuant to Section 2.17.

“Significant Acquisition” means, the Parent’s acquisition, directly or through the Borrower or any other Subsidiary, pursuant to one transaction or a series of related transactions occurring contemporaneously, of one or more entities or property portfolios with total assets of at least $200,000,000.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Jurisdictions” means Canada, the United Kingdom, Germany, France, Switzerland and such other countries as proposed by the Borrower and approved by the Required Lenders.

“Specified Loan Party” has the meaning specified in Section 11.09.

“Specified Transfer” means the conveyance or transfer of proceeds from the initial Credit Extension by the Parent to Ventas, Inc. and/or its consolidated subsidiaries (other than the Parent or its consolidated subsidiaries), whether by way of an escrow or otherwise, and as further described in the Form 10.

“Spin-Off” means the distribution by Ventas, Inc. to its stockholders of all of the outstanding shares of common stock of the Parent (a wholly-owned subsidiary of Ventas, Inc.) owned by Ventas, Inc., that, following such distribution, is expected to hold directly or indirectly substantially all of Ventas, Inc.’s Healthcare Facilities and related businesses existing as of the Closing Date.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the applicable L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided, further that the applicable L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsequent Conversion Amount” has the meaning specified in Section 2.19(a)(ii).

“Subsequent Conversion Date” has the meaning specified in Section 2.19(a)(ii).

“Subsequent Term A-1 Conversion” has the meaning specified in Section 2.19(a)(ii).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity the accounts of which are consolidated with the accounts of such Person in the Person’s consolidated financial statements prepared in accordance with GAAP.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means, (a) at all times prior to the Investment Grade Release, each existing and future direct and indirect Domestic Subsidiary that is not at such time an Excluded Subsidiary and (b) upon and at all times following the Investment Grade Release, each Domestic Subsidiary (if any) that is not at such time an Excluded Subsidiary and is a borrower or guarantor of, or otherwise has a payment obligation in respect of, any Unsecured Debt, unless, in each case under clauses (a) and (b), released in accordance with the terms of this Agreement or otherwise with the consent of the Administrative Agent and Required Lenders.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any Master Agreement, and

(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lenders” means, collectively, (i) Bank of America, (ii) JPMorgan, (iii) Barclays and (iv) Citizens, in each case in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Aggregate Revolving Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Swiss Franc” means the lawful currency of Switzerland.

“Syndication Agents” means JPMorgan, Barclays and Citizens, each in its capacity as a Co-Syndication Agent.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) any similar off-balance sheet financing product that is considered borrowed money indebtedness for tax purposes but classified as an operating lease under GAAP.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant” means any Person who is a lessee with respect to any lease held by a Consolidated Party as lessor or as an assignee of the lessor thereunder.

“Term A-1 Borrowing” means a borrowing consisting of simultaneous Term A-1 Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term A-1 Lenders pursuant to Section 2.01(b)(i).

“Term A-1 Commitment” means, as to each Lender, its obligation to make Term A-1 Loans to the Borrower pursuant to Section 2.01(b)(i) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term A-1 Commitment” or opposite such caption in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term A-1 Conversions” has the meaning specified in Section 2.19(a)(ii).

“Term A-1 Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term A-1 Commitments at such time and (b) thereafter, the aggregate principal amount of the Term A-1 Loans of all Term A-1 Lenders outstanding at such time. The Term A-1 Facility on the Closing Date is USD $600,000,000.

“Term A-1 Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term A-1 Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term A-1 Loans at such time.

“Term A-1 Loan” means an advance made by any Term A-1 Lender under the Term A-1 Facility.

“Term A-1 Maturity Date” means August 17, 2017.

“Term A-1 Note” means a promissory note made by the Borrower in favor of a Term A-1 Lender evidencing Term A-1 Loans made by such Term A-1 Lender, substantially in the form of Exhibit D-2.

“Term A-2 Borrowing” means a borrowing consisting of simultaneous Term A-2 Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term A-2 Lenders pursuant to Section 2.01(c)(i).

“Term A-2 Commitment” means, as to each Lender, its obligation to make Term A-2 Loans to the Borrower pursuant to Section 2.01(c)(i) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term A-2 Commitment” or opposite such caption in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term A-2 Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term A-2 Commitments at such time and (b) thereafter, the aggregate principal amount of the Term A-2 Loans of all Term A-2 Lenders outstanding at such time. The Term A-2 Facility on the Closing Date is USD $800,000,000.

“Term A-2 Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term A-2 Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term A-2 Loans at such time.

“Term A-2 Loan” means an advance made by any Term A-2 Lender under the Term A-2 Facility.

“Term A-2 Maturity Date” means August 17, 2020.

“Term A-2 Note” means a promissory note made by the Borrower in favor of a Term A-2 Lender, evidencing Term A-2 Loans made by such Term A-2 Lender, substantially in the form of Exhibit D-3.

“Term Borrowing” means either a Term A-1 Borrowing or a Term A-2 Borrowing.

“Term Commitment” means either a Term A-1 Commitment or a Term A-2 Commitment.

“Term Facilities” means the Term A-1 Facility and the Term A-2 Facility.

“Term Lender” means a Term A-1 Lender or a Term A-2 Lender.

“Term Loan” means a Term A-1 Loan or a Term A-2 Loan.

“Threshold Amount” means (a) with respect to Material Recourse Indebtedness, $50,000,000, (b) with respect to Material Non-Recourse Indebtedness, $100,000,000, (c) with respect to the Swap Termination Value owed by a Credit Party or any Subsidiary, $50,000,000.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Committed Revolving Loans, all Swing Line Loans, all L/C Obligations and all Negotiated Rate Loans.

“Tranche” means, with respect to a Committed Revolving Loan, its character as a Dollar Tranche Loan or an Alternative Currency Tranche Loan.

“Tranche Required Lenders” means, as of any date of determination, with respect to matters relating to Alternative Currency Commitments and Alternative Currency Tranche Loans only or Dollar Tranche Commitments (including the purchase of participations in L/C Obligations and Swing Line Loans) and Dollar Tranche Loans only, (a) Revolving Lenders having more than fifty percent (50%) of the aggregate amount of all Alternative Currency Commitments or all Dollar Tranche Commitments, as the case may be, at such time or (b) if the commitment of each Revolving Lender to make Revolving Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Revolving Lenders holding in the aggregate more than fifty percent (50%) of the Total Revolving Outstandings of such Tranche (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Lender for purposes of this definition); provided that any Alternative Currency Commitment or Dollar Tranche Commitment, as applicable, of, and the portion of the Total Revolving Outstandings (including risk participations in Letters of Credit and Swing Line Loans) held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Tranche Required Lenders.

“Treasury Management Agreement” means any treasury, depository or cash management arrangements, services or products, including, without limitation, overdraft services and automated clearinghouse transfers of funds.

“Treasury Management Lender” means any Person that, at the time it enters into a Treasury Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Treasury Management Agreement.

“Type” means, with respect to a Committed Revolving Loan, Term A-1 Loan or Term A-2 Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“Unconsolidated Affiliate” means any Person (a) in which any Consolidated Party, directly or indirectly, holds an Equity Interest, which investment is accounted for in the consolidated financial statements of the Consolidated Group on an equity basis of accounting and (b) whose financial results are not consolidated with the financial results of the Consolidated Group under GAAP.

“Undertaking Agreement” means that certain agreement, dated as of August 17, 2015, among Ventas, Inc., the Parent, the Borrower and the Administrative Agent.

“Unencumbered NOI” means, for any period, NOI from all Unencumbered Properties for such period.

“Unencumbered Property” means, at any time any Property that satisfies all of the Unencumbered Property Criteria at such time.

“Unencumbered Property Criteria” means, with respect to any Property, the following criteria:

(a)                                 The Property is a Healthcare Facility located in the United States or a Specified Jurisdiction.

(b)                                 The Property is wholly-owned in fee simple directly by, or is ground leased pursuant to an Eligible Ground Lease directly by, a wholly-owned direct or indirect Subsidiary (such Subsidiary that directly owns or ground leases such Property being referred to herein as the “Direct Owner”).

(c)                                  Each Subsidiary that owns an Equity Interest in the Direct Owner of such Property (whether directly or through ownership of Equity Interests in other Subsidiaries) (each an “Indirect Owner”), is a wholly-owned direct or indirect Subsidiary.

(d)                                 (i) Prior to the Investment Grade Release, each Domestic Subsidiary that is the Direct Owner of such Property or an Indirect Owner of such Direct Owner is a Guarantor and (ii) following the Investment Grade Release, each Domestic Subsidiary that is the Direct Owner of such Property or an Indirect Owner of such Direct Owner and is a borrower or guarantor of, or otherwise has a payment obligation in respect of, any Unsecured Debt is a Guarantor.

(e)                                  If the Property is located in the United States, the Direct Owner of such Property and each Indirect Owner of such Direct Owner is a Domestic Subsidiary.

(f)                                   The Equity Interests of the Direct Owner of such Property and each Indirect Owner of such Direct Owner (or the right to any income therefrom) are not subject to any Lien or Negative Pledge (other than as expressly permitted under Section 7.01).

(g)                                  The Property (or the right to any income therefrom) is not subject to any ground lease (other than an Eligible Ground Lease), Lien or Negative Pledge (other than as expressly permitted under Section 7.01).

(h)                                 The Property does not have any title, survey, environmental, structural, architectural or other defects that would interfere in any material respect with the profitable operation of such Property as a Healthcare Facility and is not subject to any condemnation or similar proceeding.

(i)                                     Neither the Direct Owner of such Property nor any Indirect Owner of such Direct Owner is subject to any proceedings under any Debtor Relief Law.

(j)                                    Neither the Direct Owner of such Property nor any Indirect Owner of such Direct Owner is a borrower or guarantor of, or otherwise obligated in respect of, any Indebtedness for borrowed money (other than (x) Indebtedness under the Facilities and (y) other Unsecured Debt so long as such Direct Owner and/or Indirect Owner is also a Guarantor and (z) in the case of an Indirect Owner, unsecured guarantees of Non-Recourse Indebtedness of a subsidiary thereof for which recourse to such Indirect Owner is contractually limited to liability for Customary Recourse Carveouts).

(k)                                 The Property is leased to a Tenant that is not an Affiliate of the Parent, and such Tenant is not delinquent sixty (60) days or more in rent payments.

(l)                                     The Property either is occupied or is available to be occupied.

(m)                             The operator with respect to such Property is not an affiliate of the Parent and has all necessary material qualifications from any applicable Governmental Authority to the extent required pursuant to the applicable Facility Lease with respect to such Property.

“Unencumbered Total Asset Value” means, with respect to the Consolidated Group at any time, the sum (without duplication) of the following: (a) an amount equal to (i) Unencumbered NOI for the fiscal quarter most recently ended on or prior to such date of determination (for Unencumbered Properties owned or ground leased for all of the four (4) fiscal quarter period then ended (it being understood and agreed that all Properties identified as being so owned or leased as of the Closing Date (other than the Properties set forth on Schedule 1.01(a)) shall be subject to this clause (a))), multiplied by four, divided by (ii) the Capitalization Rate for each such Property, (b) the acquisition price paid for each Unencumbered Property acquired during the four (4) fiscal quarter period then most recently ended (it being understood and agreed that all Properties identified on Schedule 1.01(a) shall be subject to this clause (b) as of the Closing Date), (c) the aggregate amount of all unrestricted cash and cash equivalents as of the end of the fiscal quarter most recently ended on or prior to such date of determination (excluding any such unrestricted cash and cash equivalents and escrow and other deposits deducted from the calculation of Consolidated Secured Debt to determine the Consolidated Secured Debt Leverage Ratio as of the last day of such fiscal quarter) and (d) the book value of unencumbered Qualified Mortgage Loan Receivables; provided, that (i) not more than 20% of Unencumbered Total Asset Value at any time may be in respect of Unencumbered Properties located in Specified Jurisdictions, with any excess over the foregoing limit being excluded from Unencumbered Total Asset Value, (ii) not more than fifteen percent (15%) of Unencumbered Total Asset Value at any time may be in respect of Unencumbered Properties that are subject to Eligible Ground Leases (rather than wholly-owned in fee simple), with any excess over the foregoing limit being excluded from Unencumbered Total Asset Value and (iii) when calculating Unencumbered Total Asset Value, the aggregate amount of Qualified Mortgage Loan Receivables attributable to second mortgages or second deeds of trust added pursuant to clause (d) of this definition shall not exceed $250,000,000.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(b)(v).

“Unsecured Debt” means, as to any Person, Indebtedness of such Person that is not Secured Debt.

“Unused Fee” has the meaning specified in Section 2.10(a).

1.02                        Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                                  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03                        Accounting Terms.

(a)                                 Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Consolidated Group shall be deemed to be carried in accordance with GAAP, excluding the effects of FASB ASC 825 on financial liabilities.

(b)                                 Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)                                  Pro Forma Basis.  Determinations of the calculation of and compliance with the Consolidated Fixed Charge Coverage Ratio, Consolidated Unsecured Interest Coverage Ratio and Consolidated Unencumbered Debt Yield financial covenants hereunder shall be made on a Pro Forma Basis.

1.04                        Rounding.

Any financial ratios required to be maintained by the Credit Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05                        Exchange Rates; Currency Equivalents.

(a)                                 The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalents and/or Alternative Currency Equivalents of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies or Dollars.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by the Credit Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be its Dollar Equivalent as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(b)                                 Wherever in this Agreement in connection with a Committed Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Committed Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative

Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

1.06                        Additional Alternative Currencies.

(a)                                 The Borrower may from time to time request that Revolving Loans to be made as Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars.  In the case of any such request with respect to the making of Revolving Loans as Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and each Alternative Currency Tranche Lender; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer issuing such Letter of Credit.

(b)                                 Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date (but not less than eleven (11) Business Days prior) as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its sole discretion).  In the case of any such request pertaining to Revolving Loans to be made as Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Alternative Currency Tranche Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify each L/C Issuer thereof.  Each Alternative Currency Tranche Lender (in the case of any such request pertaining to Revolving Loans to be made as Eurocurrency Rate Loans) or the applicable L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of such Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)                                  Any failure by an Alternative Currency Tranche Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or L/C Issuer, as the case may be, to permit Revolving Loans to be made as Eurocurrency Rate Loans, or Letters of Credit to be issued, in such requested currency.  If the Administrative Agent and the Alternative Currency Tranche Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Borrower and the Alternative Currency Tranche Lenders and such currency shall thereupon be deemed to be an Alternative Currency hereunder for all purposes with respect to Committed Borrowings of Eurocurrency Rate Loans made by Alternative Currency Tranche Lenders; and if the Administrative Agent and any L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and the Revolving Lenders and such currency shall thereupon be deemed to be an Alternative Currency hereunder for all purposes with respect to Letters of Credit issued solely by such L/C Issuer.  If the Administrative Agent shall fail to obtain consent from any Alternative Currency Tranche Lender to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Borrower and the Alternative Currency Tranche Lenders.

1.07                        Change of Currency.

(a)                                 Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation).  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.

(b)                                 Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)                                  Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to such change in currency.

1.08                        Times of Day; Rates.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the establishment of the rates described in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rates thereto.

1.09                        Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit at any given time shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all increases that are scheduled to occur at any time thereafter (notwithstanding that such maximum stated amount is not in effect at such time).

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01                        Commitments.

(a)                                 Committed Revolving Loans.

(i)                                     Dollar Tranche Loans.  Subject to the terms and conditions set forth herein, each Dollar Tranche Lender severally agrees to make revolving loans (each such loan, a “Dollar Tranche Loan”) to the Borrower in Dollars on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Dollar Tranche Commitment; provided, however, that after giving effect to any Committed Borrowing of Dollar Tranche Loans, (w) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (x) the aggregate Outstanding Amount of the Dollar Tranche Loans, plus the Outstanding Amount of all L/C Obligations, plus the Outstanding Amount of all Swing Line Loans shall not exceed the aggregate amount of all Dollar Tranche Commitments, (y) the aggregate Outstanding Amount of the Committed Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Lender’s Revolving Commitment and (z) the aggregate Outstanding Amount of the Dollar Tranche Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Lender’s Dollar Tranche Commitment.  Within the limits of each Revolving Lender’s Dollar Tranche Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01.  Dollar Tranche Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(ii)                                  Alternative Currency Tranche Loans.  Subject to the terms and conditions set forth herein, each Alternative Currency Tranche Lender severally agrees to make revolving loans (each such loan, an “Alternative Currency Tranche Loan”) to the Borrower in Dollars or in an Alternative Currency on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Alternative Currency Commitment; provided, however, that after giving effect to any Committed Borrowing of Alternative Currency Tranche Loans, (w) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (x) the aggregate Outstanding Amount of Alternative Currency Tranche Loans shall not exceed the aggregate amount of all Alternative Currency Commitments, (y) the aggregate Outstanding Amount of the Committed Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Lender’s Revolving Commitment, and (z) the aggregate Outstanding Amount of all Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit.  Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01.  Alternative Currency Tranche Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b)                                 Term A-1 Loans.

(i)                                     Subject to the terms and conditions set forth herein, each Term A-1 Lender severally agrees to make a single loan to the Borrower on the Closing Date in Dollars in an amount not to exceed such Term A-1 Lender’s Term A-1 Commitment; provided that after giving effect to any such Borrowing, (x) the aggregate Outstanding Amount of all Term A-1 Loans shall not exceed SIX HUNDRED MILLION AND NO/100 DOLLARS ($600,000,000), subject to increase as provided in Section 2.16, and (y) the Outstanding Amount of all Term A-1 Loans made by any Term A-1 Lender shall not exceed such Term A-1 Lender’s Term A-1 Commitment.

(ii)                                  Any Loans made under this Section 2.01(b) and repaid or prepaid may not be reborrowed.  Term A-1 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.  Notwithstanding anything to the contrary contained herein, each Term A-1 Lender may, at its option, fulfill its obligations to make any Term A-1 Loan available to the Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that the exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)                                  Term A-2 Loans.

(i)                                     Subject to the terms and conditions set forth herein, each Term A-2 Lender severally agrees to make a single loan to the Borrower on the Closing Date in Dollars in an amount not to exceed such Term A-2 Lender’s Term A-2 Commitment; provided that after giving effect to any such Borrowing, (x) the aggregate Outstanding Amount of all Term A-2 Loans shall not exceed EIGHT HUNDRED MILLION AND NO/100 DOLLARS ($800,000,000), subject to increase as provided in Section 2.16, and (y) the Outstanding Amount of all Term A-2 Loans made by any Term A-2 Lender shall not exceed such Term A-2 Lender’s Term A-2 Commitment.

(ii)                                  Any Loans made under this Section 2.01(c) and repaid or prepaid may not be reborrowed.  Term A-2 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.  Notwithstanding anything to the contrary contained herein, each Term A-2 Lender may, at its option, fulfill its obligations to make any Term A-2 Loan available to the Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that the exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

2.02                        Borrowings, Conversions and Continuations of Loans.

(a)                                 Each Committed Borrowing, each Term A-1 Borrowing, each Term A-2 Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice.  Each such notice must be received by the Administrative Agent not later than 1:00 p.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (ii) four (4) Business Days (or five (5) Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Loans.  Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a minimum principal amount the Dollar Equivalent of which is $1,000,000.  Except as provided in Sections 2.03(b) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount the Dollar Equivalent of which is $500,000.

Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Committed Borrowing, a Term A-1 Borrowing, a Term A-2 Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type and Class of Loans to be borrowed or continued or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the Tranche and currency of any Committed Revolving Loans to be borrowed or continued.  If the Borrower fails to specify a currency in a Committed Loan Notice requesting a Committed Borrowing, then the Committed Revolving Loans so requested shall be made in Dollars.  If the Borrower fails to specify a Type of Loan in a Committed Loan Notice with respect to a Committed Borrowing or if the Borrower fails to give a timely notice requesting a conversion or continuation of a Revolving Loan, then the applicable Loans shall be made as, or continued as, Eurocurrency Rate Loans with an Interest Period of one month; provided, however, that in the case of a failure to timely request a continuation of Committed Revolving Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month.  If the Borrower fails to specify a Type of Loan in a Committed Loan Notice with respect to a Term Borrowing or if the Borrower fails to give a timely notice requesting a conversion or continuation of a Term Borrowing, then the applicable Loans shall be made as, or continued as, Eurocurrency Rate Loans with an Interest Period of one month.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  If the Borrower requests a Committed Borrowing but fails to specify a Tranche in any such Committed Loan Notice, then the applicable Loans shall be made as Dollar Tranche Loans if the request specifies Dollars (or does not specify a currency), and as Alternative Currency Tranche Loans if the request specifies an Alternative Currency or if no unused Dollar Tranche Commitments exist.  No Loan may be converted into or continued as a Loan denominated in a different currency or in a different Tranche, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency or reborrowed in a different Tranche to the extent permitted herein.

(b)                                 Following receipt of a Committed Loan Notice requesting a Committed Borrowing, the Administrative Agent shall promptly notify each applicable Revolving Lender of the amount (and currency) of its Applicable Percentage of the applicable Committed Revolving Loans.  Following receipt of a Committed Loan Notice requesting a Committed Borrowing denominated in an Alternative Currency, the Administrative Agent shall on or prior to the next following Business Day notify (i) each Alternative Currency Tranche Lender of both the Dollar Equivalent and the Alternative Currency Equivalent of its Applicable Percentage of such Committed Borrowing, and (ii) all Alternative Currency Tranche Lenders and the Borrower of the aggregate Alternative Currency Equivalent and the Dollar Equivalent of such Committed Borrowing and the applicable Spot Rate used by the Administrative Agent to determine such Dollar Equivalent and Alternative Currency Equivalent.  If no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Revolving Lender of the details of any automatic conversion to Base Rate Loans or continuation of Committed Revolving Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection.

In the case of a Committed Borrowing or in the case of a Term Borrowing, each applicable Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds for the applicable currency at the Administrative Agent’s Office not later than 2:00 p.m., in the case of any Committed Revolving Loan denominated in Dollars or in the case of a Term Borrowing, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Revolving Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice.  In any event, a Revolving Lender may cause an Affiliate to fund or make the amount of its Loan available in accordance with the foregoing provisions.  Upon satisfaction or waiver of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of

Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing denominated in Dollars is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the Borrower as provided above.

(c)                                  Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan.  During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) if the Administrative Agent has notified the Borrower that the Required Lenders have determined that such a continuation or conversion is not appropriate, and the Required Lenders may require that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d)                                 The Administrative Agent shall promptly notify the Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the applicable Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)                                  After giving effect to all Committed Borrowings, all Term A-1 Borrowings, all Term A-2 Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than fourteen (14) Interest Periods in effect with respect to all Loans.

2.03                        Letters of Credit.

(a)                                 The Letter of Credit Commitment.

(i)                                     Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Dollar Tranche Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Borrower, any other Credit Party or any of their Subsidiaries, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit issued by it; and (B) the Dollar Tranche Lenders severally agree to participate in Letters of Credit issued for the accounts of the Credit Parties or their Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (y) the Outstanding Amount of the Dollar Tranche Loans of any Revolving Lender plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Lender’s Dollar Tranche Commitment and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)                                  No L/C Issuer shall issue any Letter of Credit, if:

(A)                               subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance, unless the Required Revolving Lenders have approved such expiry date; or

(B)                               the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all of the Dollar Tranche Lenders have approved such expiry date; provided that a Letter of Credit may expire up to one year beyond the Letter of Credit Expiration Date so long as the Borrower Cash Collateralizes one hundred five percent (105%) of the face amount of such Letter of Credit no later than thirty (30) days prior to the Letter of Credit Expiration Date.

(iii)                               No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)                               any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense (for which such L/C Issuer is not otherwise compensated hereunder) that was not applicable on the Closing Date and that such L/C Issuer in good faith deems material to it;

(B)                               the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C)                               except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;

(D)                               except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E)                                such L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;

(F)                                 such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(G)                               any Revolving Lender is at such time a Defaulting Lender hereunder, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to such Defaulting Lender arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Obligations as to which such L/C Issuer has Fronting Exposure, as it may elect in its sole discretion.

(iv)                              No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)                                 No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)                              Each L/C Issuer shall act on behalf of the Dollar Tranche Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuers with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers.

(b)                                 Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)                                     Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer.  Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least three (3) Business Days (or such shorter period as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the applicable L/C Issuer may reasonably require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may reasonably require.  Additionally, the Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may reasonably require.

(ii)                                  Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless an L/C Issuer has received written notice from any Dollar Tranche Lender, the Administrative Agent or the Borrower, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall (and shall not, if it has received such a notice), on the requested date, issue a Letter of Credit for the account of the Borrower or other Credit Party (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Dollar Tranche Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Dollar Tranche Lender’s Applicable Percentage times the Dollar Equivalent of the amount of such Letter of Credit.

(iii)                               If the Borrower so requests in a Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a date (the “Non-Extension Notice Date”) in each such twelve (12) month period to be agreed upon by the Borrower and such L/C Issuer at the time such Letter of Credit is issued.  Unless otherwise directed by an L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Dollar Tranche Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date (except as set forth in Section 2.03(a)(ii)(B)); provided, however, that no L/C Issuer shall permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Tranche Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Dollar Tranche Lender or the

Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

(iv)                              Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(v)                                 Upon examination and determination of compliance with Letter of Credit terms and conditions of documents presented by the beneficiary for payment under any Letter of Credit (which examination and determination shall not be unreasonably delayed), the applicable L/C Issuer shall promptly notify the Borrower and the Administrative Agent thereof (such notification provided by the L/C Issuer to the Borrower and the Administrative Agent being referred to herein as an “L/C Draw Notice”).  In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified the applicable L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse the applicable L/C Issuer in Dollars.  In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.  If an L/C Draw Notice with respect to a Letter of Credit is received by the Borrower (x) on or prior to 11:00 a.m. on the date of any payment by an L/C Issuer under a Letter of Credit issued by it to be reimbursed in Dollars, or the Applicable Time on the date of any payment by an L/C Issuer under a Letter of Credit issued by it to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), then, not later than 1:00 p.m. on the Honor Date, the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency or (y) after 11:00 a.m. or the Applicable Time, as the case may be, on the Honor Date, then, not later than 11:00 a.m. on the first Business Day following the Honor Date, the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency (such date on which the Borrower, pursuant to clauses (x) and (y) of this sentence, are required to reimburse the L/C Issuer for a drawing under a Letter of Credit is referred to herein as the “L/C Reimbursement Date”); provided, however, that if the L/C Reimbursement Date for a drawing under a Letter of Credit is the Business Day following the Honor Date pursuant to clause (y) of this sentence, the Unreimbursed Amount shall accrue interest from and including the Honor Date until such time as the L/C Issuer is reimbursed in full therefor (whether through payment by the Borrower and/or through a Committed Revolving Loan or L/C Borrowing made in accordance with Section 2.03(b)(vi) or (vii)) at a rate equal to (A) for the period from and including the Honor Date to but excluding the first Business Day to occur thereafter, the rate of interest then applicable to a Revolving Credit Loan that is a Base Rate Loan and (B) thereafter, at the Default Rate applicable to a Revolving Credit Loan that is a Base Rate Loan.  Interest accruing on the Unreimbursed Amount pursuant to the proviso to the immediately preceding sentence shall be payable by the Borrower upon demand to the Administrative Agent, solely for the account of the L/C Issuer.  If the Borrower fails to so reimburse the applicable L/C Issuer within the time frames specified in clause (x) or (y) above, as applicable, the Administrative Agent shall promptly notify each Dollar Tranche Lender of the Honor Date, the L/C Reimbursement Date (if different from the Honor Date), the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative

Currency) (the “Unreimbursed Amount”), and the amount of such Dollar Tranche Lender’s Applicable Percentage thereof.  In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Committed Revolving Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Committed Revolving Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(b)(v) may be given by telephone if promptly confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(vi)                              Each Dollar Tranche Lender shall upon any notice pursuant to Section 2.03(b)(v) make funds available to the Administrative Agent (and the Administrative Agent may apply Cash Collateral that has been provided for such purpose) for the account of the applicable L/C Issuer at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Dollar Equivalent of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(b)(vii), each Dollar Tranche Lender that so makes funds available shall be deemed to have made a Base Rate Committed Revolving Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars and such funds shall be applied to reimburse the L/C Issuer for the applicable draw under the applicable Letter of Credit.

(vii)                           With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Committed Revolving Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Dollar Tranche Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(b)(vi) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Dollar Tranche Lender in satisfaction of its participation obligation under this Section 2.03.

(viii)                        Until each Dollar Tranche Lender funds its Committed Revolving Loan or L/C Advance pursuant to this Section 2.03(b) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit issued by it, interest in respect of such Dollar Tranche Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.

(ix)                              Each Dollar Tranche Lender’s obligation to make Committed Revolving Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit issued by it, as contemplated by this Section 2.03(b), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Credit Parties, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Dollar Tranche Lender’s obligation to make Committed Revolving Loans pursuant to this Section 2.03(b) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit issued by it, together with interest as provided herein.

(x)                                 If any Dollar Tranche Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(b) by the time specified in Section 2.03(b)(vi), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid (excluding such interest and fees) shall constitute such Lender’s Committed Revolving Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the applicable L/C Issuer submitted to any Dollar Tranche Lender (through the Administrative Agent) with respect to any amounts owing under this clause (x) shall be conclusive absent manifest error.

(c)                                  Repayment of Participations.

(i)                                     At any time after an L/C Issuer has made a payment under any Letter of Credit issued by it and has received from any Dollar Tranche Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(b), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from a Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Dollar Tranche Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in Dollars and in the same funds as those received by the Administrative Agent.

(ii)                                  If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(b)(v) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by an L/C Issuer in its discretion), each Dollar Tranche Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.  The obligations of the Dollar Tranche Lenders under this clause (c)(ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

(d)                                 Obligations Absolute.  The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)                                     any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)                                  the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)                               any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)                              any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)                                 any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; or

(vi)                              any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(e)                                  Role of L/C Issuer.  Each Dollar Tranche Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Dollar Tranche Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Dollar Tranche Lenders or the Tranche Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(d); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and an L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower that the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit issued by it after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit, except where any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms have enjoined or restrained, or purported to enjoin or restrain, such L/C Issuer from making such payment, or such L/C Issuer’s payment under any Letter of Credit issued by it without presentation to it of a draft, certificates and/or other documents that substantially comply with the terms and conditions of such Letter of Credit.  In furtherance and not in limitation of the foregoing, any L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  Any L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(f)                                   Applicability of ISP; Limitation of Liability.  Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued by any L/C Issuer, the rules of the ISP shall apply to such Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower for, and no L/C Issuer’s rights and remedies against the Borrower shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(g)                                  Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Dollar Tranche Lender in accordance with its Applicable Percentage in Dollars a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral reasonably satisfactory to the applicable L/C Issuer pursuant to Section 2.03(a)(iii) shall be payable, to the maximum extent permitted by applicable Law, to the other Dollar Tranche Lenders in accordance with the upward adjustments, if any, in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.18(a)(iv), with the balance of such fee, if any, retained by the Borrower, if they have provided Cash Collateral in respect of such Defaulting Lender’s Fronting Exposure, or if the Borrower has not provided Cash Collateral in respect of such Fronting Exposure, payable to such L/C Issuer for its own account.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09.  Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each calendar quarter, commencing with the first such date to occur after the issuance of such Letter of Credit, on the expiry date of such Letter of Credit and thereafter on demand.

If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Tranche Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(h)                                 Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrower shall pay directly to each L/C Issuer for its own account, in Dollars, a fronting fee per annum with respect to each Letter of Credit issued by such L/C Issuer equal to the rate per annum specified in the applicable Fee Letter.  The amount of such fronting fees shall be determined on a quarterly basis in arrears, and due and payable on the first Business Day after the end of each calendar quarter, commencing with the first such date to occur after the issuance of such Letter of Credit, on the expiry date of such Letter of Credit and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09.  In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit issued by it as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(i)                                     Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(j)                                    Letters of Credit Issued for Other Credit Parties or Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, another Credit Party or a Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of other Credit Parties or Subsidiaries inures to the benefit of the Borrower, and that the Borrower’ business derives substantial benefits from the businesses of such Credit Parties and Subsidiaries.

(k)                                 Outstanding Letters of Credit.  Each L/C Issuer shall deliver to the Administrative Agent, for distribution to the Dollar Tranche Lenders, an accounting of all Letters of Credit issued by such L/C Issuer and outstanding as of the end of each month.

2.04                        Swing Line Loans.

(a)                                 The Swing Line.  Subject to the terms and conditions set forth herein, each Swing Line Lender severally agrees, in reliance upon the agreements of the Dollar Tranche Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) in Dollars to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding twenty-five percent (25%) of the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Revolving Loans and L/C Obligations of such Revolving Lender acting as a Swing Line Lender, may exceed the amount of such Revolving Lender’s Revolving Commitment or Dollar Tranche Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) subject to the foregoing, the aggregate Outstanding Amount of the Dollar Tranche Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans

shall not exceed such Revolving Lender’s Dollar Tranche Commitment, (iii) the Outstanding Amount of all Swing Line Loans shall not exceed the Swing Line Sublimit and (iv) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  No Swing Line Lender shall be under any obligation to make any Swing Line Loan if any Dollar Tranche Lender is at such time a Defaulting Lender hereunder, unless such Swing Line Lender has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to such Swing Line Lender (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate such Swing Line Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to such Defaulting Lender arising from either the Swing Line Loan then proposed to be made or such Swing Line Loan and all other Swing Line Loans as to which such Swing Line Lender has Fronting Exposure, as it may elect in its sole discretion.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.06, and reborrow under this Section 2.04.  Each Swing Line Loan shall be a Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Dollar Tranche Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lenders a risk participation in such Swing Line Loan in an amount equal to the product of such Dollar Tranche Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)                                 Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to each of the Swing Line Lenders and the Administrative Agent, which may be given by (A) telephone or (B) a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to each Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice.  Each such notice must be received by each of the Swing Line Lenders and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Promptly after receipt by the Swing Line Lenders of any notice under this clause (b), the Swing Line Lenders will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such notice and, if not, the Swing Line Lenders will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless a Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Dollar Tranche Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing such Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, each Swing Line Lender will (and will not, if it has received such notice), not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make twenty-five percent (25%) of the amount of such Swing Line Loan available to the Borrower in Same Day Funds either by (1) crediting the account of the Borrower on the books of such Swing Line Lender with the amount of such funds or (2) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) such Swing Line Lender by the Borrower.

(c)                                  Refinancing of Swing Line Loans.

(i)                                     Any Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes each Swing Line Lender to so request on its behalf), that each Dollar Tranche Lender make a Base Rate Committed Revolving Loan in an amount equal to such Dollar Tranche Lender’s Applicable Percentage of such Swing Line Lender’s ratable portion of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Committed Revolving Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02.  Such Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Dollar Tranche Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan for the account of any Dollar Tranche Lender) for the account of the applicable Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the date specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Dollar Tranche Lender that so makes funds available shall be deemed to have made a Base Rate Committed Revolving Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the applicable Swing Line Lender.

(ii)                                  If for any reason any Swing Line Lender’s ratable portion of any Swing Line Loan cannot be refinanced by Base Rate Committed Revolving Loans in accordance with Section 2.04(c)(i), the request for Base Rate Committed Revolving Loans submitted by the applicable Swing Line Lender as set forth herein shall be deemed to be a request by such Swing Line Lender that each of the Dollar Tranche Lenders fund its risk participation in the relevant Swing Line Lender’s ratable portion of such Swing Line Loan and each Dollar Tranche Lender’s payment to the Administrative Agent for the account of the applicable Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)                               If any Dollar Tranche Lender fails to make available to the Administrative Agent for the account of the applicable Swing Line Lender any amount required to be paid by such Dollar Tranche Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), such Swing Line Lender shall be entitled to recover from such Dollar Tranche Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such Swing Line Lender in connection with the foregoing.  If such Dollar Tranche Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Revolving Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of any Swing Line Lender submitted to any Dollar Tranche Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)                              Each Dollar Tranche Lender’s obligation to make Committed Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Dollar Tranche Lender may have against any Swing Line Lender, the Credit Parties, any Subsidiary or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Dollar Tranche Lender’s obligation to make Committed Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)                                 Repayment of Participations.

(i)                                     At any time after any Dollar Tranche Lender has purchased and funded a risk participation in a Swing Line Loan, if any Swing Line Lender receives any payment on account of such Swing Line Lender’s ratable portion of such Swing Line Loan, such Swing Line Lender will distribute to such Dollar Tranche Lender its Applicable Percentage thereof in the same funds as those received by such Swing Line Lender.

(ii)                                  If any payment received by a Swing Line Lender in respect of principal or interest on such Swing Line Lender’s ratable portion of any Swing Line Loan made by such Swing Line Lender is required to be returned by such Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such Swing Line Lender in its discretion), each Dollar Tranche Lender shall pay to such Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate.  The Administrative Agent will make such demand upon the request of such Swing Line Lender.  The obligations of the Dollar Tranche Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Interest for Account of Swing Line Lender.  Each Swing Line Lender shall be responsible for invoicing the Borrower for interest on the ratable portion of Swing Line Loans made by such Swing Line Lender.  Until each Dollar Tranche Lender funds its Base Rate Committed Revolving Loan or risk participation pursuant to this Section 2.04 to refinance such Dollar Tranche Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lenders.

(f)                                   Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of each Swing Line Loan directly to the relevant Swing Line Lender.

2.05                        Negotiated Rate Loans.

(a)                                 Negotiated Rate Loans.  Subject to the terms and conditions set forth herein, each Revolving Lender, severally and for itself alone, may (but is not obligated to) make one or more loans (which loans shall be made in Dollars or in any other currency) (each such loan, a “Negotiated Rate Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate Outstanding Amount not to exceed at any time (i) the Negotiated Rate Sublimit and (ii) with respect to Negotiated Rate Loans made in a currency other than Dollars (plus all outstanding Committed Revolving Loans denominated in an Alternative Currency), the Alternative Currency Sublimit, notwithstanding the fact that such Negotiated Rate Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Revolving Loans and L/C Obligations of such Lender may exceed the amount of such Lender’s Revolving Commitment; provided that after giving effect to any Negotiated Rate Loan, Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments; and, provided, further, that Negotiated Rate Loans shall be available (i) to the Borrower for periods of one (1) day to one hundred eighty (180) days and (ii) only from and after the date the Ratings-Based Applicable Rate shall be in effect and the Parent and/or the Borrower have received at least two Debt Ratings, and such Debt Ratings are Baa3 or better (in the case of a rating by Moody’s) or BBB- or better (in the case of a rating by S&P or Fitch).  It is understood that should a Revolving Lender make a Negotiated Rate Loan, it shall not relieve such Lender from its obligation to make its pro rata share of any future Committed Revolving Loan even if after making such Committed Revolving Loan the Outstanding Amount of Committed Revolving Loans and L/C Obligations of such Lender, together with the Outstanding Amount of its Negotiated Rate Loans, exceeds the amount of such Lender’s Revolving Commitment.

(b)                                 Procedure for Negotiated Rate Loans.  The Borrower may, from time to time, approach one or more of the Revolving Lenders to determine whether such Lender or Lenders will make one or more Negotiated Rate Loans.  The Borrower and any Revolving Lender or Revolving Lenders shall, if each of them in their sole discretion elects to do so, agree to enter into one or more Negotiated Rate Loans as part of such proposed Negotiated Rate Borrowing on mutually agreed-upon terms, including the Interest Period with respect thereto, and notify the Administrative Agent by delivering a written Negotiated Rate Loan Notice from the Borrower and the Revolving Lender or Revolving Lenders proposing to make Negotiated Rate Loans (i) with respect to Negotiated Rate Loans made in Dollars, before 12:00 Noon on the date of the funding of such Negotiated Rate Loan, which shall be a Business Day (the “Negotiated Rate Funding Date”) and (ii) with respect to Negotiated Rate Loans made in a currency other than Dollars, two (2) Business Days prior to the Negotiated Rate Funding Date.  Such Negotiated Rate Loan Notice shall specify the Borrower that is requesting a Negotiated Rate Loan, the amount of each Negotiated Rate Loan that such Revolving Lender or Revolving Lenders will make as part of such proposed Negotiated Rate Borrowing, the Negotiated Rate Funding Date, the currency of the Negotiated Rate Loan requested, the date or dates of maturity thereof, which date or dates may not occur after the Revolving Maturity Date, the rate or rates of interest applicable thereto and all other terms thereof.  Each Negotiated Rate Loan shall be made pursuant to a Negotiated Rate Loan Notice.  In lieu of delivering the written Negotiated Rate Loan Notice described above, the Borrower may give the Administrative Agent telephonic notice of any Negotiated Rate Borrowing by the time required under this clause (b), provided that such telephonic notice shall be confirmed by delivery of a written Negotiated Rate Loan Notice to the Administrative Agent by no later than 2:00 p.m. on the date of such telephonic notice.

(c)                                  Funding of Negotiated Rate Loans in Dollars.  No later than 2:00 p.m. on the Negotiated Rate Funding Date, each applicable Revolving Lender will make available to the Administrative Agent in Dollars in immediately available funds at the Administrative Agent’s Office the Negotiated Rate Loan, if any, to be made by such Lender as part of the Negotiated Rate Borrowing to be made on such date in the manner provided above.  Upon receipt by the Administrative Agent of all such funds, the Administrative Agent shall disburse to the Borrower on such date such Negotiated Rate Loan in like funds to the Borrower’s account specified in the relevant Negotiated Rate Loan Notice.  The Administrative Agent may, but shall not be required to, advance on behalf of any Revolving Lender such Revolving Lender’s Negotiated Rate Loan on the date a Negotiated Rate Loan is made unless such Revolving Lender shall have notified the Administrative Agent prior to such date that it does not intend to make available such Negotiated Rate Loan on such date.  If the Administrative Agent makes such advance, the Administrative Agent shall be entitled to recover such amount on demand from the Revolving Lender on whose behalf such advance was made, and if such Revolving Lender does not pay the Administrative Agent the amount of such advance on demand, the Borrower shall promptly repay such amount to the Administrative Agent.  Until such amount is repaid to the Administrative Agent by such Revolving Lender or the Borrower, such advance shall be deemed for all purposes to be a Negotiated Rate Loan made by the Administrative Agent.  In such event, if a Revolving Lender has not in fact made its share of the applicable Negotiated Rate Loan available to the Administrative Agent, then the applicable Revolving Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at

(A) in the case of a payment to be made by such Revolving Lender, the Overnight Rate and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Revolving Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Revolving Lender that shall have failed to make such payment to the Administrative Agent.

(d)                                 Funding of Negotiated Rate Loans in Currencies Other than Dollars.  No later than (i) 2:00 p.m. on the Negotiated Rate Funding Date, each applicable Revolving Lender will make available directly to the Borrower such Negotiated Rate Loans in the applicable currency either by (A) crediting the account of the relevant Borrower on the books of such Revolving Lender with the amount of such funds or (B) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) such Revolving Lender by the Borrower and (ii) promptly following receipt thereof, the Borrower shall provide the Administrative Agent written notice of receipt of the proceeds of such Negotiated Rate Loan.

2.06                        Prepayments.

(a)                                 The Borrower may, upon notice to the Administrative Agent, at any time or from time to time, voluntarily prepay Committed Revolving Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (A) two (2) Business Days (or such shorter period as the Administrative Agent shall agree) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) four (4) Business Days (or five (5) Business Days, in the case of prepayment of Loans denominated in Special Notice Currencies) (or such shorter period as the Administrative Agent shall agree) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies and (C) on the date of prepayment of Base Rate Committed Revolving Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a minimum principal amount of $1,000,000; (iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount the Dollar Equivalent of which is $500,000; and (iv) any prepayment of Base Rate Committed Revolving Loans shall be in a minimum principal amount of $500,000 or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s), Tranche and currency of Committed Revolving Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each applicable Revolving Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, however, that a notice of voluntary prepayment may state that such notice is conditioned upon an event, such as the effectiveness of other credit facilities, the receipt of the proceeds from the issuance of Equity Interests or other Indebtedness or the receipt of the proceeds from a Disposition, in which case such notice of prepayment may be revoked by the Borrower if such condition is not satisfied.  Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Subject to Section 2.18, each prepayment made pursuant to this clause (a) shall be made ratably among the Revolving Lenders in accordance with their respective Applicable Percentages of the Committed Revolving Loans.

(b)                                 The Borrower may, upon notice to the Swing Line Lenders (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lenders and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000, or, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment.  The Administrative Agent will promptly notify each Swing Line Lender of the amount of such Swing Line Lender’s Applicable Swing Line Percentage of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, however, that a notice of voluntary prepayment may state that such notice is conditioned upon an event, such as the effectiveness of other credit facilities, the receipt of the proceeds from the issuance of Equity Interests or other Indebtedness or the receipt of the proceeds from a Disposition, in which case such notice of prepayment may be revoked by the Borrower if such condition is not satisfied. Each prepayment made pursuant to this clause (b) shall be made ratably among the Swing Line Lenders in accordance with their respective Applicable Swing Line Percentage of the Swing Line Loans.

(c)                                  The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Negotiated Rate Loans in whole or in part without premium or penalty (unless the Borrower and the applicable Lender have otherwise agreed, in which case such Negotiated Rate Loan may be prepaid in accordance with such agreement); provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. on the requested date of prepayment of such Negotiated Rate Loans; (ii) the Revolving Lender or Revolving Lenders making the Negotiated Rate Loan have consented to such prepayment; and (iii) unless agreed to by the applicable Revolving Lender and the Administrative Agent (such consent not to be unreasonably withheld), any prepayment of Negotiated Rate Loans shall be in a minimum principal amount of $500,000 or, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment.  The Administrative Agent will promptly notify each applicable Revolving Lender of its receipt of each such notice, and of the amount of such Revolving Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, however, that a notice of voluntary prepayment may state that such notice is conditioned upon an event, such as the effectiveness of other credit facilities, the receipt of the proceeds from the issuance of Equity Interests or other Indebtedness or the receipt of the proceeds from a Disposition, in which case such notice of prepayment may be revoked by the Borrower if such condition is not satisfied.  Any prepayment of a Negotiated Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts as may be agreed to by the Borrower and the Revolving Lender or Revolving Lenders making such Negotiated Rate Loan.

(d)                                 If the Administrative Agent notifies the Borrower at any time that (i) the Total Revolving Outstandings at such time exceed an amount equal to one hundred five percent (105%) of the Aggregate Revolving Commitments then in effect, (ii) the L/C Obligations at such time exceed the Letter of Credit Sublimit then in effect, (iii) the Swing Line Loans outstanding at such time exceed the Swing Line Sublimit then in effect, (iv) the Negotiated Rate Loans outstanding at such time exceed the Negotiated Rate Sublimit then in effect, or (v) the Outstanding Amount of all Committed Revolving Loans denominated in Alternative Currencies and Negotiated Rate Loans denominated in a currency other than Dollars at such time exceeds an amount equal to one hundred five percent (105%) of the Alternative Currency Sublimit then in effect, the Borrower shall promptly (and in any event within one (1) Business Day or, in the case of the Alternative Currency Sublimit, within five (5) Business Days) prepay the applicable Revolving Loans or Negotiated Rate Loans and/or Cash Collateralize the L/C Obligations in an

aggregate amount equal to such excess; provided, however, that, subject to the provisions of Section 2.17(a)(iv), the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(d) unless after the prepayment in full of the Committed Revolving Loans, the Swing Line Loans and the Negotiated Rate Loans, the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect.

(e)                                  The Borrower may, upon notice to the Administrative Agent, at any time or from time to time, voluntarily prepay Term A-1 Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days (or such shorter period as the Administrative Agent shall agree) prior to any date of prepayment of Term A-1 Loans that are Eurocurrency Rate Loans and (B) on the date of prepayment of Term A-1 Loans that are Base Rate Loans; (ii) any prepayment of Term A-1 Loans that are Eurocurrency Rate Loans shall be in a minimum principal amount of $1,000,000; and (iii) any prepayment of Term A-1 Loans that are Base Rate Loans shall be in a minimum principal amount of $500,000 or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Term A-1 Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Term A-1 Loans.  The Administrative Agent will promptly notify each applicable Term A-1 Lender of its receipt of each such notice, and of the amount of such Term A-1 Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, however, that a notice of voluntary prepayment may state that such notice is conditioned upon an event, such as the effectiveness of other credit facilities, the receipt of the proceeds from the issuance of Equity Interests or other Indebtedness or the receipt of the proceeds from a Disposition, in which case such notice of prepayment may be revoked by the Borrower if such condition is not satisfied.  Any prepayment of Term A-1 Loans that are Eurocurrency Rate Loans shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Subject to Section 2.18, each prepayment made pursuant to this clause (e) shall be made ratably among the applicable Term A-1 Lenders in accordance with their respective Applicable Percentages of the applicable Term A-1 Loans.

(f)                                   The Borrower may, upon notice to the Administrative Agent, at any time or from time to time, voluntarily prepay Term A-2 Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days (or such shorter period as the Administrative Agent shall agree) prior to any date of prepayment of Term A-2 Loans that are Eurocurrency Rate Loans and (B) on the date of prepayment of Term A-2 Loans that are Base Rate Loans; (ii) any prepayment of Term A-2 Loans that are Eurocurrency Rate Loans shall be in a minimum principal amount of $1,000,000; and (iii) any prepayment of Term A-2 Loans that are Base Rate Loans shall be in a minimum principal amount of $500,000 or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Term A-2 Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Term A-2 Loans.  The Administrative Agent will promptly notify each applicable Term A-2 Lender of its receipt of each such notice, and of the amount of such Term A-2 Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, however, that a notice of voluntary prepayment may state that such notice is conditioned upon an event, such as the effectiveness of other credit facilities, the receipt of the proceeds from the issuance of Equity Interests or other Indebtedness or the receipt of the proceeds from a Disposition, in which case such notice of prepayment may be revoked by the Borrower if such condition is not satisfied.  Any prepayment of Term A-2 Loans that are Eurocurrency Rate Loans shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Subject to Section 2.18, each prepayment made pursuant to this clause (f) shall be made ratably among the applicable Term A-2 Lenders in accordance with their respective Applicable Percentages of the applicable Term A-2 Loans.

(g)                                  If for any reason the Spin-Off has not occurred or the Disbursement Request has not been received by the Escrow Agent, in each case, by 9:00 a.m. on August 21, 2015, the Borrower shall, no later than 2:00 p.m. on such date (unless the Spin-Off has occurred by such time), prepay all Loans and other Obligations in full (including for the avoidance of doubt, all accrued and unpaid interest, together with any additional amounts required pursuant to Section 3.05).

2.07                        Termination or Reduction of Commitments.

(a)                                 Unless previously terminated, the Revolving Commitments will terminate on the Revolving Maturity Date.

(b)                                 The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 Noon three (3) Business Days prior to the date of termination or reduction (or such shorter period as the Administrative Agent may reasonably agree), (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, (A) the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, (B) the Outstanding Amount of all Letters of Credit would exceed the Letter of Credit Sublimit, (C) the Outstanding Amount of all Swing Line Loans would exceed the Swing Line Sublimit, (D) the Outstanding Amount of all Negotiated Rate Loans would exceed the Negotiated Rate Sublimit or (E) the Outstanding Amount of all Revolving Committed Loans denominated in Alternative Currencies and Negotiated Rate Loans denominated in a currency other than Dollars exceeds an amount equal to one hundred five percent (105%) of the Alternative Currency Sublimit.  Each notice of termination shall specify such election to terminate and the effective date thereof.  The Administrative Agent will promptly notify the Revolving Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments.  The amount of any such Aggregate Revolving Commitment reduction shall not be applied to the Alternative Currency Sublimit or the Letter of Credit Sublimit unless otherwise specified by the Borrower.  Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Revolving Lender according to its Applicable Percentage.  All fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.  A notice delivered by the Borrower pursuant to this Section 2.07 may state that such notice is conditioned upon an event, such as the effectiveness of other credit facilities, the receipt of proceeds from the issuance of Equity Interests or other Indebtedness or the receipt of proceeds from a Disposition, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(c)                                  The Commitments shall terminate upon any prepayment made pursuant to Section 2.06(g).

2.08                        Repayment.

(a)                                 The Borrower shall repay to the Revolving Lenders on the Revolving Maturity Date, unless accelerated sooner pursuant to Section 8.02, the entire outstanding principal balance of all

Committed Revolving Loans, Swing Line Loans, Negotiated Rate Loans and all L/C Obligations, together with accrued but unpaid interest, fees and all other sums with respect thereto.

(b)                                 The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date seven (7) Business Days after such Loan is made and (ii) the Revolving Maturity Date.

(c)                                  The Borrower shall repay each Term A-1 Loan on the Term A-1 Maturity Date, unless accelerated sooner pursuant to Section 8.02, together with accrued but unpaid interest, fees and all other sums with respect thereto.

(d)                                 The Borrower shall repay each Term A-2 Loan on the Term A-2 Maturity Date, unless accelerated sooner pursuant to Section 8.02, together with accrued but unpaid interest, fees and all other sums with respect thereto.

2.09                        Interest.

(a)                                 Applicable Interest.  Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Committed Revolving Loans; and (iv) each Negotiated Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the amount agreed to between the Borrower and the Revolving Lender as set forth in the Negotiated Rate Loan Notice.

(b)                                 Default Interest.

(i)                                     If any amount of principal of any Loan is not paid when due (without regard to any applicable grace period), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws

(ii)                                  While any Event of Default under Section 8.01(f) exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)                               Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)                              Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                                  Interest Payment Date.  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)                                 Interest Act (Canada).  For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

2.10                        Fees.

In addition to certain fees described in subsections (g) and (h) of Section 2.03:

(a)                                 Revolving Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage of the Aggregate Revolving Commitments, (i) prior to the Investment Grade Pricing Effective Date, an unused line fee (the “Unused Fee”) in Dollars equal to the Applicable Fee Rate times the actual daily amount by which the Aggregate Revolving Commitments exceeds the Outstanding Amount of Committed Revolving Loans and L/C Obligations, subject to adjustment as provided in Section 2.18 and (ii) at all times on and after the Investment Grade Pricing Effective Date, a facility fee (the “Facility Fee”) in Dollars equal to the Facility Fee Rate times the actual daily amount of the Aggregate Revolving Commitments (or, if the Aggregate Revolving Commitments have terminated, on the Outstanding Amount of all Committed Revolving Loans, Swing Line Loans, Negotiated Rate Loans and L/C Obligations), regardless of usage, subject to adjustment as provided in Section 2.18.  For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Revolving Credit Facility for purposes of determining the Unused Fee.  Accrued Unused Fees pursuant to clause (i) above and Facility Fees pursuant to clause (ii) above shall accrue at all times during the Availability Period (and thereafter so long as any Committed Revolving Loans, Swing Line Loans, Negotiated Rate Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears (calculated on a 360-day basis) on the last Business Day of each calendar quarter, commencing with the first such date to occur after the Closing Date, and on the Revolving Maturity Date (and, if applicable, thereafter on demand).  The Unused Fee and the Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate or the Facility Fee Rate, as applicable, during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate or the Facility Fee Rate, as the case may be, separately for each period during such quarter that such Applicable Fee Rate or Facility Fee Rate was in effect.

(b)                                 Other Fees.

(i)                                     The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letters.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever, absent manifest error.

(ii)                                  The Borrower shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever, absent manifest error.

2.11                        Computation of Interest and Fees; Retroactive Adjustment of Applicable Rate.

(a)                                 All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.  With respect to all Non-LIBOR Quoted Currencies, the calculation of the applicable interest rate (exclusive of the Applicable Margin) shall be determined in accordance with market practice.

(b)                                 If, as a result of any restatement of or other adjustment to the financial statements of the Parent or for any other reason, the Borrower, the Administrative Agent or the Required Lenders determine that (i) the Consolidated Total Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuers, as the case may be, promptly on demand by the Administrative Agent (or, if applicable, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under any other provision of this Agreement, including without limitation, Section 2.03(b)(vii), 2.03(g) or 2.09(b) or under Article VIII.  The Borrower’s obligations under this paragraph shall survive the survive termination of the Commitments, repayment of all other Obligations.

2.12                        Evidence of Debt.

(a)                                 The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b)                                 In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.13                        Payments Generally; Administrative Agent’s Clawback.

(a)                                 General.  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal of and interest on Loans denominated in a currency other than Dollars shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such other currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein.  Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States.  If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in a currency other than Dollars, the Borrower shall make such payment in Dollars in an amount equal to the Dollar Equivalent of such other currency payment amount.  The Administrative Agent will promptly distribute to each applicable Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in a currency other than Dollars, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a date other than a Business Day, such due date shall be extended to the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)                                 (i)                                     Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 Noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to the Loans constituting such Borrowing.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  In the event the Borrower pays such amount to the Administrative Agent, then such amount shall reduce the principal amount of such Borrowing.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(i)                                     Payments by the Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the applicable Lenders or any L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or applicable L/C Issuer, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the applicable Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)                                  Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)                                 Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Committed Revolving Loans (including Alternative Currency Tranche Loans and Dollar Tranche Loans), to fund participations in Letters of Credit and Swing Line Loans, to make payments pursuant to Section 10.04(c), to make Term A-1 Loans, and to make Term A-2 Loans are several and not joint.  The failure of any applicable Lender to make any Committed Revolving Loan, to fund any such participation, to make any payment under Section 10.04(c) on any date required hereunder, to make any Term A-1 Loan or to make any Term A-2 Loan shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Revolving Loan, to purchase its participation, to make its payment under Section 10.04(c), to make its Term A-1 Loan or to make its Term A-2 Loan.

(e)                                  Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.14                        Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Revolving Loans, Term A-1

Loans or Term A-2 Loans made by it or the participations in L/C Obligations or in Swing Line Loans resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Revolving Loans, Term A-1 Loans, Term A-2 Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Revolving Loans, Term A-1 Loans and Term A-2 Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Revolving Loans, Term A-1 Loans and Term A-2 Loans or such other amounts owing them, as applicable, provided that:

(i)                                     if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this Section 2.14 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution), (y) the application of Cash Collateral provided for in Section 2.17 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.14 shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Laws, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower’s rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.15                        Extension of Revolving Maturity Date.

(a)                                 Requests for Extension.  The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than ninety (90) days and not later than thirty (30) days prior to the Revolving Maturity Date then in effect hereunder (the “Existing Revolving Maturity Date”), elect that the Revolving Lenders extend the Revolving Maturity Date for an additional six months from the Existing Revolving Maturity Date; provided that the Revolving Maturity Date shall not be extended beyond the first anniversary of the Initial Revolving Maturity Date.

(b)                                 Confirmation by Administrative Agent.  The Administrative Agent shall confirm receipt of the Borrower’s notice delivered pursuant to Section 2.15(a) no later than the date that is fifteen (15) days prior to the Existing Revolving Maturity Date (or, if such date is not a Business Day, on the next preceding Business Day).

(c)                                  Extension of Revolving Maturity Date.  If (and only if) the conditions precedent set forth in Section 2.15(d) have been met, then, effective as of the Existing Revolving Maturity Date, the Revolving Maturity Date shall be extended to the date falling six months after the Existing Revolving Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day); provided that the Revolving Maturity Date shall not be extended beyond the first anniversary of the Initial Revolving Maturity Date.

(d)                                 Conditions to Effectiveness of Extensions.  As a condition precedent to each extension of the Revolving Maturity Date, (i) the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the then Existing Revolving Maturity Date signed by a Responsible Officer (x) certifying and attaching the resolutions adopted by each of the Credit Parties approving or consenting to such extension and (y) certifying that (1) the representations and warranties contained in Article V and in the other Loan Documents are true and correct in all material respects (except to the extent that any representation or warranty that is qualified by materiality shall be true and correct in all respects) on and as of the then Existing Revolving Maturity Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 and (2) as of the then Existing Revolving Maturity Date, and immediately after giving effect to such extension, no Default exists and (ii) the Borrower shall pay to the Revolving Lenders on such Existing Revolving Maturity Date a fee (to be shared among the Revolving Lenders based upon their Applicable Percentages of the Aggregate Revolving Commitments) equal to the product of (x) 0.075% multiplied by (y) the then Aggregate Revolving Commitments.

(e)                                  Conflicting Provisions.  This Section 2.15 shall supersede any provisions in Section 10.01 to the contrary.

2.16                        Increase in Revolving Commitments; Addition of Incremental Term Loan Facilities.

(a)                                 Request for Increase.  At any time prior to the then applicable Maturity Date, the Borrower shall have the right to increase the aggregate amount of the Facilities to an amount not exceeding $2,500,000,000 by requesting an increase in the Aggregate Revolving Commitments (each such increase, an “Incremental Revolving Increase”), requesting an increase in the Term A-1 Facility (each such increase, an “Incremental Term A-1 Increase”), requesting an increase in the Term A-2 Facility (each such increase, an “Incremental Term A-2 Increase”), or adding one or more tranches of term loans (each an “Incremental Term Loan Facility”; each Incremental Term Loan Facility and each Incremental Revolving Increase, Incremental Term A-1 Increase and Incremental A-2 Increase are collectively referred to as “Incremental Facilities”); provided that (i) no Default has occurred and is continuing, (ii) each increase must be in a minimum amount of $10,000,000 and in integral multiples of $5,000,000 in excess thereof (or such other amounts as are agreed to by the Borrower and the Administrative Agent), (iii) the maturity date of any Incremental Revolving Increase shall be no earlier than the Revolving Maturity Date in effect at such time, the maturity date of any Incremental Term A-1 Increase, any Term A-2 Incremental Increase and any Incremental Term Loan Facility shall be no earlier than the Term A-1 Maturity Date or Term A-2 Maturity Date, as applicable, (iv) except in the case of an Incremental Term Loan Facility, each such Incremental Facility shall be on the same terms as the Facility being increased and (v) the conditions to the making of a Credit Extension set forth in Section 4.02 (other than Section 4.02(c)) shall be satisfied or waived.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Revolving Lender, Term A-1 Lender or Term A-2 Lender, as applicable, is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the applicable Lenders).

(b)                                 Lender Elections to Increase.  Each applicable Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Commitment or make term loans under the proposed Incremental Term A-1 Increase, the Incremental Term A-2 Increase, or the Incremental Term Loan Facility, as applicable, and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase or requested Incremental Facility.  Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Commitment or make term loans under the proposed Incremental Term A-1 Increase, the Incremental Term A-2 Increase, or the Incremental Term Loan Facility, as applicable.  Any such Incremental Facility shall be syndicated on a best efforts basis and no Lender shall be required to increase its Revolving Commitment or make term loans under the Incremental Term Loan Facility, as applicable, to facilitate such Incremental Facility.

(c)                                  Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Borrower and each applicable Lender of the Lenders’ responses to each request made hereunder.  Subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed) and, in the case of an Incremental Revolving Increase, each L/C Issuer and each Swing Line Lender, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel (a “New Lender Joinder Agreement”).

(d)                                 Effective Date and Allocations.  If the Commitments are increased or term loans shall be made under any Incremental Term A-1 Increase, Incremental Term A-2 Increase, or Incremental Term Loan Facility, as applicable, in accordance with this Section 2.16, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such Incremental Facility.  The Administrative Agent shall promptly notify the Borrower and the applicable Lenders of the final allocation of such Incremental Facility and the Increase Effective Date.

(e)                                  Conditions to Effectiveness of Incremental Facility.  As a condition precedent to such Incremental Facility, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Increase Effective Date signed by a Responsible Officer (i) certifying and attaching the resolutions adopted by each of the Credit Parties approving or consenting to such Incremental Facility, and (ii) certifying that (A) the representations and warranties contained in Article V and in the other Loan Documents are true and correct in all material respects (except to the extent that any representation or warranty that is qualified by materiality shall be true and correct in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 and (B) as of the Increase Effective Date, and immediately after giving effect to such Incremental Facility, no Default exists.  In connection with any Incremental Revolving Increase, the Borrower shall prepay any Committed Revolving Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Revolving Loans ratable with any revised Applicable Percentages arising from any non-ratable increase in the Revolving Commitments under this Section 2.16.  The Borrower shall provide a Note to any new Lender joining on the Increase Effective Date, if requested.

(f)                                   Conflicting Provisions.  This Section 2.16 shall supersede any provisions in Sections 2.14 or 10.01 to the contrary.

(g)                                  Fees.  The Borrower shall pay such fees to the Administrative Agent, for its own account and for the benefit of the Lenders providing such Incremental Facility, as are agreed mutually at the time such Incremental Facility is established.

(h)                                 Amendments.  If any amendment to this Agreement is reasonably requested to give effect to or to evidence any addition of Incremental Facilities pursuant to and in accordance with this Section 2.16, then such amendment shall be effective if executed by the Credit Parties, each Lender providing such Incremental Facility and the Administrative Agent.

2.17                        Cash Collateral.

(a)                                 Certain Credit Support Events.

(i)                                     (A) Upon the request of the Administrative Agent or any L/C Issuer (x) if such L/C Issuer has honored any full or partial drawing request under any Letter of Credit issued by it and such drawing has resulted in an L/C Borrowing, or (y) if, as of the Letter of Credit Expiration Date, any L/C Obligation (other than in respect of an Extended Letter of Credit) for any reason remains outstanding or (B) upon the request of the Administrative Agent pursuant to Section 8.02, the Borrower shall, in each case, promptly, and in any event no later than three (3) Business Days after receipt of such request, Cash Collateralize the then Outstanding Amount of all L/C Obligations.

(ii)                                  If at any time that there shall exist a Defaulting Lender, promptly upon the request of the Administrative Agent, any L/C Issuer or any Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by such Defaulting Lender).

(iii)                               In addition, if the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all L/C Obligations at such time exceeds one hundred five percent (105%) of the Letter of Credit Sublimit then in effect, then, within five (5) Business Days after receipt of such notice, the Borrower shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit; provided that Cash Collateral provided pursuant to this Section 2.17(a)(iii) shall be refunded to the Borrower when the Outstanding Amount of all L/C Obligations is less than one hundred five percent (105%) of the Letter of Credit Sublimit then in effect.

(iv)                              The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided as required in the reasonable judgment of the Administrative Agent in order to protect against the results of exchange rate fluctuations.

(b)                                 Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest bearing deposit accounts at Bank of America.  The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Revolving Lenders (including the Swing Line Lenders), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c).  If at any time the Administrative Agent reasonably determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an aggregate amount equal to the excess of (x) the aggregate amount of such applicable Fronting Exposure and obligations, over (y) the total amount of funds or other credit support, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim.

(c)                                  Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under or applied pursuant to any of this Section 2.17 or Sections 2.02, 2.03, 2.04, 2.06, 2.18 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations or obligations to fund participations in Swing Line Loans or obligations to fund Alternative Currency Risk Participations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)                                 Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly (and in any event within two (2) Business Days), together with all interest, if any, that has accrued on such amount, following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by (x) the cure or waiver of the relevant Event of Default in respect of Cash Collateral provided pursuant to Section 8.02 and (y) the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)), (ii) as provided in Section 2.17(a)(iii) (solely to the extent described therein) or (iii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of the Borrower (including any interest thereon) shall not be released during the continuance of a Default or an Event of Default (and following application as provided in this Section 2.17 may be otherwise applied in accordance with Section 8.03 during the continuance of an Event of Default), and (y) the Person providing Cash Collateral and the L/C Issuers or the Swing Line Lenders, as applicable, may agree that Cash Collateral (including any interest thereon) shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.18                        Defaulting Lenders.

(a)                                 Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                                     Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii)                                  Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers or the Swing Line Lenders hereunder; third, if so determined by the Administrative Agent or requested by any L/C Issuer or any Swing Line Lender, to be held as Cash Collateral for future funding obligations of such Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Event of Default exists), to the funding of any Loan in respect of which such

Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or any Swing Line Lender against such Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, such Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Certain Fees.  Such Defaulting Lender (x) shall not be entitled to receive any Unused Fee payable pursuant to Section 2.10(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such Unused Fee that otherwise would have been required to have been paid to that Defaulting Lender), (y) shall not be entitled to receive any Facility Fee on unfunded amounts pursuant to Section 2.10(a) for any period during which that Lender is a Defaulting Lender except only to the extent allocable to the sum of (1) the Outstanding Amount of the Committed Revolving Loans funded by it and (2) its Applicable Percentage of the stated amount of Letters of Credit and Swing Line Loans for which it has provided (or is deemed to have provided) Cash Collateral pursuant to Section 2.03(a)(iii), Section 2.17 or Section 2.18(a)(ii), as applicable (and the Borrower shall (A) be required to pay to each L/C Issuer and each Swing Line Lender, as applicable, the amount of such Facility Fee allocable to its Fronting Exposure arising from such Defaulting Lender (solely to the extent not Cash Collateralized by the Borrower) and (B) not be required to pay the remaining amount of such Facility Fee that otherwise would have been required to have been paid to such Defaulting Lender), and (z) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(g).

(iv)                              Reallocation of Applicable Percentages to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.02, 2.03 and 2.04, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of such Defaulting Lender; provided that the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of such non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Committed Revolving Loans of such Lender.

(b)                                 Defaulting Lender Cure.  If the Borrower, the Administrative Agent, and, in the case of a Defaulting Lender that is a Revolving Lender, each Swing Line Lender and each L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Committed Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans of the other Revolving Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Revolving Lenders in accordance with their Applicable Percentages of the Aggregate Revolving Commitments (without giving effect to Section 2.18(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

2.19                        Conversion of Term A-1 Loans.

(a)                                 Subject to the terms hereof:

(i)                                     On the date, if any, prior to the first anniversary of the Closing Date that the Borrower has prepaid Term A-1 Loans pursuant to Section 2.06(e) in an aggregate amount equal to or greater than $350,000,000 (such date the “Initial Conversion Date” and the prepaid amount in excess of $250,000,000 on the Initial Conversion Date referred to as the “Initial Conversion Amount”), each Term A-1 Lender shall as of the Initial Conversion Date automatically be deemed to have a Dollar Tranche Commitment in an amount equal to (or to have increased its existing Dollar Tranche Commitment by an amount equal to) such Term A-1 Lender’s Applicable Percentage of the Initial Conversion Amount the (“Initial Term A-1 Conversion”).

(ii)                                  On each date after the Initial Conversion Date that the Borrower makes a prepayment pursuant to Section 2.06(e) which, when taken together with all other prepayments made pursuant to Section 2.06(e) after the Initial Conversion Date which prepayments were not previously the subject of a Term A-1 Conversion, equals or exceeds $25,000,000 (each such date a “Subsequent Conversion Date” and the aggregate amount of such prepayments referred to as a “Subsequent Conversion Amount”), the Aggregate Revolving Commitments shall as of such Subsequent Conversion Date be deemed to be increased by an amount equal to the applicable Subsequent Conversion Amount and each Term A-1 Lender shall as of each such Subsequent Conversion Date automatically be deemed to have a Dollar Tranche Commitment in an amount equal to (or to have increased its existing Dollar Tranche Commitment by an amount equal to) such Term A-1 Lender’s Applicable Percentage of the applicable Subsequent Conversion Amount (each, a “Subsequent Term A-1 Conversion” and collectively, the “Subsequent Term A-1 Conversions”; the Subsequent Term A-1 Conversions and the Initial Term A-1 Conversion, collectively the “Term A-1 Conversions”).

(b)                                 Each Term A-1 Conversion shall be subject to satisfaction of the following conditions precedent:  (i) in addition to any notice required pursuant to Section 2.06, the Administrative Agent shall have received written notice, in substantially the form of Exhibit I hereto (a “Notice of Term A-1 Prepayment and Conversion”), at least five (5) Business Days (or such shorter time as the Administrative

Agent shall agree) prior to the Initial Conversion Date or the applicable Subsequent Conversion Date, as the case may be, which Notice of Term A-1 Prepayment and Conversion shall specify (x) the requested date of the Term A-1 Conversion (which shall be a Business Day) and (y) the Initial Conversion Amount or the applicable Subsequent Conversion Amount, as the case may be, (ii) no Default has occurred and is continuing as of the Initial Conversion Date or the applicable Subsequent Conversion Date, as the case may be, (iii) the representations and warranties contained in Article V and in the other Loan Documents are true and correct in all material respects (except to the extent that any representation or warranty that is qualified by materiality shall be true and correct in all respects) as of the Initial Conversion Date or the applicable Subsequent Conversion Date, as the case may be, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.19, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, (iv) no prepayments made in connection with such Term A-1 Conversion were made utilizing the proceeds of Revolving Loans and (v) on the Initial Conversion Date or the applicable Subsequent Conversion Date, as the case may be, the Borrower shall have paid a fee to the Administrative Agent, for the ratable benefit of the Term A-1 Lenders, in an amount equal to 0.20% of the Initial Conversion Amount or the applicable Subsequent Conversion Amount, as the case may be.

(c)                                  Notwithstanding anything to the contrary contained herein, the Aggregate Revolving Commitments may not be increased pursuant to this Section 2.19 by an amount in excess of $250,000,000.

(d)                                 In connection with any Term A-1 Conversion, the Borrower shall provide a Note to any Lender that did not have a Revolving Commitment prior to such Term A-1 Conversion, if requested.

(e)                                  In connection with any Term A-1 Conversion, on the Initial Conversion Date or the applicable Subsequent Conversion Date, as the case may be, the Administrative Agent shall notify the Revolving Lenders of the occurrence of the Term A-1 Conversion effected on such date and the amount of the Revolving Commitment, Dollar Tranche Commitment and relevant Applicable Percentages of each Revolving Lender as a result thereof.  In the event that such Term A-1 Conversion results in any change to any Applicable Percentage of any Revolving Lender, then on the Initial Conversion Date or the applicable Subsequent Conversion Date, as the case may be, (i) the participation interests of the Dollar Tranche Lenders in any outstanding Letters of Credit and Swing Line Loans shall be automatically reallocated among the Dollar Tranche Lenders in accordance with their respective Applicable Percentages after giving effect to such Term A-1 Conversion, (ii) any new Revolving Lender, and any existing Revolving Lender whose Revolving Commitment has increased, shall pay to the Administrative Agent such amounts as are necessary to fund its new or increased Applicable Percentage of all existing Committed Revolving Loans, (iii) the Administrative Agent will use the proceeds thereof to pay to all existing Revolving Lenders whose Applicable Percentages are decreasing such amounts as are necessary so that each Revolving Lender’s participation in existing Committed Revolving Loans will be equal to its adjusted Applicable Percentage, and (iv) if the Initial Conversion Date or the applicable Subsequent Conversion Date, as the case may be, occurs on a date other than the last day of an Interest Period applicable to any outstanding Committed Revolving Loan that is a Eurodollar Rate Loan, then the Borrower shall pay any amounts required pursuant to Section 3.05 on account of the payments made pursuant to clause (iii) of this sentence.

(f)                                   Conflicting Provisions.  This Section 2.19 shall supersede any provisions in Sections 2.16, 10.01 or 10.06 to the contrary and any Term A-1 Conversion may, without the consent of any Lenders, be accompanied by such technical amendments to this Agreement and the other Loan

Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.19.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01                        Taxes.

(a)                                 Payments Free of Taxes.  (i) Any and all payments by or on account of any obligation of any Credit Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or the Borrower, as applicable) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Credit Party, then the Administrative Agent or such Credit Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)                                  If any Credit Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to Section 3.01(e), (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) of Indemnified Taxes or Other Taxes the Administrative Agent, the applicable Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)                               If any Credit Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Credit Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to Section 3.01(e), (B) such Credit Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) of Indemnified Taxes or Other Taxes the Administrative Agent, the applicable Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)                                 Payment of Other Taxes by the Credit Parties.  Without limiting the provisions of subsection (a) above, the Credit Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c)                                  Tax Indemnification.

(i)                                     Without limiting the provisions of subsection (a) or (b) above, the Credit Parties shall, and do hereby, indemnify the Administrative Agent, each Lender and each L/C Issuer, and shall make payment in respect thereof, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, to the extent such Indemnified Taxes or Other Taxes are payable in respect of any payments by or on account of any obligation of the Credit Parties hereunder or under any other Loan Document or otherwise with respect to any Loan Document or activities related thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.  Each of the Credit Parties shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) Business Days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii)                                  Without limiting the provisions of subsection (a) or (b) above, each Lender and L/C Issuer shall, and do hereby, indemnify and shall make payment in respect thereof, within ten (10) Business Days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that the Credit Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so) and (y) the Administrative Agent and the Credit Parties, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Credit Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender and L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent and the Credit Parties under this clause (ii).  The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d)                                 Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Credit Parties to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  Status of Lenders.

(i)                                     Each Lender shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made by the Credit Parties hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdictions.  Notwithstanding the previous sentence, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(e)(ii)(A) and (B) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would materially prejudice the legal or commercial position of such Lender

(ii)                                  Without limiting the generality of the foregoing, in the event that a Borrower is resident for tax purposes in the United States:

(A)                   any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed copies of IRS Form W-9 or such other documentation or information prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine that such Lender is not subject to backup withholding or information reporting requirements; and

(B)                   each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I)                                   duly completed executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(II)                              duly completed executed copies of IRS Form W-8ECI;

(III)                         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax

Compliance Certificate”) and (y) duly completed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable);

(IV)                          to the extent a Foreign Lender is not the beneficial owner of payments made under any Loan Documents, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner; or

(V)                               any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(VI)                          each Lender shall deliver to the Administrative Agent and the Borrower at the time or times prescribed by applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law or reasonably requested by the Administrative Agent or the Borrower sufficient for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine whether payments to such Lender are subject to withholding tax under FATCA.

(iii)                               Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances that would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the sole reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Law of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(f)                                   Treatment of Certain Refunds.  Unless required by applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be.  If the Administrative Agent, any Lender or any L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Credit Parties or with respect to which a Credit Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses and net of any loss or gain realized in the conversion of such funds from or to another currency incurred by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will any Lender or L/C Issuer be required to pay any amount to a Credit Party pursuant to this subsection the payment of which would place the Lender or L/C Issuer in a less favorable net after-Tax position than such Lender or L/C Issuer would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require the Administrative Agent, any Lender or any L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Credit Parties or any other Person.

3.02                        Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted in writing to such Lender that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, (a) such Lender shall promptly give written notice of such circumstances to the Borrower through the Administrative Agent, which notice shall be withdrawn whenever such circumstances no longer exist, (b) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Committed Loans to Eurocurrency Rate Loans (each, an “Affected Loan”), shall be suspended, (c) such Lender shall then have a commitment only to make a Base Rate Loan when an Affected Loan is requested, and (d) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the interest rate with respect to such Credit Extension based upon the Base Rate (if necessary to avoid such illegality, determined by the Administrative Agent without reference to the Eurodollar Rate component thereof) until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03                        Inability to Determine Rates.

If (a) in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, the Administrative Agent determines that (i) deposits (whether denominated in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether in Dollars or an Alternative Currency) (any such Eurocurrency Rate Loans, “Impacted Loans”), (b) in connection with an existing or proposed Base Rate Loan, the Administrative Agent determines that adequate and reasonable means do not exist for determining the Eurocurrency Rate component of the Base Rate, or (c) the Required Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended to the extent of the affected Eurocurrency Rate Loans or Interest Periods, and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) of this section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of this section, (2) the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, in which case the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish a different alternative interest rate for the Impacted Loans, or (3) any affected Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.04                        Increased Costs; Reserves on Eurocurrency Rate Loans.

(a)                                 Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any L/C Issuer;

(ii)                                  subject any Lender or any L/C Issuer to any Taxes of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender or such L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of any Connection Income Taxes or of any Excluded Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” or change in the rate of any Excluded Taxes payable by such Lender or such L/C Issuer);

(iii)                               impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.  The Borrower shall not be required to pay such additional amounts unless such amounts are the result of requirements imposed generally on lenders similar to such Lender or such L/C Issuer and not the result of some specific reserve or similar requirement imposed on such Lender or such L/C Issuer as a result of such Lender’s or such L/C Issuer’s special circumstances.

(c)                                  Certificates for Reimbursement.  A certificate of a Lender or an L/C Issuer setting forth in reasonable detail the basis for and calculation of the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Borrower, in detail sufficient to enable the Borrower to verify the computation thereof, shall be conclusive absent manifest error.  The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.  Any amounts requested to be payable pursuant to this Section 3.04 shall be requested in good faith (and not on an arbitrary and capricious basis) and consistent with similarly situated customers of the applicable Lender after consideration of factors as such Lender then reasonably determines to be relevant.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than three months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)                                  Additional Reserve Requirements.  The Borrower shall pay to each Lender, (i) so long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii) so long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender.  If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable ten (10) Business Days from receipt of such notice.

3.05                        Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (other than loss of anticipated profits) incurred by it as a result of:

(a)                                 any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)                                 any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan on the date or in the amount notified by the Borrower;

(c)                                  any failure by the Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d)                                 any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13.

The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing, including without limitation, any loss or expense arising from the termination of any foreign exchange contract.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.06                        Mitigation Obligations; Replacement of Lenders.

(a)                                 Designation of a Different Lending Office.  Each Lender may make any Credit Extension to the Borrower through any Lending Office; provided that (i) except where such Credit Extension is made to the Borrower through a Lending Office due to the licensing or other regulatory requirements of such Lender, in connection with such Credit Extension such Lender shall not request compensation under Section 3.04 or request the Borrower to pay any additional amount to any Lender or any Governmental Authority in any amount in excess of amounts payable to such Lender or Governmental Authority, as the case may be, in the absence of such election, and (ii) the exercise of this option shall not otherwise affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement.  If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any additional amount to any Lender, the L/C Issuer or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)                                 Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

3.07                        Survival.

All of the obligations of the Credit Parties under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01                        Conditions of Initial Credit Extension.

The effectiveness of this Agreement and the obligation of each L/C Issuer and of each Lender to make its initial Credit Extension hereunder are subject to satisfaction or waiver of the following conditions precedent:

(a)                                 The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies or electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)                                     executed counterparts of this Agreement, executed and delivered by the Administrative Agent, the Borrower, the Guarantors and each Lender listed on Schedule 2.01;

(ii)                                  a Revolving Note, Term A-1 Note and/or Term A-2 Note, as applicable, executed by the Borrower in favor of each applicable Lender requesting such Note;

(iii)                               such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents;

(iv)                              such documents and certifications as the Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed, and that each Credit Party is validly existing, in good standing and qualified to engage in business in its state of organization and in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)                                 favorable opinions of (A) Kristen Benson, General Counsel of the Parent, and (B) Sidley Austin LLP, counsel to the Credit Parties, in each case, addressed to the Administrative Agent and each Lender;

(vi)                              a certificate signed by a Responsible Officer certifying (A) that the conditions specified in Section 4.02 have been satisfied; (B) no action, suit, investigation or proceeding is pending or, to the knowledge of any Credit Party, is threatened in any court or before any arbitrator or governmental authority related to the Facilities or that would reasonably be expected to have a Material Adverse Effect; and (C) that there has not occurred since December 31, 2014, after giving pro forma effect to the transactions to occur on or about the Closing Date (including, without limitation, the Spin-Off, the Specified Transfer and all Credit Extensions to occur on the Closing Date), any event or condition that has had, or would reasonably be expected, either individually or in the aggregate, to have, a Material Adverse Effect;

(vii)                           a certificate, attached hereto as Exhibit E, signed by a Responsible Officer and evidencing that, giving pro forma effect as of March 31, 2015 to the transactions to occur on or about the Closing Date (including, without limitation, the Spin-Off, the Specified Transfer and all

Credit Extensions to occur on the Closing Date), as of the date of the Closing Date, the Borrower is in pro forma compliance with the financial covenants contained in Section 7.10, setting forth a calculation of the Consolidated Total Leverage Ratio as of the last day of the fiscal quarter ending March 31, 2015, and including a schedule of Unencumbered Properties, all in form and detail reasonably satisfactory to the Administrative Agent (such certificate, the “Pro Forma Closing Date Compliance Certificate”);

(viii)                        a certificate signed by a Responsible Officer of the applicable Credit Party certifying that no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Credit Parties of this Agreement or any other Loan Document, except for such approvals, consents, exemptions, authorizations or other actions or notices or filings which have already been completed or obtained;

(ix)                              the financial statements referenced in Section 5.05(a), (b) and (d);

(x)                                 the Escrow Agreement, executed by the Escrow Agent, the Borrower, the Parent, Ventas, Inc. and the Administrative Agent;

(xi)                              the Undertaking Agreement, executed by Ventas, Inc., the Parent, the Borrower and the Administrative Agent;

(xii)                           a letter of direction, executed by the Borrower, with respect to proceeds of the initial Credit Extensions that are not subject to the terms of the Escrow Agreement; and

(xiii)                        such other documents, instruments, agreements or information as the Administrative Agent reasonably may reasonably request.

(b)                                 Any fees required to be paid by the Borrower on or prior to the Closing Date pursuant to the Loan Documents and all expenses required to be reimbursed by the Borrower on or prior to the Closing Date pursuant to the Loan Documents shall have been paid, provided that (i) all such fees and expenses will be disbursed contemporaneously with the disbursement of the proceeds of the initial Credit Extensions held pursuant to the Escrow Agreement and (ii) invoices for such expenses have been presented to the Borrower a reasonable period of time (and in any event not less than one (1) Business Day) prior to the Closing Date (including, unless waived by the Administrative Agent, all reasonable, documented, out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent (paid directly to such counsel if requested by the Administrative Agent), plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent)).

(c)                                  The Credit Parties shall have provided the documentation and other information to the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, (i) this Agreement and each other document to which it is a party or which it has reviewed or

(ii) any other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02                        Conditions to All Credit Extensions.

The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a)                                 The representations and warranties of the Credit Parties contained in Article V or any other Loan Document, or which are contained in any document required to be furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except to the extent that any representation or warranty that is qualified by materiality shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b)                                 No Default shall exist on the date of such Credit Extension, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)                                  The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lenders shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)                                 In the case of a Credit Extension to be denominated in an Alternative Currency (or in a currency other than an Alternative Currency pursuant to Section 2.05), there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which, in the reasonable opinion of (i) the Administrative Agent, the Required Revolving Lenders (in the case of any Revolving Loans to be denominated in an Alternative Currency), (ii) the applicable Revolving Lenders (in the case of any Negotiated Rate Loans to be denominated in a currency other than Dollars) or (iii) the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency), would make it impracticable for such Committed Borrowing, Negotiated Rate Loan or L/C Credit Extension to be denominated in the relevant Alternative Currency (or in such currency other than an Alternative Currency pursuant to Section 2.05).

(e)                                  Any such proposed Credit Extension under the Revolving Credit Facility does not exceed the unused portion of the Revolving Credit Facility at such time.

Each Request for a Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b) and (e) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

The Credit Parties represent and warrant to the Administrative Agent and the Lenders that:

5.01                        Existence, Qualification and Power.

Each Credit Party and its Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (c) is duly qualified to do business and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification; except in each case referred to in clause (a) (solely as to Subsidiaries that are not Credit Parties), (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02                        Authorization; No Contravention.

The execution, delivery and performance by each Credit Party of each Loan Document to which it is a party has been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of such Credit Party’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Credit Party is party or affecting such Credit Party or the properties of such Credit Party or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Credit Party or its property is subject; or (c) violate any Law; except in each case referred to in clause (b) or (c), as contemplated hereunder or to the extent such conflict, breach, contravention or violation, or creation of any such Lien or required payment could not reasonably be expected to have a Material Adverse Effect.

5.03                        Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Credit Parties of this Agreement or any other Loan Document, except for such approvals, consents, exemptions, authorizations or other actions or notices or filings which have already been completed or obtained.

5.04                        Binding Effect.

This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Credit Parties party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Credit Parties party thereto, enforceable against such Credit Parties in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and equitable principles relating to enforceability.

5.05                        Financial Statements; No Material Adverse Effect.

(a)                                 The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Consolidated Group (assuming that each Consolidated Party existing as of the Closing Date existed as of the date of such Audited Financial Statements and that the transactions required to effectuate the Spin-Off shall have occurred) as of the date thereof and its results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and material Indebtedness, in each case, to the extent required by GAAP.

(b)                                 The Unaudited Combined Consolidated Financial Statements of Care Capital Properties, Inc.’s Predecessors as of and for the three months ended March 31, 2015 as set forth in the Form 10 (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein or as otherwise permitted pursuant to Section 1.03, (ii) fairly present in all material respects the financial condition of the Consolidated Group (assuming that each Consolidated Party existing as of the Closing Date existed as of the date of such unaudited financial statements and that the transactions required to effectuate the Spin-Off shall have occurred) as of the date thereof and its results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Consolidated Group as of the date thereof, including liabilities for taxes, material commitments and material Indebtedness, in each case, to the extent required by GAAP.

(c)                                  Since December 31, 2014, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(d)                                 As set forth in the Form 10, the consolidated pro forma balance sheet of the Consolidated Group (assuming that each Consolidated Party existing as of the Closing Date existed as of March 31, 2015 and that the transactions required to effectuate the Spin-Off shall have occurred) as at March 31, 2015, and the related consolidated pro forma statements of income of such Consolidated Group for the three month period then ended, certified by the chief financial officer or treasurer of the Parent, copies of which have been furnished to the Administrative Agent and the Lenders, fairly present in all material respects the consolidated pro forma financial condition of the Parent and its Subsidiaries as at such date and the consolidated pro forma results of operations of the Parent and its Subsidiaries for the period ended on such date, in each case after giving pro forma effect to the transactions to occur on the Closing Date (including, without limitation, the Spin-Off, the Specified Transfer and all Credit Extensions to occur on the Closing Date) as if such transactions had occurred on such date.

5.06                        Litigation.

There are no actions, suits, proceedings, claims, investigations or disputes pending or, to the knowledge of the Credit Parties, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against a Credit Party or any Subsidiary or against any of their properties or revenues that (a) affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby and (i) would materially and adversely affect the transactions set forth in the Loan Documents or otherwise contemplated hereby or (ii) contests in any manner the validity or enforceability of any material provision of any Loan Document, or (b) as to which there is a reasonable possibility of an adverse determination, and, if so adversely determined, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.07                        No Default.

No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08                        Ownership of Property and Valid Leasehold Interests; Liens.

(a)                                 Each of the Credit Parties and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title or valid leasehold interests as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)                                 The Unencumbered Properties, the Equity Interests in any Direct Owner of an Unencumbered Property or in any Indirect Owner of a Direct Owner thereof and the right to any income from any of the foregoing are subject to no Liens, other than Liens permitted by Section 7.01.

5.09                        Environmental Compliance.

There are no existing violations of Environmental Laws or claims alleging potential liability or responsibility for the violation of any Environmental Law, in each case relating to any Credit Party or any of the Unencumbered Properties that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10                        Insurance.

The Credit Parties and their Subsidiaries maintain or require the tenants or managers of their owned properties to maintain insurance that complies with the requirements of Section 6.07.

5.11                        Taxes.

The Credit Parties and their Subsidiaries have filed all Federal and state income tax returns and all other material tax returns and reports required to be filed, and have paid all Federal and state income taxes and all other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person, or except in the case of Immaterial Subsidiaries where the failure to take any of the foregoing actions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  To the knowledge of the Credit Parties, there is no proposed tax assessment against any Credit Party or any Subsidiary that would, if made, have a Material Adverse Effect.

5.12                        ERISA Compliance.

(a)                                 Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws, except for any such failures to comply as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion or advisory letter from the IRS or an application for such has been submitted to the IRS with respect thereto (or the period for such a submission has not yet lapsed) and, to the knowledge of the Credit Parties, nothing has occurred that could reasonably be expected to prevent, or cause the loss of, such qualification.  The Parent and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.

(b)                                 There are no pending or, to the knowledge of any Credit Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred that, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Parent nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA; except in each case referred to in clauses (i) through (v), to the extent that any such event, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.13                        Margin Regulations; Investment Company Act; REIT Status.

(a)                                 No Credit Party is engaged nor will any Credit Party engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  No part of the proceeds of any Credit Extension have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of Regulation U issued by the FRB.

(b)                                 No Credit Party is, nor is any Credit Party required to be, registered as an “investment company” under the Investment Company Act of 1940.

(c)                                  After the REIT Election Effective Date, the Parent meets all requirements to qualify as a REIT.

5.14                        Disclosure.

No report, financial statement, certificate or other information furnished in writing by or on behalf of any Credit Party or any Subsidiary to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that actual results may differ materially from projections).

5.15                        Compliance with Laws.

Each of the Credit Parties and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.16                        Sanctions Concerns.

No Credit Party, nor any Subsidiary, nor, to the knowledge of the chief executive officer, chief financial officer or general counsel of the Parent, any director, officer or employee thereof is an individual or entity that is (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority to the extent applicable to, and binding on, the Credit Parties or (c) located, organized or resident in a Designated Jurisdiction.

5.17                        Use of Proceeds.

The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 6.11.  No proceeds of the Loans hereunder will be used for the acquisition of another Person unless the board of directors (or other comparable governing body) or stockholders (or other equity owners), as appropriate, of such other Person has approved such acquisition.

5.18                        Solvency.

Immediately after giving effect to the initial Credit Extensions made on the Closing Date, (a) the fair value of the assets of the Credit Parties, taken as a whole, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Credit Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and mature; and (c) no Credit Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

5.19                        Subsidiaries; Taxpayer Identification Number.

Set forth on Schedule 5.19 is a complete and accurate list of all Subsidiaries of the Parent as of the Closing Date showing (as of the Closing Date) the jurisdiction of its incorporation or organization, the type of organization it is and its true and correct U.S. taxpayer identification number, if any.

5.20                        Anti-Money Laundering; Anti-Corruption Laws.

(a)                                 Each Credit Party, its Subsidiaries and, to the knowledge of the chief executive officer, chief financial officer or general counsel of the Parent, any director, officer or employee thereof are in compliance in all material respects with any applicable anti-money laundering law any other applicable law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering.

(b)                                 Each Credit Party and its Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions to the extent applicable to, and binding on, the Credit Parties and the Parent has instituted and maintains policies and procedures designed to promote and achieve, in its reasonable judgment, compliance in all material respects with such laws.

5.21                        Unencumbered Properties.

Each Property identified by the Borrower as an Unencumbered Property in the most-recent Compliance Certificate delivered to the Administrative Agent hereunder satisfies the criteria set forth in the definition of Unencumbered Property Criteria.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Credit Party shall, and shall cause each Subsidiary to (except, solely in the case of the covenants set forth in Sections 6.01, 6.02, 6.03, and 6.14, the Borrower shall):

6.01                        Financial Statements.

Deliver to the Administrative Agent (for distribution to each Lender):

(a)                                 as soon as available, but in any event within five (5) Business Days following the date the Parent is required to file its Form 10-K with the SEC (without giving effect to any extension of such due date, whether obtained by filing the notification permitted by Rule 12b-25 or any successor provision thereto or otherwise) (commencing with the fiscal year ending December 31, 2015), a consolidated balance sheet of the Consolidated Group as at the end of such fiscal year, and the related consolidated statements of income or operations, equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year (or in the case of the December 31, 2015 statements, the figures set forth in the Audited Financial Statements), all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable securities laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (provided that to the extent the components of such consolidated financial statements relating to a prior fiscal period are separately audited by different independent public accounting firms, the audit report of any such accounting firm may contain a qualification or exception as to scope of such consolidated financial statements as they relate to such components); and

(b)                                 as soon as available, but in any event within five (5) Business Days following the date the Parent is required to file its Form 10-Q with the SEC (without giving effect to any extension of such due date, whether obtained by filing the notification permitted by Rule 12b-25 or any successor provision thereto or otherwise) (commencing with the fiscal quarter ending June 30, 2015), an unaudited consolidated balance sheet of the Consolidated Group as at the end of such fiscal quarter, and the related unaudited consolidated statements of income or operations for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, and the related unaudited statements of stockholders’ equity and cash flows for the portion of the Parent’s fiscal year then ended, setting forth in each case (commencing with the fiscal quarter ending December 31, 2016) in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, as applicable, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer as fairly presenting in all material respects the financial condition, results of operations, equity and cash flows of the Consolidated Group in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c)                                  as soon as available, but in no event later than the date the statements referred to in subsection (a) above are delivered, an annual forecast for the then-current fiscal year, prepared in a manner and in the form of the forecast referred to in Section 5.05(d) or in such other form as is reasonably acceptable to the Administrative Agent.

As to any information contained in materials furnished pursuant to Section 6.02(c), the Credit Parties shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Credit Parties to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

6.02                        Certificates; Other Information.

Deliver to the Administrative Agent (for distribution to each Lender):

(a)                                 concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal quarter ending June 30, 2015), a duly completed Compliance Certificate signed by a Responsible Officer of the Parent, in form and detail reasonably satisfactory to the Administrative Agent, including a calculation of Unencumbered Total Asset Value as of the last day of the fiscal period covered by such Compliance Certificate, and a schedule of Unencumbered Properties and attaching thereto copies of any modifications, amendments or supplements to the Organization Documents of the Parent, Care GP and the Borrower that shall have become effective during the fiscal quarter covered by such Compliance Certificate;

(b)                                 promptly after any request by the Administrative Agent, copies of any management letters submitted to the board of directors (or the audit committee of the board of directors) of the Parent by independent accountants in connection with an audit of the accounts of the Parent;

(c)                                  promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent, and copies of all annual, regular, periodic and special reports and registration statements that the Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)                                 promptly, and in any event within five (5) Business Days after receipt thereof by the Parent or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation by such agency regarding financial or other operational results of the Parent or any Subsidiary thereof; and

(e)                                  promptly, such additional information regarding the business, financial or corporate affairs of the Parent or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto, on the Parent’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:  (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail), which shall notify each Lender, of the posting of any such documents and, upon request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Credit Parties hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Credit Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel that do not wish to receive material non-public information with respect to the Credit Parties or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Credit Parties hereby agree that so long as any Credit Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC,” the Credit Parties shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Credit Parties or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07) (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall treat any Borrower Materials that are not marked “PUBLIC” or that are marked “PRIVATE” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”  Notwithstanding the foregoing, the Credit Parties shall be under no obligation to mark any Borrower Materials “PUBLIC.”

6.03                        Notices.

Promptly following knowledge thereof by a Responsible Officer, notify the Administrative Agent (which shall notify each Lender) of:

(a)                                 the occurrence of any Default;

(b)                                 any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c)                                  the information set forth in Section 6.13 at the times required therein;

(d)                                 (i) any material change in accounting policies or financial reporting practices by the Parent or any Subsidiary or (ii) any Person or group of Persons (other than a Consolidated Party) becoming the beneficial owner of twenty-five percent (25%) or more of the Equity Interests in any Credit Party; and

(e)                                  any announcement by Moody’s, S&P or Fitch of any change or possible adverse change in a Debt Rating.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Credit Parties have taken and propose to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04                        Payment of Taxes.

Pay and discharge as the same shall become due and payable, all of its material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person, in each case in this Section 6.04 except in the case of an Immaterial Subsidiary where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.05                        Preservation of Existence, Etc.

(a)                                 Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction not prohibited by Section 7.04, or to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(b)                                 take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(c)                                  preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06                        Maintenance of Properties.

(a)                                 Maintain, preserve and protect, or make contractual or other provisions to cause to maintain, preserve or protect, all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(b)                                 make, or make contractual or other provisions to cause to be made, all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07                        Maintenance of Insurance.

Maintain or use reasonable efforts to cause the tenants under all leases to which it is a party as landlord or the manager of its properties to maintain insurance with respect to its owned properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, which insurance, in the case of the Credit Parties and their Subsidiaries, shall be, to the Borrower’s knowledge, with financially sound and reputable insurance companies (or to the extent approved by the Administrative Agent in writing, any captive insurance subsidiary that is included as part of a system or systems of self-insurance and reinsurance that accords with the practice of similar businesses).

6.08                        Compliance with Laws.

Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09                        Books and Records.

Maintain proper books of record and account, in which full, true and correct entries in conformity in all material respects with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Credit Party or Subsidiary, as the case may be.

6.10                        Inspection Rights.

Subject to (x) rights of tenants, (y) applicable health and safety laws, and (z) except to the extent disclosure could reasonably be expected to contravene attorney client privilege or similar protection or violate any confidentiality or privacy obligation or otherwise contravene applicable law, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided that the Guarantors and the Borrower shall have the right to participate in any such discussions), all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that (i) absent an Event of Default, the Credit Parties shall only be required to pay for one such visit and inspection in any twelve (12) month period  and (ii) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

6.11                        Use of Proceeds.

Use proceeds from Loans for general corporate purposes, including to refinance existing Indebtedness and for working capital, capital expenditures, and other lawful purposes, including Investments permitted by Section 7.02, dividends and distributions (including the Specified Transfer), and acquisitions and developments, in each case, not in contravention of any of the Loan Documents or any applicable Law.

6.12                        REIT Status; Stock Exchange Status.

(i) Operate their respective businesses at all times so as to satisfy all requirements necessary for the Parent to qualify as a REIT under Sections 856 through 860 of the Code and (ii) at all times after the REIT Election Effective Date, maintain the Parent’s qualification as a REIT under Sections 856 through 860 of the Code.  The Parent will elect to be taxed as a REIT commencing with its taxable year in which the Spin-Off occurs.  The Parent will maintain adequate records so as to comply with all record-keeping requirements relating to its qualification as a REIT as required by the Code and applicable regulations of the Department of the Treasury promulgated thereunder and will properly prepare and timely file with the IRS all returns and reports required thereby. In addition, from and after the consummation of the Spin-Off, the Parent shall remain publicly traded with securities listed on the New York Stock Exchange or the NASDAQ Stock Market.

6.13                        Employee Benefits.

Comply with the applicable provisions of ERISA and the Code with respect to each Plan, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (b) furnish to the Administrative Agent (x) within five (5) Business Days after any Responsible Officer or any ERISA Affiliate knows or has reason to know that an ERISA Event has occurred that, alone or together with any other ERISA Event, could reasonably be expected to result in liability of the Parent or any of its ERISA Affiliates in an aggregate amount exceeding $50,000,000 or the imposition of a Lien, a statement setting forth details as to such ERISA Event and the action, if any, that the Parent or ERISA Affiliate proposes to take with respect thereto, and (y) upon request by the Administrative Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Parent or any ERISA Affiliate with the IRS with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by the Parent or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request).

6.14                        Additional Guarantors.

(a)                                 Prior to the Investment Grade Release, if any Person becomes a Domestic Subsidiary or any Domestic Subsidiary no longer qualifies as an Excluded Subsidiary (each such Domestic Subsidiary being referred to as a “New Subsidiary”), then:

(i)                                     within 30 days (or such longer period as the Administrative Agent shall agree) of such event, the Borrower shall:

(A)                               notify the Administrative Agent in writing of the existence of such New Subsidiary;

(B)                               provide the Administrative Agent with the U.S. taxpayer identification for such New Subsidiary; and

(C)                               provide the Administrative Agent with any and all documentation and other information that the Administrative Agent, or any Lender through the Administrative Agent, reasonably requests in order to comply with its obligations under applicable “know your customer” and applicable anti-money laundering rules and regulations, including the Act; and

(ii)                                  within 45 days (or such longer period as the Administrative Agent shall agree) of such event, the Borrower shall:

(A)                               cause such New Subsidiary (unless such New Subsidiary is an Excluded Subsidiary) to execute and deliver to the Administrative Agent a joinder agreement in substantially the form attached hereto as Exhibit G; and

(B)                               deliver to the Administrative Agent (x) the items referenced in Section 4.01(a)(iii) and (iv) with respect to such New Subsidiary and (y) if requested by the Administrative Agent, favorable opinions of counsel (which counsel may be in-house counsel and shall otherwise be reasonably acceptable to the Administrative Agent), addressed to the Administrative Agent and each Lender, as to such matters concerning such New Subsidiary and the Loan Documents to which such New Subsidiary is a party as the Administrative Agent may reasonably request all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b)                                 On and after the Investment Grade Release, if any Domestic Subsidiary becomes a borrower or a guarantor of, or otherwise incurs a payment obligation in respect of, any Unsecured Debt (each such Domestic Subsidiary being referred to as a “New Subsidiary Guarantor”), then:

(i)                                     within 30 days (or such longer period as the Administrative Agent shall agree) of such event, the Borrower shall:

(A)                               notify the Administrative Agent in writing of such event and the name of such New Subsidiary Guarantor;

(B)                               provide the Administrative Agent with the U.S. taxpayer identification for such New Subsidiary Guarantor; and

(C)                               provide the Administrative Agent with any and all documentation and other information that the Administrative Agent, or any Lender through the Administrative Agent, reasonably requests in order to comply with its obligations under applicable “know your customer” and applicable anti-money laundering rules and regulations, including the Act; and

(ii)                                  within 45 days (or such longer period as the Administrative Agent shall agree) of such event, the Borrower shall:

(A)                               cause such New Subsidiary Guarantor to execute and deliver to the Administrative Agent a joinder agreement in substantially the form attached hereto as Exhibit G; and

(B)                               deliver to the Administrative Agent (x) the items referenced in Section 4.01(a)(iii) and (iv) with respect to such New Subsidiary Guarantor and (y) if requested by the Administrative Agent, favorable opinions of counsel (which counsel may be in-house counsel and shall otherwise be reasonably acceptable to the Administrative Agent), addressed to the Administrative Agent and each Lender, as to such matters concerning such New Subsidiary Guarantor and the Loan Documents to which such New Subsidiary Guarantor is a party as the Administrative Agent may reasonably request all in form, content and scope reasonably satisfactory to the Administrative Agent.

(c)                               Notwithstanding anything to the contrary contained in this Agreement, in the event that the results of any such “know your customer” or similar investigation conducted by the Administrative Agent with respect to any New Subsidiary or New Subsidiary Guarantor are not reasonably satisfactory to the Administrative Agent, such New Subsidiary or New Subsidiary Guarantor, as applicable, shall not be permitted to become a Guarantor, and for the avoidance of doubt (x) no Default shall occur as a result thereof and (y) no Property owned or ground leased, directly or indirectly, by such New Subsidiary or New Subsidiary Guarantor, as the case may be, shall be included as an Unencumbered Property unless (i) such Property satisfies all of the Unencumbered Property Criteria (other than the criterion requiring such New Subsidiary or New Subsidiary Guarantor to be a Subsidiary Guarantor) and (ii) the Administrative Agent provides its prior written consent.

6.15                        Environmental Matters.

(i) Comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its Unencumbered Properties to comply, with all applicable Environmental Laws and (ii) obtain and renew, or use commercially reasonable efforts to cause to be obtained and renewed, all environmental permits necessary for its operations and Unencumbered Properties, except, in the case of each of clause (i) and (ii), where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

6.16                        Further Assurances.

Promptly upon written request by the Administrative Agent, to the extent not prohibited by applicable Law or otherwise in contravention of the Credit Parties’ obligations under the Loan Documents, do, execute, acknowledge, deliver, register and re-register any and all such further acts, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to materially satisfy and carry out more effectively the purposes of the Loan Documents.

6.17                        Anti-Corruption.

Conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions to the extent applicable to, and binding on, the Credit Parties and maintain policies and procedures designed to promote and achieve, in its reasonable judgment, compliance in all material respects with such laws.

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Credit Party shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01                        Liens.

Create, incur, assume or suffer to exist any Lien or Negative Pledge upon (i) any Unencumbered Property, (ii) the Equity Interests in any Direct Owner of an Unencumbered Property or in any Indirect Owner of a Direct Owner thereof or (iii) the right to any income from any of the foregoing other than the following:

(a)                                 Liens and Negative Pledges, if any, pursuant to any Loan Document;

(b)                                 Liens for Taxes not yet due or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person;

(c)                                  carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than thirty (30) days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person;

(d)                                 inchoate Liens arising in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, or to secure statutory obligations, other than any Lien imposed by ERISA;

(e)                                  the interests of lessees and lessors under leases or subleases of, and the interest of managers or operators with respect to, real or personal property made in the ordinary course of business;

(f)                                   easements, rights-of-way, restrictions, title defects and other similar encumbrances affecting real property that, in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(g)                                  any Negative Pledge permitted under Section 7.11; and

(h)                                 Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments.

7.02                        Investments.

Make or allow:

(a)                                 Investments in unimproved land holdings (including through the purchase or other acquisition of all of the Equity Interests of any Person that owns unimproved land holdings) such that the GAAP book value of the Consolidated Group’s interest in all such unimproved land holdings would at any time exceed (i) 5% of the Consolidated Total Asset Value or (ii) taken together with all Investments of the types described in clauses (b) through (d) of this Section 7.02, 30% of the Consolidated Total Asset Value;

(b)                                 Investments consisting of mortgage loans, mezzanine loans and notes receivable (other than intercompany loans and advances among Consolidated Parties) such that the GAAP book value of the Consolidated Group’s interest in all such mortgage loans, mezzanine loans and notes receivable would at any time exceed (i) 30% of the Consolidated Total Asset Value or (ii) taken together with all Investments of the types described in clauses (a), (c) and (d) of this Section 7.02, 30% of the Consolidated Total Asset Value;

(c)                                  Investments in Properties that are under construction or development, but not yet substantially complete such that occupancy is not viable (excluding for the avoidance of doubt Properties under renovation) such that the undepreciated GAAP book value of the Consolidated Group’s interest in all such Properties would at any time exceed (i) 10% of the Consolidated Total Asset Value and (ii) taken together with all Investments of the types described in clauses (a), (b) and (d) of this Section 7.02, 30% of the Consolidated Total Asset Value;

(d)                                 Investments in Unconsolidated Affiliates (including through the purchase or other acquisition of Equity Interests of any Unconsolidated Affiliate) such that the GAAP book value of the Consolidated Group’s interest in all such Unconsolidated Affiliates would at any time exceed (i) 20% of the Consolidated Total Asset Value and (ii) taken together with all Investments of the types described in clauses (a) through (c) of this Section 7.02, 30% of the Consolidated Total Asset Value;

provided, that notwithstanding the foregoing, in no event shall any Investment of the types described in this Section 7.02 be consummated if, (i) immediately before or immediately after giving effect thereto, a Default shall have occurred and be continuing or would result therefrom or (ii) the Credit Parties would not be in compliance, on a Pro Forma Basis, with the provisions of Section 7.10.

For purposes of this Section 7.02 determinations of whether an Investment of the types described in clauses (a) through (d) is permitted to be made or allowed will be made after giving effect to the subject Investment.

7.03                        Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                 Indebtedness under the Loan Documents; and

(b)                                 other Indebtedness; provided that (i) at the time of the incurrence of such Indebtedness and after giving effect thereto (including any Liens associated therewith) no Event of Default has occurred and is continuing or would result therefrom, (ii) with respect to obligations of a Credit Party in respect of Swap Contracts, such Swap Contracts shall be entered into in order to manage existing or anticipated risk and not for speculative purposes and (iii) immediately after giving effect to the incurrence of such Indebtedness, the Credit Parties shall be in compliance, on a Pro Forma Basis, with the provisions of Section 7.10.

7.04                        Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a)                                 so long as no Event of Default exists or would result therefrom, any Subsidiary of the Borrower may merge or consolidate with (i) the Parent or the Borrower, provided that the Parent or the Borrower, as applicable, shall be the continuing or surviving Person or (ii) any one or more other Subsidiaries of the Borrower, provided that if any Subsidiary Guarantor is merging or consolidating with another Subsidiary of the Borrower that is not a Subsidiary Guarantor, the Subsidiary Guarantor party to such merger or consolidation shall be the continuing or surviving Person;

(b)                                 so long as no Event of Default exists or would result therefrom, any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Subsidiary, provided that if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must be a Subsidiary Guarantor;

(c)                                  any Subsidiary (other than the Borrower) may merge with or into, consolidate with or amalgamate with any Person in order to consummate an Investment permitted by Section 7.02 or a Disposition not prohibited by Section 7.05;

(d)                                 so long as no Event of Default exists or would result therefrom, any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Person other than the Borrower or another Subsidiary, provided that immediately upon giving effect to such Disposition, the Credit Parties shall be in compliance, on a Pro Forma Basis, with the provisions of Section 7.10; and

(e)                                  any Subsidiaries may liquidate, wind-up or dissolve if the Borrower determines in good faith that such liquidation, winding up or dissolution is in the best interests of the Credit Parties and is not materially disadvantageous to the Lenders.

Notwithstanding anything to the contrary contained herein, in no event shall the Parent, Care GP or the Borrower be permitted to engage in any transaction pursuant to which it is reorganized or reincorporated in any jurisdiction other than a state of the United States or the District of Columbia.

7.05                        Dispositions.

Make any Disposition not otherwise permitted under Section 7.04, or, in the case of any Subsidiary of the Parent, issue, sell or otherwise dispose of any of such Subsidiary’s Equity Interests to any Person, unless:

(a)                                 no Event of Default has occurred and is continuing immediately before and after such Disposition; and

(b)                                 immediately upon giving effect to such Disposition, the Credit Parties shall be in compliance, on a Pro Forma Basis, with the provisions of Section 7.10.

7.06                        Restricted Payments.

Declare or make any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, if any Event of Default shall have occurred and be continuing or would result therefrom; provided that on and after the REIT Election Effectiveness Date, so long as an Event of Default under Section 8.01(a), (f) or (g) shall not have occurred and be continuing and would not result therefrom and none of the Obligations have been accelerated under Section 8.02, the Parent and the Borrower may declare and pay (i) any Restricted Payment required to qualify and maintain the Parent’s qualification as a REIT and (ii) any Restricted Payment required to avoid the payment of Federal or state income or excise tax.  Notwithstanding the foregoing, (x) the Borrower may make the Specified Transfer and (y) the Parent may at any time make distributions payable solely in the form of common stock.

7.07                        Change in Nature of Business.

Engage in any material line of business other than Permitted Businesses.

7.08                        Transactions with Affiliates.

Enter into any transaction of any kind with any Affiliate of a Credit Party, whether or not in the ordinary course of business, except (i) transactions on fair and reasonable terms substantially as favorable to the Credit Party or such Subsidiary as would be obtainable by the Credit Party or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate or (ii) payments of compensation, perquisites and fringe benefits arising out of any employment or consulting relationship in the ordinary course of business, (iii) payments of Restricted Payments permitted by this Agreement, (iv) Investments permitted by this Agreement, or (v) transactions between or among the Parent, the Borrower, any Guarantor and any wholly-owned Subsidiary.

7.09                        Sanctions; Anti-Money Laundering; Anti-Corruption.

(a)                                 Use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is known by the chief executive officer, chief financial officer or general counsel of the Parent to be the subject of Sanctions, or in any other manner that will result in a violation of Sanctions by the Parent or any of its Subsidiaries.

(b)                                 Knowingly engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated in any law, regulation or other binding measure by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering (solely to the extent such Organisation has jurisdiction over the Credit Parties and such law, regulation or other measure is applicable to, and binding on, the Credit Parties) or violate in any material respect these laws or any other applicable anti-money laundering law or knowingly engage in these actions.

(c)                                  Use the proceeds of any Credit Extension for any purpose which would breach in any material respect the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions to the extent applicable to, and binding on, the Credit Parties.

7.10                        Financial Covenants.

(a)                                 Consolidated Total Leverage Ratio.  Permit the Consolidated Total Leverage Ratio to be greater than sixty percent (60%) as of the end of any fiscal quarter of the Parent.  Notwithstanding the foregoing, the Credit Parties shall be permitted to increase the maximum Consolidated Total Leverage Ratio to sixty five percent (65%) for any fiscal quarter in which a Significant Acquisition occurs and for the two consecutive full fiscal quarters immediately thereafter.

(b)                                 Consolidated Secured Debt Leverage Ratio.  Permit the Consolidated Secured Debt Leverage Ratio to be greater than thirty percent (30%) as of the end of any fiscal quarter of the Parent.

(c)                                  Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.50 to 1.00 as of the end of any fiscal quarter of the Parent.

(d)                                 Consolidated Unsecured Leverage Ratio.  Permit the Consolidated Unsecured Leverage Ratio to be greater than sixty percent (60%) as of the end of any fiscal quarter of the Parent.  Notwithstanding the foregoing, the Credit Parties shall be permitted to increase the maximum Consolidated Unsecured Leverage Ratio to sixty five percent (65%) for any fiscal quarter in which a Significant Acquisition occurs and for the two consecutive full fiscal quarters immediately thereafter.

(e)                                  Consolidated Adjusted Net Worth.  Permit the Consolidated Adjusted Net Worth to be, at any time, less than the sum of (i) amount equal to $1,250,000,000 plus (ii) an amount equal to 75% of the net proceeds received by the Parent from any offerings of Equity Interests of the Parent occurring after the last day of the Parent’s fiscal quarter most recently ended prior to the Closing Date in respect of which financial statements are available (other than (x) proceeds received or expected to be received within ninety (90) days before or after the redemption, retirement or repurchase of Equity Interests in the Parent up to the amount paid by the Parent in connection with such redemption, retirement or repurchase, in each case where, for the avoidance of doubt, the net effect is that the Parent shall not have increased its net worth as a result of any such proceeds less (y) the amount of any proceeds that were expected to be, but were not, received within 90 days after any such redemption, retirement or repurchase).

(f)                                   Consolidated Unsecured Interest Coverage Ratio.  Permit the Consolidated Unsecured Interest Coverage Ratio to be less than 2.00 to 1.00 as of the end of any fiscal quarter of the Parent.

(g)                                  Consolidated Unencumbered Debt Yield.  Permit the Consolidated Unencumbered Debt Yield to be less than twelve percent (12%) as of the end of any fiscal quarter of the Parent.

7.11                        Burdensome Agreements.

Directly or indirectly, enter into any Contractual Obligation that prohibits, in whole or in part, (a) any wholly-owned Subsidiary making Restricted Payments to the Borrower or any other Credit Party, (b) any wholly-owned Subsidiary (other than an Excluded Subsidiary) transferring assets or properties to the Borrower or any other Credit Party, (c) any wholly-owned Domestic Subsidiary of the Borrower (other than an Excluded Subsidiary) Guaranteeing any Obligations or (d) any Credit Party creating, incurring, assuming or suffering to exist Liens on any (i) Unencumbered Property, (ii) the Equity Interests in any Direct Owner of any Unencumbered Property or in any Indirect Owner of a Direct Owner thereof or (iii) the right to any income from any of the foregoing to secure the Obligations, other than (x) any Loan Document, (y) pursuant to any Permitted Pari Passu Provision, and (z) as required by or pursuant to applicable Law; provided, that (i) clause (b) of this Section 7.11 shall not prohibit limitations or restrictions contained in (A) any agreement governing purchase money Liens or capital lease obligations otherwise permitted under this Agreement (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (B) rights of first refusal, rights of first offer, purchase options and similar rights that do not materially detract from the value of the property subject thereto, (C) leases, subleases, licenses and sublicenses, in each case so long as such restrictions relate to the assets subject thereto or (D) provisions restricting assignment of any agreement (including, without limitation, any such provisions restricting assignments, subletting or other transfers contained in leases, subleases, licenses, sublicenses or similar agreement) entered into in the ordinary course of business; (ii) clauses (a), (b) and (d) of this Section 7.11 shall not prohibit any agreement relating to the sale or any other Disposition of any Subsidiary or any assets pending such sale or other Disposition, provided that, in any such case, such restrictions apply only to the Subsidiary or the assets that are the subject of such sale or other Disposition and such sale or other Disposition is permitted hereunder; (iii) clauses (a), (b)  and (c) of this Section 7.11 shall not prohibit, limitations or restrictions provided in favor of any holder of Secured Debt that is owed to a non-Affiliate of the Borrower and that is permitted under Section 7.03 (provided that any Negative Pledge thereunder shall only be effective against the assets or property securing such Indebtedness or the Equity Interests in any owner of the assets or property securing such Indebtedness or in any indirect owner (other than the Borrower or any other Credit Party) of such owner).

7.12                        Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.13                        Amendments of Organization Documents.

At any time cause or permit any of its Organization Documents to be modified, amended or supplemented in any respect whatsoever, without, in each case, the express prior written consent or approval of the Administrative Agent, if such changes would adversely affect in any material respect the rights of the Administrative Agent, any of the L/C Issuers or any of the Lenders hereunder or under any of the other Loan Documents.

7.14                        Accounting Changes.

Make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP, FASB, the SEC or any other regulatory body, or otherwise to the extent required pursuant to applicable Law, or (b) fiscal year.

7.15                        Compliance with Environmental Laws.

Do, or permit any other Person, using commercially reasonable efforts in the case of any Person not under the control of a Credit Party, to generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Property or transport or permit the transportation of Hazardous Materials to or from any such Property other than in compliance with applicable Environmental Laws and in the ordinary course of business, except where any such use, generation, conduct or other activity has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01                        Events of Default.

Any of the following shall constitute an Event of Default:

(a)                                 Non-Payment.  The Credit Parties fail to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)                                 Specific Covenants.  The Credit Parties or any of their Subsidiaries fail to perform or observe any term, covenant or agreement contained in any of Sections 6.01, 6.02(a), 6.03(a), (b) or (d), Section 6.05 (solely with respect to the Credit Parties), Section 6.14, Article VII or Article XI (provided that, for the avoidance of doubt, neither the making of the Specified Transfer nor the occurrence of the Spin-Off shall constitute a breach of, or failure to perform or observe, any term, covenant or agreement contained in Article VII); or

(c)                                  Other Defaults.  The Credit Parties or any of their Subsidiaries fail to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days (or sixty (60) days if such failure is susceptible of being remedied within sixty (60) days and the Credit Parties or their Subsidiaries, as applicable, are diligently proceeding to remedy such failure) after the earlier of (i) the date upon which a Responsible Officer of any Credit Party obtains knowledge of such failure or (ii) the receipt by the Borrower of written notice of such failure from the Administrative Agent (which notice will be given at the request of any Lender); or

(d)                                 Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made (or, to the extent qualified by materiality, shall be incorrect in any respect when made or deemed made); or

(e)                                  Cross-Default.  (i) Any Credit Party or any Subsidiary fails (after giving effect to any notice or grace periods applicable thereto) to make any required payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Recourse Indebtedness or fails to observe or perform any other agreement or condition relating to any such Material Recourse Indebtedness contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Recourse Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Material Recourse Indebtedness pursuant to the terms thereof to be demanded or to become due or to require such Credit Party or Subsidiary to repurchase, prepay, defease or redeem (automatically or otherwise) or make an offer to repurchase, prepay, defease or redeem such Material Recourse Indebtedness pursuant to the terms thereof, prior to its stated maturity; or (ii) any Credit Party or any Subsidiary fails (after giving effect to any notice or grace periods applicable thereto) to make any required payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Non-Recourse Indebtedness or fails to observe or perform any other agreement or condition relating to any such Material Non-Recourse Indebtedness contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Non-Recourse Indebtedness to cause, with the giving of notice if required, such Material Non-Recourse Indebtedness pursuant to the terms thereof to be demanded or to become due or to require such Credit Party or Subsidiary to repurchase, prepay, defease or redeem (automatically or otherwise) or make an offer to repurchase, prepay, defease or redeem such Material Non-Recourse Indebtedness pursuant to the terms thereof, prior to its stated maturity; or (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Credit Party or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Credit Party or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by a Credit Party or such Subsidiary as a result thereof is greater than the Threshold Amount; provided that this clause (e) shall not apply to (i) Secured Debt that becomes due and payable as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is assumed or repaid in full when required under the documents providing for such Indebtedness, (ii) any redemption, repurchase, conversion or settlement with respect to any convertible debt security which is consummated in accordance with the terms of such convertible debt security, unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default or (iii) any early payment requirement or unwinding or termination with respect to any Swap Contract (A) not arising out of a default by any Credit Party and (B) to the extent that such Swap Termination Value owed has been paid in full by such Credit Party when due; or

(f)                                   Insolvency Proceedings, Etc.  Any Credit Party or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged, undismissed or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undischarged, undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)           Inability to Pay Debts; Attachment.  (i) Any Credit Party or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h)           Judgments.  There is entered against any Credit Party or any Material Subsidiary (i) one or more final non-appealable judgments or orders that have not been discharged for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $50,000,000 (to the extent (x) not covered by independent third-party insurance as to which the insurer does not dispute coverage or (y) for which the applicable Credit Party or Material Subsidiary has not been indemnified), or (ii) any one or more non-monetary final non-appealable judgments that have not been discharged and that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)            ERISA.  An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of a Credit Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $50,000,000; or

(j)            Invalidity of Loan Documents.  Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all of the Obligations, ceases to be in full force and effect; or any Credit Party or any other Person contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Credit Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document; or

(k)           Change of Control.  There occurs any Change of Control; provided that, for the avoidance of doubt, the occurrence of the Spin-Off shall not constitute a Change of Control.

For purposes of clauses (f), (g), and (h) above, no Event of Default shall be deemed to have occurred with respect to a Material Group unless the type of event specified therein has occurred with respect to each Subsidiary that is a member of such Material Group.

8.02        Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)           declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Credit Parties;

(c)           require that the Credit Parties Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)           exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;

provided, however, that upon the occurrence of an Event of Default with respect to any Credit Party pursuant to Section 8.01(f) or (g) or the occurrence of an actual or deemed entry of an order for relief with respect to any Credit Party under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Credit Parties to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03        Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.17 and 2.18, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Swap Contract between a Credit Party and any Lender, or any Affiliate of a Lender, ratably among the Lenders (and, in the case of such Swap Contracts, Affiliates of Lenders) and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, payment of breakage, termination or other payments, and any interest accrued thereon, due under any Swap Contract between a Credit Party and any Lender, or any Affiliate of a Lender and amounts owing under Treasury Management Agreements, ratably among the Lenders (and, in the case of such Swap Contracts, Affiliates of Lenders), the Treasury Management Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of

Letters of Credit to the extent not otherwise Cash Collateralized by the Credit Parties pursuant to Sections 2.03, 2.06(d) and/or 2.17; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Credit Parties or as otherwise required by Law.

Subject to Sections 2.03(c), 2.06(d) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.  Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or such Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from the other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01        Appointment and Authority.

Each of the Lenders and each of the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Except as otherwise expressly set forth herein, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and none of the Credit Parties shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02        Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with a Credit Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03        Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or an L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document or in any other document delivered hereunder or thereunder or in connection herewith or therewith, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04        Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Credit Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05        Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06        Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the approval (not to be unreasonably withheld or delayed) of the Borrower (unless an Event of Default has occurred and is continuing), to appoint a successor, which (x) shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and (y) shall not be a Defaulting Lender or a Disqualified Institution; provided that if any such potential successor is not classified as a “U.S. person” and a “financial institution” within the meaning of Treasury Regulation Section 1.1441-1, then the Borrower shall have the right to prohibit such potential successor from becoming the Administrative Agent in its reasonable discretion.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers (and subject to the approval (not to be unreasonably withheld or delayed) of the Borrower (unless an Event of Default has occurred and is continuing)), appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if any such potential successor is not classified as a “U.S. person” and a “financial institution” within the meaning of Treasury Regulation Section 1.1441-1, then the Borrower shall have the right to prohibit such potential successor from becoming the Administrative Agent in its reasonable discretion; provided, further that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security on behalf of the Lenders or the L/C Issuers until such time as a successor Administrative Agent is appointed hereunder) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent (other than such amounts then owed to the retiring Administrative Agent) shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as an L/C Issuer and a Swing Line Lender.  If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(b).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of a Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of Bank of America as a retiring L/C Issuer and a retiring Swing Line Lender, (b) Bank of America shall be discharged from all of its respective duties and obligations hereunder or under the other Loan Documents as a retiring L/C Issuer and a retiring Swing Line Lender and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by Bank of America and outstanding at the time of such succession or make other arrangement satisfactory to Bank of America to effectively assume the obligations of Bank of America as a retiring L/C Issuer with respect to such Letters of Credit.

9.07        Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08        No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the Arrangers, the Syndication Agents or the Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

9.09        Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding under any Debtor Relief Law relative to a Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(g) and (h), 2.10 and 10.04) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.

9.10        Collateral and Guaranty Matters.

The Lenders and the L/C Issuers irrevocably authorize the Administrative Agent:

(a)           to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is transferred or to be transferred as part of or in connection with any Disposition, or (iii) as approved in accordance with Section 10.01; and

(b)           to release any Subsidiary from its obligations under the Guaranty if such Person (i) ceases to be a Subsidiary or is or becomes an Excluded Subsidiary or otherwise ceases to be required to provide, as expressly provided herein, the Guaranty, in each case, as a result of a transaction permitted hereunder, or (ii) after the Investment Grade Release, is not a borrower or guarantor of, or does not otherwise have a payment obligation in respect of, any Unsecured Debt (other than (x) under the Loan Documents and (y) any Unsecured Debt in respect of which such Subsidiary Guarantor shall be released as a borrower or guarantor or other obligor substantially concurrently with the release hereunder).

Upon the release of any Person pursuant to this Section 9.10, the Administrative Agent shall (to the extent applicable) deliver to the Credit Parties, upon the Credit Parties’ request and at the Credit Parties’ expense, such documentation as is reasonably necessary to evidence the release of such Person from its obligations under the Credit Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 9.10.

Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any other Lender.  The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.  The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

ARTICLE X.

MISCELLANEOUS

10.01      Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Credit Parties therefrom, shall be effective unless in writing signed by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) and the applicable Credit Parties, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that

(a)           only the written consent of each Lender directly affected thereby shall be required to the extent such amendment, waiver or consent shall:

(i)            extend the expiration date or increase the amount of the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02);

(ii)           postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document; or

(iii)          reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder (including pursuant to Section 2.06) or under any other Loan Document; provided, however, that only the consent of the Required Lenders shall be necessary to (i) amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate, and (ii) waive any obligation of the Borrower to pay Letter of Credit Fees at the Default Rate;

(b)           the written consent of each Lender shall be required to the extent such amendment, waiver or consent shall:

(i)            waive any condition set forth in Section 4.01(a) (provided that, unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a confirmation by such Lender to the Borrower, the Administrative Agent and the other Lenders that, insofar as such Lender is concerned, the Borrower has satisfied the conditions precedent for initial Loans set forth in Section 4.01(a));

(ii)           change Section 2.14 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby;

(iii)          change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder; provided, that (x) with the consent of the Required Lenders, such terms and provisions may be amended on customary terms in connection with an “amend and extend” transaction, but only if all Lenders that consent to such “amend and extend” transaction are treated on a pro rata basis and (y) such terms and provisions may be amended in connection with the establishment of any Incremental Term Loan Facility, with the consent of the Administrative Agent and the Lenders providing commitments for such Incremental Term Loan Facility, so long as such payments continue to be based on each Lender’s Applicable Percentage with respect to the Facilities in which it participates; or

(iv)          the release of all or substantially all of the value of the Guaranty (excluding, for the avoidance of doubt, a release of applicable Subsidiary Guarantors made pursuant to the Investment Grade Release); or

(c)           only the written consent of each Lender under the applicable Facility shall be required to the extent such amendment, waiver or consent shall change the definition of “Required Revolving Lenders”, “Tranche Required Lender”, “Required Term A-1 Lenders” or “Required Term A-2 Lenders”;

(d)           only the written consent of the Required Revolving Lenders shall be required to amend, waive or otherwise modify any of the conditions precedent set forth in Section 4.02 with respect to any Credit Extension under the Revolving Credit Facility;

(e)           only the written consent of each Alternative Currency Tranche Lender shall be required to the extent such amendment, waiver or consent shall change any provision of Section 1.06 or the definition of “Alternative Currency”; and

(f)            only the written consent of (i) the Required Term A-1 Lenders shall be required to the extent such amendment, waiver or consent shall impose any greater restriction on the ability of any Term A-1 Lender to assign any of its rights or obligations hereunder, (ii) the Required Term A-2 Lenders shall be required to the extent such amendment, waiver or consent shall impose any greater restriction on the ability of any Term A-2 Lender to assign any of its rights or obligations hereunder, and (iii) the Required Revolving Lenders shall be required to the extent such amendment, waiver or consent shall impose any greater restriction on the ability of any Revolving Lender to assign any of its rights or obligations hereunder;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by a Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letters may only be amended, and the rights or privileges thereunder may only be waived, in a writing executed by each of the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the fact that the consent of all of the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow the Borrower to use cash collateral in the context of a bankruptcy or insolvency proceeding.

In addition, notwithstanding the foregoing, the Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders to make one or more amendments or modifications to (A) allow the maturity of the Commitments or Loans of the Accepting Lenders (as defined below) to be extended, (B) modify the Applicable Rate and/or fees payable with respect to the Loans and Commitments of the Accepting Lenders, (C) modify any covenants or other provisions or add new covenants or provisions that are agreed between the Borrower, the Administrative Agent and the Accepting Lenders; provided that such modified or new covenants and provisions are applicable only during periods after the applicable Maturity Date that is in effect on the effective date of such Permitted Amendment, and (D) any other amendment to a Loan Document required to give effect to the Permitted Amendments described in clauses (A), (B) and (C) of this paragraph (“Permitted Amendments”, and any amendment to this Agreement to implement Permitted Amendments, a “Loan Modification Agreement”)  pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower.  Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendments and (ii) the date on which such Permitted Amendments are requested to become effective.  Permitted Amendments shall become effective only with respect to the Commitments and/or Loans of the Lenders that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Commitments and/or Loans as to which such Lender’s acceptance has been made.  The Borrower, each other Credit Party and each Accepting Lender shall execute and deliver to the Administrative Agent a Loan Modification Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof, and the Credit Parties shall also deliver such resolutions, opinions and other documents as reasonably requested by the Administrative Agent.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement.  Each of the parties hereto hereby agrees that (1) upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendments evidenced thereby and only with respect to the

Commitments and Loans of the Accepting Lenders as to which such Lenders’ acceptance has been made, (2) any applicable Lender who is not an Accepting Lender may be replaced by the Borrower  in accordance with Section 10.13, and (3) the Administrative Agent and the Borrower shall be permitted to make any amendments or modifications to any Loan Documents necessary to allow any borrowings, prepayments, participations in Letters of Credit and Swing Line Loans and commitment reductions to be ratable across each Class of Commitments the mechanics for which may be implemented through the applicable Loan Modification Agreement and may include technical changes related to the borrowing and repayment procedures of the Lenders; provided that with the consent of the Accepting Lenders such prepayments and commitment reductions and reductions in participations in Letters of Credit and Swing Line Loans may be applied on a non-ratable basis to the class of non-Accepting Lenders.

Notwithstanding anything herein to the contrary, this Agreement may be amended in connection with an Incremental Facility, as set forth in Section 2.16(h).

10.02      Notices; Effectiveness; Electronic Communication.

(a)           Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to the Credit Parties, the Administrative Agent, an L/C Issuer or a Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)           if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Credit Parties).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)           Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer provided pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent, any Swing Line Lender, any L/C Issuer or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Credit Parties, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Credit Party, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)           Change of Address, Etc.  Each of the Credit Parties, the Administrative Agent, each of the L/C Issuers and each of the Swing Line Lenders may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier number, electronic mail address or telephone number by notice to the Borrower, the Administrative Agent, and, in the case of Revolving Lenders, the L/C Issuers and the Swing Line Lenders.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to a Credit Party or its securities for purposes of United States Federal or state securities Laws.

(e)           Reliance by Administrative Agent, L/C Issuers and Lenders.  The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices)

purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them, in accordance with Section 10.04, from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03      No Waiver; Cumulative Remedies.

No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against a Credit Party and its Subsidiaries or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all of the Lenders and all of the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or any Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or a Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from enforcing payments of amounts payable to such Lender pursuant to Sections 3.01, 3.04, 3.05 and 10.04 or from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party or any Subsidiary under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as the Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04      Expenses; Indemnity; Damage Waiver.

(a)           Costs and Expenses.  The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Arrangers (including the reasonable fees, charges and disbursements of one counsel, and, if applicable, one local counsel in each material jurisdiction, for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, due diligence, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out-of-pocket expenses incurred by the Administrative Agent, any Lender, any L/C Issuer or any Swing Line Lender (including the fees, charges and disbursements of counsel for the Administrative Agent, any Lender, any L/C Issuer or any Swing Line Lender; provided that reimbursement for fees, charges and disbursements of additional counsel of the Lenders will be limited to one additional counsel for all of the Lenders (and one additional counsel per specialty area and one local counsel per applicable jurisdiction), plus additional counsel as necessary in the event of an actual or potential conflict of interest among the Lenders), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)           Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, the Agents and their Affiliates and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by a Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby (including, without limitation, each Lender’s agreement to make Loans or the use or intended use of the proceeds thereof) or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Credit Party or any Subsidiary, or any Environmental Liability related in any way to a Credit Party or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Credit Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Credit Party against an Indemnitee for breach in bad faith or a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from any litigation in which an Indemnitee and one or more Credit Parties are adverse to each other, and in which the Credit Parties prevail on their claims and the Indemnitee does not prevail on its defenses or its counterclaims interposed in such litigation and such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes, other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)           Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section 10.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issue, any Swing Line Lender or any Related Party of any of the foregoing and without relieving the Borrower of its obligations with respect thereto, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, such Swing Line Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such L/C Issuer or such Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such L/C Issuer or such Swing Line Lender in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).

(d)           Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, no Credit Party shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent of such Indemnitee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment.

(e)           Payments.  All amounts due under this Section 10.04 shall be payable not later than ten (10) Business Days after demand therefor (accompanied by backup documentation to the extent available).

(f)            Survival.  The agreements in this Section 10.04 shall survive the resignation of the Administrative Agent, any L/C Issuer and any Swing Line Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

10.05      Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.  The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06      Successors and Assigns.

(a)           Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder (except in a transaction not prohibited by Section 7.04) without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section 10.06, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 10.06, or (iii) by way of pledge or assignment or grant of a security interest subject to the restrictions of subsection (f) of this Section 10.06 (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment (in each case with respect to any Facility) and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)          in any case not described in subsection (b)(i)(A) of this Section 10.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of any assignment in respect of any Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to any Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations under the Facilities on a non-pro rata basis.

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 10.06 and, in addition:

(A)          the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B)          the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C)          the consent of the L/C Issuers shall be required for any assignment of a Revolving Commitment and, for any assignment of Term A-1 Loans occurring on or prior to the first anniversary of the Closing Date; and

(D)          the consent of the Swing Line Lenders shall be required for any assignment of a Revolving Commitment and, for any assignment of Term A-1 Loans occurring on or prior to the first anniversary of the Closing Date.

(iv)          Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)           No Assignment to a Credit Party.  No such assignment shall be made to a Credit Party or any Affiliate or Subsidiary of a Credit Party.

(vi)          No Assignment to Natural Persons.  No such assignment shall be made to a natural person (or to a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).

(vii)         No Assignment to Defaulting Lenders or Disqualified Institutions.  No such assignment shall be made to a Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (vii) or to a Disqualified Institution.

(viii)        Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 10.06, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 10.06.

(c)           Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Borrower, any L/C Issuer, any Swing Line Lender and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, any L/C Issuer or any Swing Line Lender, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) or any Person that would not constitute an Eligible Assignee, is a Defaulting Lender or a Disqualified Institution or the Borrower or any of the Borrower’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Subject to subsection (e) of this Section 10.06, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.06.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)           Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)            Certain Pledges.  Any Lender may at any time pledge, assign or grant a security interest in, all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment or grant of a security interest to secure obligations to a Federal Reserve Bank or any other central banking authority; provided that no such pledge or assignment or grant of a security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.

(g)           Disqualified Institutions.

(i)            Neither the Administrative Agent nor any assigning Lender shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions.  Without limiting the generality of the foregoing, neither the Administrative Agent nor any assigning Lender shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

(ii)           No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation).  For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution.  Any assignment in violation of this clause (g)(ii) shall not be void, but the other provisions of this clause (g) shall apply.

(iii)          If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (ii) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Institution and repay all Obligations of the Borrower owing to such Disqualified Institution in connection with such Revolving Commitment (but only to the extent that no proceeds of Revolving Loans are used to make such repayment), (B) in the case of outstanding Term Loans held by Disqualified Institutions, purchase or prepay such Term Loans by paying the lesser of (x) the outstanding principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder (but, in each case under this clause (B), only to the extent that no proceeds of Revolving Loans are used to make such purchase or prepayment) and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.06), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the outstanding principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iv)          Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders or the Administrative Agent, or (z) access the Platform or any other electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Bankruptcy Plan”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Bankruptcy Plan, (2) if such Disqualified Institution does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(v)           The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.

(h)           Resignation as L/C Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time a Lender that is an L/C Issuer and/or a Swing Line Lender assigns all of its Commitments and Loans pursuant to subsection (b) above, such Lender may, (i) upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as a Swing Line Lender.  In the event of any such resignation as an L/C Issuer or a Swing Line Lender, the Borrower shall be entitled to appoint from among the Revolving Lenders (with the Administrative Agent’s consent and the applicable Revolving Lender’s consent) a successor L/C Issuer and/or a successor Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of such Lender as an L/C Issuer and/or a Swing Line Lender, as the case may be.  If any Lender resigns as an L/C Issuer, it shall retain all rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Revolving Lenders to make Base Rate Committed Revolving Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(b)).  If any Lender resigns as a Swing Line Lender, it shall retain all rights of a Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to make Base Rate Committed Revolving Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer and/or a successor Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and/or Swing Line, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by the resigning L/C Issuer and outstanding at the time of such succession or make other arrangements reasonably satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.

10.07      Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) on a need-to-know basis to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.07 or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Credit Party that the Administrative Agent, any such Lender or any such L/C Issuer reasonably believes is not bound by a duty of confidentiality to the Credit Parties, (i) to any rating agency (provided such rating agencies are advised of the confidential nature of such information and agree to keep such information confidential) or (j) as reasonably required by any Lender or other Person that would qualify as an Eligible Assignee hereunder (without giving effect to the consent required under Section 10.06(b)(iii)) providing financing to such Lender (provided such Lenders or such other Persons are advised of the confidential nature of such information and agree to keep such information confidential).  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and customary information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section 10.07, “Information” means all information received from or on behalf of any Credit Parties or any Subsidiary relating to a Credit Party or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by a Credit Party or any Subsidiary, provided that, in the case of information received from a Credit Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own or its other similarly situated customers’ confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning a Credit Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08      Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of a Credit Party against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have.  Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09      Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10      Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11      Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12      Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or any Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13      Replacement of Lenders.

If any Lender requests compensation under Section 3.04, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or is or becomes a Disqualified Institution, or if any Lender does not consent to any amendment or waiver of any provision hereof or of any other Loan Document for which its consent is required under Section 10.01, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)           the assignment fee specified in Section 10.06(b) shall have been paid to or waived by the Administrative Agent;

(b)           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)           in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)           such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14      Governing Law; Jurisdiction; Etc.

(a)           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)           SUBMISSION TO JURISDICTION.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST A CREDIT PARTY OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 10.14.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15      Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.

10.16      No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Credit Parties acknowledge and agree, and acknowledge their Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arranger, the Lenders and the other Arrangers are arm’s-length commercial transactions between the Credit Parties and their Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Arrangers, on the other hand, (B) the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Credit Parties are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Lender and each Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Credit Party or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, any Lender nor any Arranger has any obligation to any Credit Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their Affiliates, and neither the Administrative Agent, any Lender nor any Arranger has any obligation to disclose any of such interests to the Credit Parties or their Affiliates.  Each Credit Party agrees that it will not claim that any of the Administrative Agent, the Lenders or Arrangers has rendered advisory services of any nature or respect or owes a fiduciary or similar duty to such Credit Party, in connection with any transactions contemplated hereby.

10.17      USA Patriot Act Notice.

Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the

“Patriot Act”), it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of the Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the Patriot Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

10.18      Delivery of Signature Page.

Each Lender to become a party to this Agreement on the date hereof shall do so by delivering to the Administrative Agent a counterpart of this Agreement duly executed by such Lender.

10.19      Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).  All of the Borrower’s obligations under this Section 10.19 shall survive termination of the Commitments and repayment of all other Obligations hereunder.

10.20      Electronic Execution of Assignments and Certain Other Documents.

The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 10.02(b), the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

10.21      ENTIRE AGREEMENT.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

ARTICLE XI.

GUARANTY

11.01      The Guaranty.

(a)           Each Guarantor, jointly and severally with the other Guarantors, hereby guarantees to the Administrative Agent and each of the holders of the Obligations, as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations (the “Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof); provided that the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.  Each Guarantor hereby further agrees that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal.

(b)           Notwithstanding any provision to the contrary contained herein, in any of the other Loan Documents or other documents relating to the Obligations, (i) the obligations of the Guarantors under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law and (ii) no Guarantor shall by virtue of the joint and several nature of its obligations under this Guaranty and the other Loan Documents be liable for any Guaranteed Obligations that constitute Excluded Swap Obligations with respect to such Guarantor.

11.02      Obligations Unconditional.

The obligations of the Guarantors under Section 11.01 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, compromise, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable Laws, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 11.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances.  Each Guarantor agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower for amounts paid under this Article XI until such time as the Obligations have been irrevocably paid in full and the Commitments relating thereto have expired or been terminated.  Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)           at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)           any of the acts mentioned in any of the provisions of any of the Loan Documents, or other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein shall be done or omitted;

(c)           the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Guaranteed Obligations, or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)           any Lien granted to, or in favor of, the Administrative Agent or any of the holders of the Guaranteed Obligations as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

(e)           any of the Guaranteed Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest notice of acceptance of the Guaranty given hereby and of Credit Extensions that may constitute Guaranteed Obligations, notices of amendments, waivers and supplements to the Loan Documents and other documents relating to the Guaranteed Obligations, or the compromise, release or exchange of collateral or security, and all notices whatsoever, and any requirement that the Administrative Agent or any holder of the Guaranteed Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.

11.03      Reinstatement.

Neither the Guarantors’ obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower, by reason of the Borrower’s bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Guaranteed Obligations.  The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the

Obligations, whether as a result of any proceedings pursuant to any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each holder of Guaranteed Obligations on demand for all reasonable costs and expenses (including all reasonable fees, expenses and disbursements of counsel) incurred by the Administrative Agent or such holder of Guaranteed Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

11.04      Certain Waivers.

Each Guarantor acknowledges and agrees that (a) the Guaranty given hereby may be enforced without the necessity of resorting to or otherwise exhausting remedies in respect of any other security or collateral interests, and without the necessity at any time of having to take recourse against the Borrower hereunder or against any collateral securing the Guaranteed Obligations or otherwise, (b) it will not assert any right to require the action first be taken against the Borrower or any other Person or pursuit of any other remedy or enforcement of any other right and (c) nothing contained herein shall prevent or limit action being taken against the Borrower hereunder, under the other Loan Documents or the other documents and agreements relating to the Guaranteed Obligations or from foreclosing on any security or collateral interests relating hereto or thereto, or from exercising any other rights or remedies available in respect thereof, if neither the Borrower nor any Guarantor shall timely perform their obligations, and the exercise of any such rights and completion of any such foreclosure proceedings shall not constitute a discharge of any Guarantor’s obligations hereunder unless, as a result thereof, the Guaranteed Obligations shall have been paid in full and the Commitments relating thereto shall have expired or been terminated, it being the purpose and intent that each Guarantor’s obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances.

11.05      Remedies.

Each Guarantor agrees that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the holders of the Guaranteed Obligations, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

11.06      Guaranty of Payment; Continuing Guaranty.

The guarantee in this Article XI is a guaranty of payment and not of collection, and is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

11.07      Contribution.

At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty.  At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who either has not made any payments or has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor.  A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment at the time of each computation; provided, that no Guarantor may take any action to enforce such right until after all Guaranteed Obligations and any other amounts payable under this Guaranty (other than contingent obligations for which no claim has been made) are paid in full in cash and all Revolving Commitments are terminated and all Letters of Credit have been cancelled, have expired or terminated or have been collateralized to the reasonable satisfaction of the Administrative Agent and the L/C Issuers that issued such Letters of Credit, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 11.07 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty.  As used in this Section 11.07, (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date.  All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 11.07, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until after all Guaranteed Obligations and any other amounts payable under this Guaranty (other than contingent obligations for which no claim has been made) are paid in full in cash and all Revolving Commitments are terminated and all Letters of Credit have been cancelled, have expired or terminated or have been collateralized to the reasonable satisfaction of the Administrative Agent and the L/C Issuers that issued such Letters of Credit.  Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution.  In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Administrative Agent or the Required Lenders.

11.08                 Investment Grade Release.

If at any time the Investment Grade Ratings Criteria is satisfied, the Administrative Agent shall promptly release all of the Subsidiary Guarantors (other than any Domestic Subsidiary that is not at such time an Excluded Subsidiary and is a borrower or guarantor of, or otherwise has a payment obligation in respect of, any Unsecured Debt (other than (x) under the Loan Documents and (y) any Unsecured Debt in respect of which such Subsidiary Guarantor shall be released as a borrower or guarantor or other obligor substantially concurrently with the release hereunder)) from their obligations under the Guaranty (the “Investment Grade Release”), subject to satisfaction of the following conditions:

(a)                                 The Borrower shall have delivered to the Administrative Agent, on or prior to the date that is ten (10) Business Days (or such shorter period of time as agreed to by the Administrative Agent) before the date on which the Investment Grade Release is to be effected, written notice that it is requesting the Investment Grade Release, which notice shall identify the Subsidiary Guarantors to be released and the proposed effective date for the Investment Grade Release; and

(b)                                 On the date the Investment Grade Release is to become effective, the Administrative Agent shall have received a certificate signed by a Responsible Officer, certifying that:

(i)                                     the Investment Grade Ratings Criteria have been satisfied;

(ii)                                  no Subsidiary Guarantor to be released is a borrower or guarantor of, or otherwise has a payment obligation in respect of, any Unsecured Debt (other than (x) under the Loan Documents and (y) any Unsecured Debt in respect of which such Subsidiary Guarantor shall be released as a borrower or guarantor or other obligor substantially concurrently with the release hereunder); and

(iii)                               immediately before and immediately after giving effect to the Investment Grade Release, (x) no Default has occurred and is continuing or would result therefrom, and (y) the representations and warranties contained in Article V and in the other Loan Documents are true and correct in all material respects (except to the extent that any representation or warranty that is qualified by materiality shall be true and correct in all respects) on and as of the effective date of the Investment Grade Release, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, and except that for purposes of this Section 11.08, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.

Upon the release of any Person pursuant to this Section 11.08, the Administrative Agent shall (to the extent applicable) deliver to the Credit Parties, upon the Credit Parties’ request and at the Credit Parties’ expense, such documentation as is reasonably satisfactory to the Administrative Agent and necessary to evidence the release of such Person from its obligations under the Credit Documents.

11.09                 Keepwell.

Each Credit Party that is a Qualified ECP Guarantor at the time the Guaranty in this Article XI by any Credit Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) becomes effective with respect to any Obligation under any Swap Contract, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article XI voidable under any applicable Debtor Relief Laws, and not for any greater amount).  The obligations and undertakings of each applicable Credit Party under this Section shall remain in full force and effect until all of the Obligations have been irrevocably paid and performed in full.  Each Credit Party intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Credit Party that would otherwise not constitute an Eligible Contract Participant for any Obligation under any Swap Contract for all purposes of the Commodity Exchange Act.

[Remainder of Page Intentionally Left Blank]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed as of the date first above written.

BORROWER:	CARE CAPITAL PROPERTIES, LP

	By:	Care Capital Properties GP, LLC,
its General Partner

	By:	/s/ Lori B. Wittman
	Name:	Lori B. Wittman
	Title:	Vice President and Treasurer

GUARANTORS:	CARE CAPITAL PROPERTIES, INC.

	By:	/s/ Lori B. Wittman
	Name:	Lori B. Wittman
	Title:	Vice President and Treasurer

CARE CAPITAL PROPERTIES GP, LLC

	By:	/s/ Lori B. Wittman
	Name:	Lori B. Wittman
	Title:	Vice President and Treasurer

[Signature Page to Care Capital Credit Agreement]

SUBSIDIARY GUARANTORS:

CCP GREEN ACRES BAYTOWN 1661 LLC
CCP ALLENBROOK 1662 LLC
CCP GREEN ACRES HUNTSVILLE 1663 LLC
CCP GREEN ACRES CENTER 1664 LLC
CCP GREEN ACRES HUMBLE 1666 LLC
CCP BEECHNUT MANOR 1667 LLC
CCP LINDEN 1668 LLC
CCP SHERMAN 1670 LLC
CCP OMAHA 1671 LLC
CCP MOUNT PLEASANT 1672 LLC
CCP RENFRO 1673 LLC
CCP UPSHUR MANOR 1674 LLC
CCP REGENCY 1676 LLC
CCP MCKINNEY 1677 LLC
CCP MILLBROOK 1678 LLC
CCP PLEASANT VALLEY 1679 LLC
CCP PARK MANOR CONROE 7270 LLC
CCP PARK MANOR CYPRESS 7271 LLC
CCP PARK MANOR HUMBLE 7272 LLC
CCP PARK MANOR QUAIL VALLEY 7273 LLC
CCP PARK MANOR WESTCHASE 7274 LLC
CCP PARK MANOR CYFAIR 7275 LLC
CCP RANCH TOUCHSTONE 7400 LLC
CCP HOUSTON CHILDREN’S 7401 LLC
CCP BEACON SPECIALTY 7402 LLC
CCP SAN PEDRO MANOR 7530 LLC
CCP PARK MANOR DESOTO 7531 LLC
CCP TRINITY 7532 LLC
CCP WHARTON 7533 LLC
CCP KIRBYVILLE 7534 LLC
CCP MARSHALL CONROE 7535 LLC
CCP COASTAL PALMS 7600 LLC
CCP WESTWOOD 7601 LLC
CCP RIVER RIDGE 7602 LLC
CCP SANDSTONE RANCH 7609 LLC
CCP PARK MANOR MCKINNEY 7650 LLC
CCP MARYVILLE 3785 LLC
CCP DUNDEE 7170 LLC
CCP MT. PLEASANT 7171 LLC
CCP CONWAY 7175 LLC
CCP SUMMIT WEST 1551 LLC
CCP LAKEVIEW MANOR 1552 LLC
CCP OAKRIDGE 3766 LLC
CCP PETERSBURG 3767 LLC
CCP CROWNPOINTE CARMEL 7000 LLC
CCP PARK PLACE 7541 LLC

[Signature Page to Care Capital Credit Agreement]

CCP TORRINGTON 7542 LLC
CCP WILLOWWOOD 7551 LLC
CCP WESTWOOD MANOR 7348 LLC
CCP SMOKY HILL 7350 LLC
CCP HAVERHILL 1747 LLC
CCP WESTMINSTER 3775 LLC
CCP AUTUMN WOODS 7586 LLC
CCP HOPKINS 3784 LLC
CCP MINNEAPOLIS 7005 LLC
CCP GRAVIOS 2227 LLC
CCP ASHLAND 7250 LLC
CCP BELLEFONTAINE GARDENS 7251 LLC
CCP CURRENT RIVER 7252 LLC
CCP DIXON 7253 LLC
CCP FORSYTH 7254 LLC
CCP GLENWOOD 7255 LLC
CCP SILEX 7256 LLC
CCP SOUTH HAMPTON 7257 LLC
CCP STRAFFORD 7258 LLC
CCP WINDSOR 7259 LLC
CCP DUTCHESS 1741 LLC
CCP ULSTER 1743 LLC
CCP AUTUMN VIEW 7580 LLC
CCP BROOKHAVEN 7581 LLC
CCP HARRIS HILL 7582 LLC
CCP GARDEN GATE 7583 LLC
CCP NORTH GATE 7584 LLC
CCP SENECA 7585 LLC
CCP RIVERPARK 1502 LLC
CCP LEBANON 1504 LLC
CCP CRESTVIEW 1505 LLC
CCP KING CITY 1506 LLC
CCP HILLSBORO 1507 LLC
CCP JUNCTION CITY 1508 LLC
CCP EUGENE 1509 LLC
CCP COOS BAY 1510 LLC
CCP TWIN OAKS 1511 LLC
CCP CLACKAMAS 1513 LLC
CCP NEWPORT 1528 LLC
CCP MOUNTAIN VIEW 1529 LLC
CCP FIRESTEEL 7380 LLC
CCP FOUNTAIN SPRINGS 7381 LLC
CCP BROOKEWOOD 7550 LLC
CCP SALT LAKE 7153 LLC
CCP RICHMOND BEACH 1500 LLC
CCP BELLINGHAM 1501 LLC
CCP OLYMPIC 1503 LLC
CCP TACOMA 1512 LLC
CCP LAKEWOOD 1514 LLC

[Signature Page to Care Capital Credit Agreement]

CCP TACOMA 1515 LLC
CCP NORTHERN NEVADA 2226 LLC
CCP EVERGREEN NORTH CASCADES 7201 LLC
CCP CASCADE PARK 7360 LLC
CCP WESTERN VILLAGE 3780 LLC
CCP FLORENCE VILLA 3781 LLC
CCP SOUTH SHORE MANOR 3782 LLC
CCP PEARL KRUSE 1527 LLC
CCP KEIZER 1526 LLC
CCP THREE FOUNTAINS 1525 LLC
CCP TRI-STATE 7172 LLC
CCP AZALEA 0824 LLC
CCP WHITESBURG 0791 LLC
CCP DOVER 0591 LLC
CCP HANOVER TERRACE 0593 LLC
CCP MAPLE RIDGE 0289 LLC
CCP EASTVIEW 0765 LLC
CCP COLONIAL MANOR 0766 LLC
CCP COLONY OAKS 0767 LLC
CCP NORTH RIDGE 0769 LLC
CCP VALLHAVEN 0770 LLC
CCP KENNEDY PARK 0771 LLC
CCP MT. CARMEL 0773 LLC
CCP SHERIDAN 0775 LLC
CCP WOODSTOCK 0776 LLC
CCP WYOMISSING 1237 LLC
CCP BEAR CREEK 3764 LLC
CCP AUGUSTA 0544 LLC
CCP EASTSIDE 0545 LLC
CCP WINSHIP GREEN 0546 LLC
CCP BREWER 0547 LLC
CCP KENNEBUNK 0549 LLC
CCP NORWAY 0550 LLC
CCP WESTGATE MANOR 0554 LLC
CCP BRENTWOOD 0555 LLC
CCP CAMELOT 0563 LLC
CCP NUTMEG PAVILION 0567 LLC
CCP PARKWAY PAVILION 0568 LLC
CCP BELLINGHAM 0158 LLC
CCP QUEEN ANNE 0462 LLC
CCP PHOENIX 1930 LLC
CCP BAYLOR 1961 LLC
CCP CHERRY HILLS 1159 LLC
CCP LA MESA 1910 LLC
CCP COUNTRYSIDE 1153 LLC
CCP COUNTRYSIDE FOUR SEASONS 1150 LLC
CCP GARDEN VALLEY 1155 LLC
CCP HEBERT 1981 LLC
CCP LAKESIDE 1900 LLC

[Signature Page to Care Capital Credit Agreement]

CCP NICHOLAS 1157 LLC
CCP SHARPE 1158 LLC
CCP TRINITY 1980 LLC
CCP SAN ANTONIO 1920 LLC
CCP VILLAGE 1931 LLC
CCP VICTORY 1990 LLC
CCP WORTHINGTON 1160 LLC
CCP ROYAL OAKS 0112 LLC
CCP MADISON 0132 LLC
CCP SAVANNAH REHAB 0155 LLC
CCP BOISE 0216 LLC
CCP MEADOWVALE 0269 LLC
CCP ROSEWOOD 0277 LLC
CCP OAKVIEW 0278 LLC
CCP FOUNTAIN CIRCLE 0280 LLC
CCP RIVERSIDE 0281 LLC
CCP BREMEN 0290 LLC
CCP MUNCIE 0406 LLC
CCP PARKWOOD 0407 LLC
CCP CHEYENNE 0441 LLC
CCP SUNNYSIDE 0452 LLC
CCP MEDFORD 0453 LLC
CCP RAWLINS 0481 LLC
CCP WIND RIVER 0482 LLC
CCP SAGE VIEW 0483 LLC
CCP BLUE HILLS 0501 LLC
CCP BRIGHAM MANOR 0503 LLC
CCP COUNTRY MANOR 0507 LLC
CCP CRAWFORD 0508 LLC
CCP SACHEM 0514 LLC
CCP OAKWOOD 0517 LLC
CCP ELIOT 0526 LLC
CCP BOLTON MANOR 0529 LLC
CCP COUNTRY GARDENS 0534 LLC
CCP QUINCY 0537 LLC
CCP NEWTON WELLESLEY 0539 LLC
CCP DEN-MAR 0542 LLC
CCP BLUEBERRY HILL 0581 LLC
CCP COLONY HOUSE 0582 LLC
CCP FRANKLIN 0584 LLC
CCP RIVER TERRACE 0587 LLC
CCP WALDEN 0588 LLC
CCP LAS VEGAS 0640 LLC
CCP TORREY PINES 0641 LLC
CCP MARIETTA 0645 LLC
CCP FEDERAL HEIGHTS 0655 LLC
CCP SAVANNAH SPECIALTY 0660 LLC
CCP DANVILLE CENTRE 0782 LLC
CCP NORTHFIELD CENTRE 0784 LLC

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CCP HILLCREST 0785 LLC
CCP ELIZABETHTOWN 0787 LLC
CCP PRIMACY 0822 LLC
CCP HARBOUR POINT 0826 LLC
CCP VILLA CAMPANA 0851 LLC
CCP KACHINA POINT 0853 LLC
CCP MALLEY 0859 LLC
CCP HARRODSBURG 0864 LLC
CCP BRIGHTON 0873 LLC
CCP MASTERS 0884 LLC
CCP OAK HILL 1231 LLC
CCP WEST HUTCHISON 3719/3728 LLC
CCP TEXAS HILL COUNTRY 3724 LLC
CCP CHAPARRAL 3725 LLC
CCP SIERRA VERDE 3727 LLC
CCP BELLEVILLE 7343 LLC
CCP MOUNTAIN VIEW 2228 LLC
CCP BAYVIEW 7176 LLC
CCP AVIS ADAMS 7173 LLC
CCP SPRINGFIELD BUSINESS TRUST
CCP ST. FRANCIS 1742 LLC
CCP TACOMA PEARL 1532 LLC
CCP RIVERSIDE 7516 LLC
CCP WEST OAKS 7517 LLC
CCP BAYTOWN 7518 LLC
CCP CEDAR BAYOU 7518 LLC
CCP BANDERA 7525 LLC
CCP MYSTIC PARK 7526 LLC
CCP PARAMOUNT SAN ANTONIO 7527 LLC
CCP WEST OAKS 7528
CCP WESTWOOD 7529 LLC
CCP PARAMOUNT PASADENA 7536 LLC
CCP POINTE 7537 LLC
CCP BRODIE 7515 LLC
CCP PILGRIM MANOR 7610 LLC
CCP SPRING LAKE 7611 LLC
CCP BRADFORD 7612 LLC
CCP GUEST HOUSE 7613 LLC
CCP ALPINE 7614 LLC
CCP COLONIAL OAKS 7615 LLC
CCP SHREVEPORT MANOR 7616 LLC
CCP BOOKER T. WASHINGTON 7617 LLC
CCP SPRING LAKE VL 7611 LLC
CCP GOLDEN/7470 LLC
CCP HOLDINGS GP1 LLC
BLOOMSBURG NOMINEE LLC
CCP SCC HOLDINGS LLC
CCP TRISUN LLC
CCP SENIOR INDIANA LLC

[Signature Page to Care Capital Credit Agreement]

UNITED REHAB REALTY HOLDING, LLC
MLD PROPERTIES, LLC
CCP KANSAS II LLC
CCP PROPERTIES BUSINESS TRUST
CCP KINGSTON BUSINESS TRUST
CCP LOMA LINDA 3726 LLC
CCP ROSE GARDEN 1152/1156 LLC
CCP PARKSIDE FAMILY 1151/1154 LLC

By:	/s/ Lori B. Wittman
Name: Lori B. Wittman Title: Vice President and Treasurer of Care Capital Properties, Inc. and each of the foregoing Subsidiary Guarantors

[Signature Page to Care Capital Credit Agreement]

CCP CHOWCHILLA 3765 LP
CCP DRIFTWOOD 7140 LP
CCP ORANGE HILLS 7390 LP
CCP HEALTHBRIDGE 7403 LP
CCP FAYETTE COUNTY 7452 LP
CCP WARREN 7453 LP
CCP GALION 7451 LP
CCP PETTIGREW 0116 LP
CCP SUNNYBROOK 0137 LP
CCP RALEIGH 0143 LP
CCP CYPRESS POINTE 0188 LP
CCP SILAS CREEK 0191 LP
CCP LINCOLN 0307 LP
CCP GUARDIAN ROANOKE 0704 LP
CCP MONROE 0707 LP
CCP KINSTON 0711 LP
CCP GUARDIAN ZEBULON 0713 LP
CCP GUARDIAN ROCKY MOUNT 0723 LP
CCP GASTONIA 0724 LP
CCP BAY VIEW 0738 LP
CCP CHAPEL HILL 0806 LP
CCP FRANKLIN WOODS 0560 LP
CCP CHILLICOTHE 0569 LP
CCP PICKERINGTON 0570 LP
CCP LOGAN 0571 LP
CCP WINCHESTER PLACE 0572 LP
CCP MINERVA 0577 LP
CCP CAMBRIDGE 0634 LP
CCP COSHOCTON 0635 LP
CCP LEBANON COUNTRY 0868 LP
CCP REGENCY MANOR 2701 LP
CCP BURLINGTON HOUSE 2702 LP
WHC LIMITED PARTNERSHIP

By: CCP Holdings GP1 LLC, its General Partner

By:	/s/ Lori B. Wittman
Name: Lori B. Wittman Title: Vice President and Treasurer of Care Capital Properties, Inc. and each of the foregoing Subsidiary Guarantors

[Signature Page to Care Capital Credit Agreement]

BLOOMSBURG NOMINEE LP

By: Bloomsburg Nominee LLC, its General Partner

By:	/s/ Lori B. Wittman
Name:	Lori B. Wittman
Title:	Vice President and Treasurer of Care Capital Properties, Inc. and each of the foregoing Subsidiary Guarantors

Signature page to Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Darleen R. DiGrazia
Name:	Darleen R. DiGrazia
Title:	Vice President

[Signature Page to Care Capital Credit Agreement]

LENDERS:

BANK OF AMERICA, N.A., as a Lender, a Swing Line Lender and an L/C Issuer

By:	/s/ Yinghua Zhang
Name:	Yinghua Zhang
Title:	Director

[Signature Page to Care Capital Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender, a Swing Line Lender and an L/C Issuer

By:	/s/ Nadeige Dang
Name:	Nadeige Dang
Title:	Vice President

[Signature Page to Care Capital Credit Agreement]

BARCLAYS BANK PLC, as a Lender, a Swing Line Lender and an L/C Issuer

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Vice President

[Signature Page to Care Capital Credit Agreement]

CITIZENS BANK, NATIONAL ASSOCIATION, as a Lender, a Swing Line Lender and an L/C Issuer

By:	/s/ David R. Jablonowski
Name:	David R. Jablonowski
Title:	Sr. Vice President

[Signature Page to Care Capital Credit Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Brian McNany
Name:	Brian McNany
Title:	Director

[Signature Page to Care Capital Credit Agreement]

MUFG UNION BANK, N.A., as a Lender

By:	/s/ Brian McNany
Name:	Brian McNany
Title:	Director

[Signature Page to Care Capital Credit Agreement]

CITIBANK, N.A., as a Lender

By:	/s/ Michael Chlopak
Name:	Michael Chlopak
Title:	Vice President

[Signature Page to Care Capital Credit Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Thomas Randolph
Name:	Thomas Randolph
Title:	Managing Director

By:	/s/ Amy Trapp
Name:	Amy Trapp
Title:	Managing Director

[Signature Page to Care Capital Credit Agreement]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Rina Kansagra
Name:	Rina Kansagra
Title:	Authorized Signatory

[Signature Page to Care Capital Credit Agreement]

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Christopher M. Johnson
Name:	Christopher M. Johnson
Title:	Assistant Vice President

[Signature Page to Care Capital Credit Agreement]

CAPITAL ONE, N.A., as a Lender

By:	/s/ Derek Zeller
Name:	Derek Zeller
Title:	Authorized Signatory

[Signature Page to Care Capital Credit Agreement]

COMPASS BANK, as a Lender

By:	/s/ Brian Tuerff
Name:	Brian Tuerff
Title:	Senior Vice President

[Signature Page to Care Capital Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Vice President

[Signature Page to Care Capital Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ John Murphy
Name:	John Murphy
Title:	Senior Vice President

[Signature Page to Care Capital Credit Agreement]

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Darlene Arias
Name:	Darlene Arias
Title:	Director

By:	/s/ Kenneth Chin
Name:	Kenneth Chin
Title:	Director

[Signature Page to Care Capital Credit Agreement]

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Ahaz Armstrong
Name:	Ahaz Armstrong
Title:	Vice President

[Signature Page to Care Capital Credit Agreement]

FIFTH THIRD BANK, AN OHIO BANKING CORPORATION, as a Lender

By:	/s/ Michael P. Perillo
Name:	Michael P. Perillo
Title:	AVP

[Signature Page to Care Capital Credit Agreement]

REGIONS BANK, as a Lender

By:	/s/ Steven W. Mitchell
Name:	Steven W. Mitchell
Title:	Senior Vice President

[Signature Page to Care Capital Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ William G. Karl
Name:	William G. Karl
Title:	Executive Officer

[Signature Page to Care Capital Credit Agreement]

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Joshua A. Casto
Name:	Joshua A. Casto
Title:	Authorized Signer

[Signature Page to Care Capital Credit Agreement]

SYNOVUS BANK, as a Lender

By:	/s/ David W. Bowman
Name:	David W. Bowman
Title:	Director

[Signature Page to Care Capital Credit Agreement]